Exhibit 99.1

2025 MANAGEMENT PROXY CIRCULAR TABLE OF CONTENTS

NOTICE OF 2025 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To our Shareholders

You are invited to our 2025 annual and special meeting of shareholders (Meeting) if you held common shares of Canadian Pacific Kansas City Limited (CPKC) at the close of business on March 10, 2025.

When Wednesday, April 30, 2025 9:00 a.m. (Mountain Daylight Time)	Webcast Virtual meeting via webcast at: https://meetings.lumiconnect.com/400-276-035-378	Record Date March 10, 2025

We will cover six items of business:

1.	Receive the audited consolidated financial statements for the year ended December 31, 2024;
2.	Appoint the auditor;
3.	Have a say on executive pay at CPKC;
4.	Have a say on our approach to climate change;
5.	Consider amendments to our Advance Notice By-law (By-Law No. 2); and
6.	Elect Directors.

We will also consider other business that may properly come before the meeting.

This year’s meeting will be held as a virtual meeting. The meeting will permit registered shareholders and duly appointed proxyholders to participate virtually via live webcast online at https://meetings.lumiconnect.com/400-276-035-378. Hosting a virtual meeting will enable greater participation by our shareholders by allowing shareholders who might not otherwise be able to travel to a physical meeting to attend online. The accompanying proxy circular provides important and detailed instructions about how to participate at the meeting.

As we have done in the past few years and to continue to reduce environmental impact, we are using the “notice and access” procedures permitted under applicable Canadian securities laws for distribution of the proxy circular and other related meeting materials to shareholders. Under the notice and access procedures, instead of sending paper copies of the proxy circular and related meeting materials, shareholders who hold shares as of March 10, 2025 will be able to access and review the materials online. Shareholders will receive a package with a notice and instructions of how to access the materials electronically on a website. The notice will also explain how to obtain a paper copy of the meeting materials upon request. For additional information, see Part VI - Delivery of Meeting Materials and Voting Information on page 102 of the proxy circular. Shareholders may contact Kingsdale Advisors, CPKC’s strategic advisor by telephone at 1-866-879-7649 (toll-free in North America) or 647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

We look forward to your participation in our meeting on April 30, 2025.

Cassandra P. Quach

Vice-President,

Chief Legal Officer and Corporate Secretary

Calgary, Alberta

March 10, 2025

About the information in this proxy circular

Note regarding presentation

Our shares are listed for trading on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE). We are classified as a foreign private issuer pursuant to applicable U.S. securities laws and are therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (Exchange Act). This document is prepared in compliance with applicable Canadian securities laws and regulations. Additionally, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided that we disclose any significant differences between our governance practices and those required by NYSE rules on our website at investor.cpkcr.com/governance.

Non-GAAP measures

This proxy circular includes certain measures that do not have standardized meaning and are not defined by generally accepted accounting principles in the United States (GAAP) and, therefore, may not be comparable to similar measures used by other companies. These non-GAAP measures include core adjusted combined operating income (OI), core adjusted combined operating ratio (OR), core adjusted combined diluted earnings per share (EPS), adjusted combined free cash, and adjusted combined net debt to adjusted combined earnings before interest, tax, depreciation and amortization (EBITDA) included in the compensation discussion and analysis beginning on page 33. You can find more information about non-GAAP measures and the definitions of these measures on page 109.

Forward-looking information

This proxy circular contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws relating to our compensation programs, operations, anticipated financial performance, business prospects, planned capital expenditures and strategies, and board and committee composition and roles, among other things, including with respect to the environment, social, governance and sustainability priorities, policies, practices, programs, goals, targets, strategies and objectives of CPKC. Any statements about our expectations, beliefs, plans, goals, targets, predictions, forecasts, objectives, assumptions, information and statements about possible future events, conditions and results of operations or performance are not historical facts and may be forward-looking. Forward-looking information in this proxy includes, but is not limited to, plans or objectives of management for future operations, plans and timing relating to the implementation of a share buyback program; information regarding sustainability-related actions we plan to take in the future, including our Climate Strategy and our goals and commitments for reducing greenhouse gas (GHG) emissions, our Commitment to Climate Action or other sustainability-related commitments; the availability of carbon emissions-reduction tools and technologies; and assumptions related to the foregoing. Forward-looking information is often, but not always, made through the use of words or phrases such as “anticipates”, “aims”, “believes”, “can”, “could”, “may”, “predicts”, “potential”, “should”, “will”, “estimates”, “plans”, “targets”, “milestones”, “projects”, “continuing”, “ongoing”, “expects”, “intends” and similar words or phrases suggesting future outcomes.

Forward-looking information is based on current assumptions about our business and our strategy as well as economic, political, regulatory, market and environmental conditions affecting them. Although we believe the assumptions reflected in the forward-looking information presented in this proxy circular are reasonable as of the date hereof, there can be no assurance that they may prove to be correct. You should not put undue reliance on forward-looking information, as it is not a guarantee of future performance. Forward-looking information involves many inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information. This includes risks such as: changes in business strategies and strategic opportunities, general North American and global social, economic, political, credit and business conditions, risks associated with agricultural production such as weather conditions and insect populations; changes in the availability and price of commodities and energy; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped via the Company; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption of fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions, including the imposition of any tariffs, or other changes to international trade agreements; the effects of current and future multinational trade agreements on or other developments affecting the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation of the concessions from

2 CPKC

the Mexican government until June 2047; public opinion; various events that could disrupt operations; including severe weather, such as droughts, floods, avalanches, volcanism, earthquakes and wildfires, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions; the outbreak of a pandemic or contagious disease and the resulting effects on economic conditions, the demand environment for logistics requirements and energy prices; restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions; disruptions to global supply chain; our ability to successfully execute on initiatives relating to sustainability; the quality and accuracy of information provided to us by third parties; the realization of anticipated benefits and synergies of the Canadian Pacific Railway Limited (CP) and Kansas City Southern (KCS) (CP-KCS) transaction and the timing thereof; the satisfaction of the conditions imposed by the U.S. Surface Transportation Board (STB) in its March 15, 2023 decision; the successful integration of KCS into the Company; the focus of management time and attention on the CP-KCS transaction and other disruptions arising from the CP-KCS integration; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; improvement in data collection and measuring systems; industry-driven changes to methodologies; and the ability of the management of CPKC to execute key priorities, including those in connection with the CP-KCS transaction. The foregoing list of risks is not exhaustive.

These and other factors are detailed from time to time in reports we file with the securities regulators in Canada and with the U.S. Securities and Exchange Commission (SEC) in the United States. You should refer to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations and Forward-Looking Information in our 2024 annual report on Form 10-K and to our risk factor and forward-looking information disclosure in our annual and interim reports on form 10-Q filed on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov).

Forward-looking information is based on our current expectations, estimates and projections, and it is possible we will not achieve these predictions, forecasts, projections and other forms of forward-looking information. Unless indicated otherwise or the context otherwise requires, this proxy circular speaks only as of the date hereof. We undertake no obligation to update or otherwise revise any forward-looking information, unless we are required to by applicable law.

In addition, our environmental, social, governance and sustainability priorities, policies, practices, programs, milestones, goals and objectives (including CPKC’s climate strategy and our Commitment to Climate Action) remain under development as we continue to refine our analysis of and response to potential future climate and other risks and opportunities, and as the science, data and methodology underlying our analysis and strategy continue to evolve over time. Further, as we continue to integrate the operations of KCS into ours, we are conducting additional data-gathering and intend to further assess the climate and other environmental, social, governance and sustainability strategies and initiatives for the combined company, and may make changes to our existing strategies and initiatives as a result. Therefore, in future disclosures, we may present information (including both forward-looking and historical information) that differs from the information contained in this proxy circular. Unless indicated otherwise or the context otherwise requires, forward-looking information in this proxy circular speaks only as of the date hereof. We undertake no obligation to update or otherwise revise such information, unless we are required by applicable law.

Explanatory notes

Kansas City Southern transaction

On December 14, 2021, the Company completed its acquisition of KCS pursuant to an Agreement and Plan of Merger (Merger Agreement) with KCS. On April 14, 2023 (the Control Date), following final approval granted by the U.S. Surface Transportation Board on March 15, 2023 (STB March 15 Decision), CP obtained control of KCS.

For more information regarding the KCS acquisition, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Notice of Special Meeting and Management Proxy Circular dated November 1, 2021 in respect of the special meeting of shareholders held on December 8, 2021 in connection with the KCS acquisition (Special Meeting). For more information regarding the STB March 15 Decision and the completion of the transactions contemplated under the Merger Agreement, see our Current Reports on Form 8-K filed with the SEC on EDGAR (www.sec.gov) and filed on SEDAR+ (www.sedarplus.ca) on March 16, 2023, March 17, 2023 and April 14, 2023 and our Material Change Reports filed on SEDAR+ on March 16, 2023, March 20, 2023 and April 14, 2023. Unless indicated otherwise or the context otherwise requires, in this proxy circular, references to Canadian Pacific Kansas City Limited, CPKC, the Company, the Corporation, “we”, “us” or “our” with respect to or including a time period prior to April 14, 2023 (being the Control Date) means the Company as it existed prior to (i) completion of the acquisition of control of KCS and (ii) its name change from “Canadian Pacific Railway Limited” to “Canadian Pacific Kansas City Limited”. Any references herein to “on a standalone basis” or other references to “standalone” refer to the Company either prior to the acquisition of control of KCS, or otherwise excluding KCS.

2025 MANAGEMENT PROXY CIRCULAR 3

In this document, unless indicated otherwise or the context otherwise requires:

•  “Board” means the Board of Directors of CPKC

•  “Control Date” means April 14, 2023, the date on which CPKC (through an indirect wholly owned subsidiary) assumed control of KCS’s railroad operations pursuant to the final, non-appealable March 15, 2023 approval by the U.S. Surface Transportation Board of such control

•  “CP” means the Company either prior to the acquisition of control of KCS, or otherwise excluding KCS, as described in “Explanatory notes” starting on page 3

•  “KCS” means Kansas City Southern

•  “KCS transaction” and “KCS acquisition” each mean the transactions contemplated under the Merger Agreement

•  “shares” means common shares of CPKC

•  “shareholders” means holders of our shares

•  “you” and “your” refer to shareholders of Canadian Pacific Kansas City Limited

•  “we”, “us”, “our”, “CPKC”, “Company” and “Corporation” refer to Canadian Pacific Kansas City Limited (known as Canadian Pacific Railway Limited until April 14, 2023 or the Control Date) and, where applicable, its subsidiaries (which excludes KCS with respect to the period prior to April 14, 2023)

•  all amounts are in Canadian dollars

•  any 2024 amounts paid in United States dollars (US$) have been converted to Canadian dollars using the Bank of Canada average exchange rate for the year ended December 31, 2024 ($1.3698 = US$1.00) unless otherwise stated

•  information in this document is as of March 11, 2025 unless otherwise indicated

For more information

You can find more information about CPKC, including our 2024 annual report, on our website (investor.cpkcr.com), on SEDAR+ (www.sedarplus.ca) and on EDGAR (www.sec.gov). You can also ask us for a free copy of the annual report by writing to:

Office of the Corporate Secretary

Canadian Pacific Kansas City Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

4 CPKC

ABOUT CPKC

Founded in 1881 to connect Canada, today we deliver transportation solutions across the only rail network connecting North America including Canada, the United States and Mexico. We create long-term sustainable value for our shareholders and the broader economy by delivering safely and efficiently for our customers. We leverage our precision scheduled railroading foundations: provide service; control costs; optimize assets; operate safely; and develop people in all that we do. CPKC’s culture is guided by three core values: accountability, diversity and pride. These values drive our actions, foster respect and inspire our journey towards excellence.

Our proud railroaders are building on the legacy of the people who envisioned and built our historic railroad. Throughout its history, our railroaders have defied those who said it couldn’t be done. The accountability and drive to deliver results is ingrained in our culture. The people who power our railroad are determined to redefine expectations of a Class I railroad today, while always keeping an eye on greater things ahead.

At CPKC, we go places no one else can go. We are connecting a continent.

Our network - connecting a continent

2025 MANAGEMENT PROXY CIRCULAR 5

MESSAGE FROM THE CHAIR OF THE BOARD

Fellow Shareholders,

On behalf of the Board of Directors, I am pleased to invite you to the shareholder meeting for Canadian Pacific Kansas City Limited (CPKC). CPKC’s 2025 annual and special meeting of shareholders will take place online on April 30, 2025 at 9 a.m. (Mountain Daylight Time) and will be streamed via live webcast over the internet at: https://meetings.lumiconnect.com/400-276-035-378. As in past years, shareholders will be able to vote as they would in an in-person shareholder meeting. Shareholders who usually vote by proxy ahead of the meeting will be able to do so in the usual way. More details about voting can be found at page 102 of this proxy circular.

Items at the meeting

At the meeting, you will vote on several items of business, including the election of directors, the “say on pay” non-binding advisory vote on executive compensation, approval of our auditor, proposed amendments to our Advance Notice By-Law and a non-binding advisory vote on our approach to climate change. This is our fourth year of asking shareholders to vote on our approach to climate change.

Connecting a continent

As we approach the second anniversary of the CPKC combination, I want to applaud President and CEO, and winner of Progressive Railroading’s 2024 Railroad Innovator award, Keith Creel and the entire team of CPKC railroaders for continuing to deliver on the promise of this unique and powerful railroad. As CPKC management progresses with integration and realization of synergy opportunities, the Board and the Integration Committee continue to monitor progress including the compliance with Surface Transportation Board conditions and achievement of revenue and expense synergies. Additionally, we will continue to monitor our integration planning and offer guidance on issues that may arise. I am pleased to say that the CPKC leadership team continues to deliver on its strategy and the commitments made to shareholders, regulators and customers to operate safely across Canada, the U.S. and Mexico. This industry leading management team was recognized by Extel Insights (formerly Institutional Investor) as the top scoring company in all of Canada, across all sectors, for the third year in a row.

The Board remains actively engaged across the breadth of the network including holding our annual strategy meetings in Dallas, which this year included a tour of CPKC’s new automotive facility in Wylie, Texas. It was an opportunity to see the operations and the tangible value being created by the CPKC combination. The Board also met in Chicago and saw the progress on the expansion and redesign of the Bensenville terminal. We had the opportunity to understand the increased capacity being created at an important part of our network and had the opportunity to understand the complexity of the Chicago terminal as the nexus where all six Class 1 railroads meet.

We also continue to evolve the Board to reflect a railway that serves three countries. Last year I outlined that adding another Mexico based director was a key priority. I was pleased to welcome Arturo Gutiérrez Hernández to the CPKC Board of Directors, effective Nov. 1, 2024. Arturo’s decades living and working in Mexico and experience as a seasoned executive further strengthen the extensive, diverse experience of our board.

I am proud to report that CPKC was again named to the S&P Global Dow Jones Sustainability North American Index in 2024. Our approach to climate change continues to be influenced by the discussions we have had with shareholders over the last number of years. The ongoing “say on climate” vote continues to act as a mechanism for shareholders to provide their feedback and prompt further dialogue on this important topic. Importantly, in 2024 we continued to operate the safest railroad in North America, and we continued to leverage the strength of our Home Safe program which has been instrumental in lowering the number of workplace injuries. I want to congratulate the entire team on continuing to deliver safely.

6 CPKC

2024 was the 26th year of the CPKC Holiday Train with the tour, across Canada and the U.S., raising over $1.75 million and collecting more than 130,000 pounds of food for local food banks. The CPKC Women’s Open was held in Calgary, home of CPKC’s global headquarters, and helped raise a record $4.3 million to support heart health in Alberta. CPKC was also proud to sponsor the naming rights for the new KC Current stadium in Kansas City that opened last March, which was the first stadium in the world built for a professional women’s sports team. CPKC continues to give back to the communities along our network.

Shareholder engagement

As we have done in past years, we continue to engage with our shareholders. This year, I have been accompanied by both Gordon Trafton (Chair of the Risk and Sustainability Committee) and Matthew Paull (Chair of the Management Resources and Compensation Committee). We have been particularly focused on the Board’s oversight of integration, cybersecurity, safety and climate strategy. Our discussions also continue to focus on corporate culture and ongoing integration, including employee retention and succession. More information on our shareholder engagement strategy is at page 17 of this proxy circular.

I thank you for your ongoing commitment to CPKC and look forward to your participation in our virtual shareholder meeting on April 30, 2025. In this proxy circular, you will find important information and instructions about how to participate at the virtual meeting. Please remember to vote your shares by proxy or online during the meeting. If you have any questions or require assistance voting, you can contact our strategic shareholder advisor and solicitation agent, Kingsdale Advisors at 1-866-879-7649 (toll free in North America) or at 647-251-9709 (for collect calls outside of North America and for banks and brokers) or by email at contactus@kingsdaleadvisors.com.

Sincerely,

Isabelle Courville

Board Chair

2025 MANAGEMENT PROXY CIRCULAR 7

PROXY HIGHLIGHTS

You have received this management proxy circular (proxy circular) because you owned shares of CPKC at the close of business on March 10, 2025 and are therefore entitled to participate in our 2025 annual and special meeting of shareholders and vote your shares.

The 2025 annual and special meeting will be held in a virtual format which will be conducted via live webcast online, allowing shareholders to participate regardless of where they are located. Shareholders will be able to vote on all business brought forth before the meeting and submit questions for consideration as they would at an in-person shareholders’ meeting. Questions that are not answered at the 2025 annual and special meeting will be addressed via email following the meeting. Shareholders that usually vote by proxy ahead of the meeting will be able to do so in the usual way.

Registered shareholders and duly appointed proxyholders will be able to participate in the meeting, participate in the question-and-answer session, and vote, all in real time, provided they follow the instructions in our proxy circular. Non-registered (or beneficial) shareholders that have not appointed themselves or another person as their proxyholder may attend the meeting online as guests.

In our continuing effort to reduce environmental impacts and improve sustainability, we have once again adopted the “notice and access” procedures permitted under applicable Canadian securities laws. Under the notice and access procedures, we can post electronic versions of the proxy circular and meeting materials online. Instructions for accessing these materials online will be mailed to shareholders in a notice. Shareholders can still obtain paper copies of the proxy circular and meeting materials upon request. For additional information, see Part VI - Delivery of Meeting Materials and Voting Information beginning on page 102.

Management is soliciting your proxy for the meeting, to be held virtually via live webcast as outlined below.

We are soliciting proxies by mail, in person, by phone or by electronic communications. The Corporation will be bearing the cost of soliciting proxies. The Corporation has retained Kingsdale Advisors to provide a broad array of strategic advisory, governance, strategic communications, digital and investor campaign services on a global retainer basis in addition to certain fees accrued during the life of the engagement upon the discretion and direction of the Corporation. Shareholders may contact Kingsdale Advisors, the Corporation’s strategic advisor by telephone at 1-866-879-7649 or 1-647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

2025 Meeting details

 When

 Wednesday, April 30, 2025

 9 a.m. (Mountain Daylight
 Time)

 Where

 Virtual meeting

 via webcast online at:
 https://meetings.lumiconnect.com/
 400-276-035-378

 Method of Delivery

 Meeting materials are
 being delivered to
 shareholders under the
 “notice and access”
 provisions of applicable
 Canadian securities laws

Business of the meeting	Voting Recommendation	For more information

1. Receive the audited consolidated financial statements for the year ended December 31, 2024

The audited consolidated financial statements are included in our 2024 annual report, available under our corporate profile on SEDAR+ (www.sedarplus.ca), EDGAR (www.sec.gov) and on our website (investor.cpkcr.com)

page 12
2. Appoint the auditor Ernst & Young LLP was first appointed our auditor in 2021. The Board recommends you vote FOR the appointment of Ernst & Young LLP as our auditor.	FOR	page 12
3. Have a say on executive pay (advisory vote) We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.	FOR	page 12

4. Have a say on our approach to climate change (advisory vote)

We continue to engage stakeholders including our shareholders, on our climate objectives and actions. The Board recommends that you vote FOR our approach to climate change.

	FOR	page 13

5. Amendment to By-Law No. 2

The Board recommends that you vote FOR Amended and Restated By-Law No. 2, aligning director nomination deadlines with notice and access practices and enhancing information requirements for proposed director candidates.

	FOR	page 14

6. Election of directors

You will be asked to elect 12 directors to serve on our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

	FOR	page 15

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PROXY CIRCULAR

PROXY HIGHLIGHTS

Governance highlights

CPKC’s commitment to good corporate governance is integral to our business.

Highlights of our strong corporate governance practices, along with our key governance policies and practices are set out below. A full listing of CPKC’s key governance policies and practices are available at investor.cpkcr.com.

11 of 12 director nominees are independent	geographical diversity with directors from Canada, Mexico and the United States	separation of Board Chair and CEO

Key governance policies and practices

•   Code of ethics

•   Code of ethics for Chief Executive Officer and senior financial officers

•   Business ethics reporting policy

•   Disclosure and insider trading/reporting policy

•   By-Law No. 2 (Advance notice by-law)

•   Corporate Governance Principles and Guidelines

•   Board diversity policy

•   Dodd-Frank Clawback policy

•  Global Anti-Corruption Policy

•   Board orientation and continuing education for the Board

active shareholder engagement program	regular executive sessions of the board and its committees	strong board oversight of risk management programs

Our 2025 director nominees

Name	Age	Director since	Position	Independent	2024 Standing committee memberships(1)	2024 meeting attendance	2024 voting results (in favour)	Other public company boards

Hon. John Baird	55	May 2015	Senior Advisor Bennett Jones LLP Former Minister Transport and Infrastructure, Canada		• Corporate Governance, Nominating & Social Responsibility (Chair) • Risk and Sustainability	93%	98.44%	2

Isabelle Courville	62	May 2013	Chair, CPKC		• Ex-officio member of all Committees	100%	97.91%	1

Keith Creel	56	May 2015	President and CEO CPKC		N/A	100%	99.90%	-

Amb. Antonio Garza (Ret.)	65	June 2023	Counsel, White & Case, LLP		• Corporate Governance, Nominating & Social Responsibility • Risk and Sustainability	100%	99.71%	1

Arturo Gutiérrez Hernández(2)	59	Nov 2024	CEO, Arca Continental, S.A.B de C.V.		N/A	N/A	N/A	1

Hon. Edward Hamberger	74	July 2019	Former President and CEO Association of American Railroads		• Integration (Chair) • Risk and Sustainability	100%	99.87%	-

Janet Kennedy	64	June 2023	Former VP, North America Regions, Google		• Audit and Finance (Chair) • Integration	100%	99.79%	1

Henry Maier	71	June 2023	Former President & CEO, FedEx Ground		• Audit and Finance • Management Resources and Compensation • Integration	94%	96.21%	2

Matthew Paull	73	Jan 2016	Former Senior Executive Vice President and CFO McDonald’s Corporation		• Management Resources and Compensation (Chair) • Audit and Finance	100%	98.19%	-

Jane Peverett	66	Dec 2016	Former President and CEO BC Transmission Corporation		• Audit and Finance • Corporate Governance, Nominating & Social Responsibility	100%	98.13%	3

Andrea Robertson	61	July 2019	Former President and CEO Shock Trauma Air Rescue Service (STARS)		• Corporate Governance, Nominating & Social Responsibility • Management Resources and Compensation • Integration	100%	99.20%	-

Gordon T. Trafton	71	Jan 2017	Former Senior Vice President Canadian National Railway		• Management Resources and Compensation • Risk and Sustainability (Chair)	100%	99.88%	-

You can read more about each nominated director in the profiles beginning on page 20 and the skills matrix on page 89.

(1)	As of December 31, 2024.
(2)	Mr. Gutiérrez joined the Board effective November 1, 2024. There were no Board meetings from November 1, 2024 to December 31, 2024.

2025 MANAGEMENT PROXY CIRCULAR 9

Compensation highlights

Our executive compensation program is designed in a manner consistent with our commitment to align pay with performance, our business strategy and the interests of our shareholders.

performance targets align with our strategy	emphasis on financial and safety measures	focus on building shareholder value

Key compensation governance policies and practices

•  Pay for performance philosophy

•  Align with shareholder interests

•  Share ownership requirements

•  Performance-based vesting

•  Caps on incentive plan payouts

•  Independent advice from external consultants for the Management Resources and Compensation Committee and management

•  Shareholder engagement program

•  Dodd-Frank Clawback Policy

direct link between pay and performance	majority of executive pay is at risk	executives are CPKC shareholders

The table below shows how we have aligned our Named Executive Officers’ (NEOs) pay to performance in 2024.

Pay for performance alignment	How we do it
At-risk compensation	92 percent of CEO target compensation is at-risk 83 percent average of other NEO target compensation is at-risk
NEO’s performance assessments and accomplishments	Comprehensive review of NEO accomplishments starting on page 52 CEO’s individual performance factor cannot exceed the corporate performance factor
Incentive program is tied directly to financial and safety results as well as shareholder value creation	Explanation of how our corporate performance results and relative total shareholder return (TSR) are tied to 2024 annual incentive and 2022 PSU payouts are on pages 45 and 51
Incentive payouts are formulaically determined	Descriptions of how we determine our short-term and long-term incentive awards are provided on pages 43 and 46

You can read more about executive compensation and the decisions made by the Management Resources and Compensation Committee and the Board in the compensation discussion and analysis beginning on page 33.

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PROXY CIRCULAR

PROXY HIGHLIGHTS

Sustainability highlights

CPKC is committed to environmentally and socially responsible business practices as we continue to safely and efficiently operate our railway.

focus on the safety of employees, communities and the environment	commitment to climate action	SBTi-validated 2030 locomotive GHG emissions reduction target

Key sustainability policies and practices

•  Board committee oversight of risk and sustainability

•   Executive oversight of implementation of sustainability objectives

•   Annual sustainability reporting informed by recognized disclosure frameworks

•   Third-party assurance of GHG emissions data

•  Regular stakeholder engagement on our sustainability strategy and practices

•  Human Rights Policy

•  Environmental Policy

•  Safety Policy

•  Supplier Code of Conduct

first North American Class I railroad to participate in the United Nations Global Compact	integration of responsible procurement practices in our supply chain	investments in local programs and supporting economic development in communities along our network

Awards and Recognitions

CPKC was proud to have received several awards, rankings and other notable recognitions, including the following:

2025 MANAGEMENT PROXY CIRCULAR 11

PART II – BUSINESS OF THE SHAREHOLDER MEETING

You will vote on five items of business at the Meeting (items 2 - 6 below). Except as disclosed in this proxy circular, none of the Company’s directors or officers since the beginning of the last financial year, or the nominated directors, or their respective associates or affiliates, have a material interest in any of the items that are being voted on.

1. Receive the financial statements

Our audited consolidated financial statements for CPKC for the year ended December 31, 2024 and the auditor’s report thereon will be presented at the Meeting.

The audited consolidated financial statements for the most recently completed financial year are included in our 2024 annual report which is being distributed to shareholders using the “notice and access” procedures under applicable Canadian securities laws. The annual report is available on our website (investor.cpkcr.com/financials), on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov) or you can ask our Corporate Secretary by mail to the Office of the Corporate Secretary, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 to send you a copy.

2. Appointment of auditor

You will vote on appointing Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm (auditor) for the fiscal year ending December 31, 2025. EY was first appointed auditor in 2021 and the Board recommends that they be re-appointed as the Company’s auditor until the close of the next annual meeting of shareholders.

You may vote FOR or WITHHOLD your vote with respect to the appointment of EY as our independent registered accounting firm.

EY’s audit and non-audit fees are approved by the Audit and Finance Committee. You can read more about the Audit and Finance Committee on pages 30 and 82.

The table below shows the fees we paid to EY in 2024 and 2023 for audit and non-audit services. Representatives of EY will participate at the Meeting and will have an opportunity to make a statement and respond to any questions from shareholders.

For the year ended December 31	2024	2023
Audit fees for audit of our annual financial statements, reviews of quarterly reports and services relating to statutory and regulatory filings or engagements (including attestation services and audit or interim review of financial statements of certain subsidiaries and certain pension and benefits plans), and advice on accounting and/or disclosure matters	$6,268,200	$6,190,800
Audit-related fees for services related to the audit but not included in the audit fees above, including securities filings	$—	$153,100
Tax fees for services relating to tax compliance, tax planning and tax advice	$510,900	$1,389,000
All other fees	$—	$—
Total	$6,779,100	$7,732,900

The Board recommends you vote FOR the appointment of EY as our auditor.

3. Have a say on executive pay

You will have an opportunity to vote on the Company’s executive pay at the Meeting. As this is an advisory vote, the results are non-binding, but will give the Board important feedback on our approach to executive compensation.

12 CPKC

PROXY CIRCULAR PART II – BUSINESS OF THE SHAREHOLDER MEETING

Last year, at our 2024 annual meeting, we received a 94.05 percent vote FOR our non-binding advisory resolution on executive compensation. The Management Resources and Compensation Committee (Compensation Committee) continues to work hard to ensure our compensation program pays for performance, aligns with sound principles, supports long-term sustainable value, is clear and transparent and aligns with shareholder interests.

You can vote FOR or AGAINST the following non-binding resolution on executive pay as described in this proxy circular:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the Company’s approach to the compensation of the named executive officers of Canadian Pacific Kansas City Limited as disclosed in the Company’s proxy circular (which includes the compensation discussion and analysis, the compensation tables and the discussion accompanying the compensation tables) delivered prior to the 2025 annual and special meeting of shareholders.”

The Board recommends you vote FOR the advisory resolution approving the Company’s approach to executive compensation.

The Board will consider this year’s results, other feedback it receives, as well as best practices in compensation and governance when reviewing our executive compensation in the future.

You can read about executive compensation in the compensation discussion and analysis beginning on page 33.

4. Have a say on our approach to climate change

We are asking shareholders to vote on an advisory “say on climate” resolution approving the Company’s approach to climate change, including our Climate Strategy, which we updated in June 2023 through our announcement of our Commitment to Climate Action. As this is an advisory vote, the results are non-binding. However, your vote provides the Board important feedback on our approach to climate change, including as we continue our ongoing efforts to refine our Climate Strategy and integrate KCS (as further discussed in Part V of this proxy circular).

Last year at our 2024 annual meeting, we received an 89.26 percent vote FOR our non-binding advisory resolution on the Company’s approach to climate change, including our Climate Strategy.

The Company recognizes that climate change presents both risks and opportunities to our business. We released our Climate Strategy in July 2021(1), outlining the Company’s approach to managing climate-related impacts across its business. In June 2023, we further enhanced our Climate Strategy by releasing our Commitment to Climate Action. As part of our Commitment to Climate Action, CPKC committed to establishing an emissions reduction target aligned with a 1.5°C future. To guide the Company’s near-term climate actions, our Commitment to Climate Action also established a new 2030 GHG emissions reduction target for CPKC’s combined locomotive operations using the Science Based Targets initiative (SBTi) sectoral-based approach for freight railroads and a well-below 2°C global warming scenario. This target, which was validated by SBTi, represents a commitment to:

•

Reduce our scope 1, 2, and 3 well-to-wheel locomotive emissions by 36.9 percent per gross ton-mile by 2030 from a 2020 base year. Locomotive operations represent the Company’s largest source of emissions.

The combined CPKC target updated and replaced the GHG emissions reduction targets that we previously announced as part of our Climate Strategy, which were retired in 2023.

An update on the Company’s progress on our climate objectives and actions on climate change in 2024 is included in Part V of this proxy circular.

(1)

A copy of the Climate Strategy and Commitment to Climate Action are available on our website at cpkcr.com/en/sustainability. You may also ask us for a copy of the Climate Strategy by writing to: Office of the Corporate Secretary, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9. Information on our website (including the Climate Strategy and Commitment to Climate Action) is not incorporated by reference and is not a part of this proxy circular.

2025 MANAGEMENT PROXY CIRCULAR 13

The Board is asking shareholders to vote at the meeting on the following advisory “say on climate” resolution:

“RESOLVED, on an advisory basis and not to diminish the roles and responsibilities of the Board of Directors, that the shareholders of Canadian Pacific Kansas City Limited approve the Company’s approach to climate change as disclosed in this proxy circular.”

Although the vote is non-binding, the Risk and Sustainability Committee will review and consider the voting results when evaluating the Company’s approach to climate change in the future. CPKC expects to inform shareholders about any updates to our Climate Strategy that we adopt for the Company in 2025, including any updates made to the expectations, targets or goals set forth in our current Climate Strategy as part of our evaluation process or in response to the feedback we receive from our shareholders, in due course.

The Board recommends you vote FOR the advisory resolution approving the Company’s approach to climate change.

You can read about our approach to climate change in Part V of this proxy circular beginning on page 92.

5. Amendment to Bylaw No. 2

On October 22, 2024, the Board adopted, subject to confirmation by the shareholders at the Meeting, an amended and restated By-Law No. 2 (Amended and Restated By-Law No. 2) which replaced By-Law No. 2. Amended and Restated By-Law No. 2 is intended to modernize our procedures surrounding the Company’s use of Notice & Access provisions pursuant to National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer and enhance information requirements for proposed director candidates, aligning them more closely with other leading Canadian public companies governed by the Canada Business Corporations Act (CBCA).

Amended and Restated By-Law No. 2 differs from By-Law No. 2 in that, among other things, Amended and Restated By-Law No. 2:

•	Adds a provision requiring that, where “notice-and-access” is used for delivery of proxy-related materials, in connection with a shareholder meeting that is to be held:

•

fifty (50) days or more after the public announcement of such meeting (Notice Date), the nomination of an individual for election to the Board (Proposed Nominee) by a shareholder of the Corporation (Nominating Shareholder) must be received by the Corporation no later than the close of business on the fortieth (40th) day before the applicable meeting (but in any event, not prior to the Notice Date); and

•

less than fifty (50) days after the Notice Date, the nomination of a Proposed Nominee by a Nominating Shareholder must be received by the Corporation, in the case of an annual meeting, no later than the close of business on the tenth (10th) day following the Notice Date, and in the case of a special meeting of shareholders, no later than the close of business on the fifteenth (15th) day following the Notice Date;

•	Adds a provision requiring a nominating shareholder to provide additional information about a director nominee, including, the following:

•

a description of any relationship, agreement, arrangement or understanding between the nominating shareholder and the proposed nominee (or any affiliates or associates of, or any person or entity acting jointly or in concert with the nominating shareholder or the proposed nominee), in connection with the proposed nominee’s nomination and election as director;

•

whether the proposed nominee is party to any existing or proposed relationship, agreement, arrangement or understanding with any competitor of the Company or its affiliates or any other third party which may give rise to a real or perceived conflict of interest between the interests of the Company and the interests of the proposed nominee; and

•

whether the proposed nominee is eligible for consideration as an independent director under the relevant standards contemplated by applicable securities laws or any stock exchange rules that may be applicable to the Company;

•	Adds a provision requiring a nominating shareholder to provide additional information about itself, including the following:

•	name, business and, if applicable, residential address of such nominating shareholder;

•

the class or series and number of shares in the capital of the Company beneficially owned, or controlled or directed, directly or indirectly, by such nominating shareholder or any other person with whom such nominating shareholder is

14 CPKC

PROXY CIRCULAR PART II – BUSINESS OF THE SHAREHOLDER MEETING

acting jointly or in concert (and for each such person any options or other rights to acquire shares in the capital of the Company, any derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) with respect to the Company or any of its securities, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

•

the interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which may be to alter, directly or indirectly, such nominating shareholder’s economic interest in a security of the Company or such nominating shareholder’s economic exposure to the Company; and

•

full particulars regarding any proxy, contract, arrangement, agreement, understanding or relationship pursuant to which such nominating shareholder, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the Board.

•

Adds a provision requiring, at the request of the Company, that a director nominee furnish any such other information, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board.

The foregoing summary of the principal differences between By-Law No. 2 and Amended and Restated By-Law No. 2 is qualified in its entirety by reference to the complete text of Amended and Restated By-Law No. 2 set out in Appendix A to this Circular and, in the event of any conflict between the provisions thereof and this summary, Amended and Restated By-Law No. 2 will govern.

Although Amended and Restated By-Law No. 2 became effective on October 22, 2024, shareholders must confirm Amended and Restated By-Law No. 2 by ordinary resolution at the Meeting in accordance with the provisions of the CBCA. If shareholders do not approve Amended and Restated By-Law No. 2 it will no longer be valid, and By-Law No. 2 will once again regulate the Company’s business and affairs.

The Board is asking shareholders to vote at the Meeting on the following resolution:

“RESOLVED, THAT: the adoption of Amended and Restated By-Law No. 2 relating generally to the nomination of directors for the Company by the Board of Directors of the Company on October 22, 2024, the text of which is reproduced in Appendix A to the 2025 Management Information Circular of the Company be ratified and confirmed as By-Law No. 2 of the Company; and any one director or officer of the Company is authorized, on behalf of the Company, to execute and deliver all documents and do all things as such person may determine to be necessary or advisable to give effect to this resolution.”

The Board recommends that shareholders vote FOR the ordinary resolution to approve and adopt Amended and Restated By-Law No. 2

6. Elect directors

Our governing documents require us to have between five and 20 directors on our Board. This year there are 12 nominees for election to the Board, all of whom currently serve on the Board. See “About the Director Nominees” beginning on page 18 for further information on each nominated director.

Each nominee director has expressed their willingness to serve on our Board. If before the Meeting, however, we learn that a nominee is unable to serve, the people named on your proxy or voting instruction form may be able to use their discretion to vote for another qualified nominee.

Directors who are elected at the Meeting will serve from the date of the Meeting until the close of our next annual meeting of shareholders, unless a director resigns or is otherwise removed earlier.

You can vote FOR or AGAINST each nominated director.

The Board recommends you vote FOR each nominated director.

2025 MANAGEMENT PROXY CIRCULAR 15

Other Business

We will consider any other business that is properly brought before the Meeting. As of the date of this proxy circular, neither management nor the Board is aware of any other items of business that may be brought before the Meeting.

Shareholder proposals

The Company did not receive any shareholder proposals requiring disclosure in this proxy circular.

If you want to submit a shareholder proposal for our 2026 annual meeting, it must be mailed to the Office of the Corporate Secretary, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, with a copy via email at shareholder@cpkcr.com.

Under Canadian law, shareholder proposals can only be considered for the annual meeting if they are submitted during a specific period. Shareholder proposals must be submitted between 90 and 150 days before the one-year anniversary of the previous annual meeting, being April 30, 2026. As such, the period during which our Corporate Secretary must receive shareholder proposals in order for them to be considered for inclusion in the circular for the 2026 annual meeting is from December 1, 2025 to and including January 30, 2026. Submitting a shareholder proposal does not guarantee that it will be included in the proxy materials.

16 CPKC

PROXY CIRCULAR PART II – BUSINESS OF THE SHAREHOLDER MEETING

Communications and engagement

The Board believes in the importance of having regular and constructive communication with shareholders and other stakeholders to create an open, candid and productive dialogue.

The Board communicates information about the Board, individual directors, executive compensation, our sustainability initiatives and practices and our corporate governance practices through our annual proxy circular. Shareholders can also contact the Board directly with any questions or concerns. Letters or emails should be marked confidential and addressed to the Chair of the Board at the following address:

Chair of the Board

c/o Office of the Corporate Secretary

7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9

Or by email to: shareholder@cpkcr.com or Office_OfTheCorporateSecretary@cpkcr.com

Active shareholder engagement program

Since 2016, members of the Board have actively engaged with shareholders, proxy advisors and advocacy groups throughout the year. The meetings may cover a wide range of topics including executive compensation, board composition and diversity, sustainability, executive retention and succession planning, and integration oversight.

You can communicate with the Chair of the Board anonymously, but we encourage you to identify yourself so we can acknowledge your communication.

The Board’s approach to shareholder engagement is summarized in the diagram below.

Shareholder engagement

Since 2016, members of the Board have engaged annually with our shareholders. In the first quarter of 2025, we engaged with many of our top institutional shareholders, collectively representing approximately 30 percent of our public float, to participate in a combination of in-person and virtual meetings. The meetings were attended by the Company’s Chair of the Board, the Chair of the Risk and Sustainability Committee, the Chair of the Management Resources and Compensation Committee and a representative from the Company’s Investor Relations department.

The objective of the meetings was to provide shareholders an update on the Company’s key topics around the KCS integration, governance, sustainability, compensation, and of particular focus was succession and retention planning. We also asked shareholders for their views on the evolving landscape of sustainability and diversity. Other topics of interest raised by shareholders included cultural integration and geopolitical events.

2025 MANAGEMENT PROXY CIRCULAR 17

ABOUT THE DIRECTOR NOMINEES

The Board is elected by shareholders to oversee management and act in the best interest of the Company.

Key to proper stewardship is assembling a Board that is qualified, experienced, diverse and operates independently of management.

Independence

Eleven of the 12 nominated directors, including the Chair of the Board and all committee members, are independent. Mr. Creel is not independent because he is the Company’s President and Chief Executive Officer.

Qualified and experienced

We strive to maintain a well-rounded and diverse Board that balances transportation industry experience with independence. Our directors bring to our board a mix of core skills and experience across a broad range of industries. The institutional knowledge of incumbent CPKC directors will continue to complement the skills required to have an effective and dynamic CPKC Board. Our director nominees have skills in the following areas:

industry knowledge	accounting and financial literacy	senior executive leadership and strategic oversight

human resources & executive compensation	environment, health & safety	risk management

For our detailed list of each director’s skills and qualifications and to learn more about their individual skills, see the skills matrix on page 89.

Diversity

The Corporate Governance, Nominating and Social Responsibility Committee (Governance Committee) considers highly qualified candidates to be directors based on a balance of skills, background, experience and knowledge. Subject to applicable law, the Governance Committee also considers other factors such as age, gender, geographical representation from the regions in which we operate, cultural heritage (including Indigenous peoples and members of visible minorities) and different abilities (including persons with disabilities) of director candidates. We also consider our Board Diversity Policy.

The director nominees have an average age of 65 years and nominee directors that served on the board in 2024 have an average tenure of 6.2 years. Four of the 12 nominees (33%) are women. The Chair of the Board is a woman and three of our nominee directors self-identify as members of a visible minority group, making the majority of the Board members of designated groups as defined in the Employment Equity Act (Canada).

For more information about Board diversity, see page 76. A copy of our Board of Directors Diversity Policy can be found at investor.cpkcr.com/governance.

Serving on other boards

Canadian Pacific Railway Company (CPRC) is our principal operating entity in Canada and it directly or indirectly owns all of the voting shares of our other subsidiaries. Our directors serve as directors of both Canadian Pacific Kansas City Limited and CPRC and the two boards meet concurrently. CPRC is a reporting issuer in Canada because of its outstanding public debt securities. None of the nominated directors serve on more than three other public company boards (see page 79 for more information on serving on other boards). Each of our nominees currently serves as a director of CPRC.

18 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

The Board believes that all of our directors have demonstrated the ability to devote sufficient time and attention to fulfill their duties to the Board. We understand, however, that certain proxy advisory firms may deem Mr. Gutiérrez as overboarded. CPKC does not share this view. For further information as to why Mr. Gutiérrez should not be considered overboarded, please see Part IV – Overboarding on page 79.

Meeting attendance

We expect directors to attend, in person, via telephone or video conference, all board meetings and all of their committee meetings. Meeting materials are provided to directors in advance. If a director cannot attend a meeting, they can provide their comments to the Chair of the Board, committee chair or the Corporate Secretary beforehand and that person will ensure the comments and views are considered at the meeting.

2024 board and committee attendance

The attendance of directors including all nominees in 2024 is summarized below. The independent directors met in camera without management present at each board, Audit and Finance Committee and Management Resources and Compensation Committee meeting. Other committees also convened in camera from time to time.

Director	Board	Audit and Finance	Corporate Governance, Nominating and Social Responsibility	Management Resources and Compensation	Risk and Sustainability	Integration	Total[10]
Isabelle Courville[1]	6	5	6	4	3	6	**100%**
Hon. John Baird[2]	5	–	6	–	3	–	**93%**
Keith Creel	6	–	–	–	–	–	**100%**
Jill Denham[3]	3	3	–	3	–	–	**100%**
Amb. Antonio Garza (Ret)	6	–	6	–	3	–	**100%**
David Garza-Santos[4]	3	3	–	–	–	3	**100%**
Hon. Edward Hamberger	6	–	–	–	3	6	**100%**
Arturo Gutiérrez Hernández[5]	–	–	–	–	–	–	**N/A**
Janet Kennedy[6]	6	5	–	–	2	3	**100%**
Henry Maier[7]	6	2	–	4	–	5	**94%**
Matthew Paull	6	5	–	4	–	–	**100%**
Jane Peverett[8]	6	5	6	–	–	–	**100%**
Andrea Robertson	6	–	6	4	–	6	**100%**
Gordon T. Trafton[9]	6	–	–	1	3	3	**100%**
Total Meetings Held	**6**	**5**	**6**	**4**	**3**	**6**	**99**

(1)	Ms. Courville is an ex-officio member of all standing Committees and may attend committee meetings at her discretion.
(2)	Mr. Baird was unable to attend the February 26, 2024 virtual board meeting due to international travel.
(3)	Ms. Denham did not seek reappointment at the 2024 annual meeting. Ms. Denham’s term concluded on April 24, 2024.
(4)	Mr. Garza-Santos did not seek reappointment at the 2024 annual meeting. Mr. Garza-Santos’ term concluded on April 24, 2024.
(5)	Mr. Gutiérrez was appointed to the Board on November 1, 2024. No board meetings occurred after this date in 2024.
(6)

Ms. Kennedy became Chair of the Audit and Finance Committee and appointed a member of the Integration Committee on April 24, 2024. Ms. Kennedy ceased to be a member of the Risk and Sustainability Committee on April 24, 2024.

(7)

Mr. Maier was appointed a member of the Audit and Finance Committee on April 24, 2024, and he attended both meetings held following his appointment. Mr. Maier was unable to attend an Integration Committee meeting due to an unexpected scheduling conflict.

(8)	Ms. Peverett ceased to be Chair of the Audit and Finance Committee on April 24, 2024.
(9)	Mr. Trafton was appointed a member of the Management Resources and Compensation Committee on April 24, 2024. Mr. Trafton ceased to be a member of the Integration Committee on April 24, 2024.
(10)

Totals in this chart reflect attendance for all formal Board and committee sessions in 2024 as applicable for each director. The Board and committees also met informally from time to time during the year to discuss various matters of importance.

2025 MANAGEMENT PROXY CIRCULAR 19

   Director Nominee Profile Highlights

All of our nominated directors are qualified and experienced, possessing a broad range of skills that facilitate strong oversight of CPKC’s management and strategy and have agreed to serve on our Board.

Share Ownership

All directors are CPKC shareholders and must meet our director share ownership requirements within five years of joining the board. Share ownership listed here is as at March 10, 2025 and includes shares directors beneficially own or control, or hold directly or indirectly. Share ownership includes holdings under the Directors’ Deferred Share Unit (DDSU) plan.

Isabelle Courville(1) Chair
Independent Age: 62 Director since: May 1, 2013 Residence: Mont-Tremblant, Québec, Canada 2024 voting results: 97.91% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

Veolia Environnement S.A. (2015 to present)

•	Chair Research, Innovation and Sustainable Development Committee
•	Member of Nominations Committee and Purpose Committee

OVERALL 2024 ATTENDANCE(2)		100%

Meeting Attendance

Board	6 of 6	100%
Audit and Finance	5 of 5	100%
Governance	6 of 6	100%
Compensation	4 of 4	100%
Risk and Sustainability	3 of 3	100%
Integration	6 of 6	100%

BUSINESS EXPERIENCE

•	President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie (2007 to 2013)
•	20 years of experience in the Canadian telecommunications industry, including President of Bell Canada’s Enterprise Group (2003 to 2006) and President and Chief Executive Officer of Bell Nordiq Group (2002 to 2003)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	SNC-Lavalin Group Inc. (2017 to 2023)
•	Laurentian Bank of Canada (2007 to 2019) (Chair of the Board)
•	Gecina S.A. (2016 to April 2017)
•	TVA Group (2013 to 2016)

OTHER EXPERIENCE

Other Boards - Current

•	Institute for Governance of Private and Public Organizations (IGOPP) (2016 to present) (member of Governance and Ethics Committee)

Other Boards - Past

•	Institute of Corporate Directors (ICD) (2013 to 2017)
•	Quebec Institute of Corporate Directors (IAS) (2013-2022)

EDUCATION

•	Bachelor’s degree in Engineering Physics, École Polytechnique de Montréal
•	Bachelor’s degree in Civil Law, McGill University
•	Doctorate Honoris Causa, Université de Montréal
•	Fellow of the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 67,264

Meets share ownership requirements

(1)	Ms. Courville meets the SEC definition of “Audit Committee Financial Expert”.
(2)	Ms. Courville is an ex-officio member of all standing committees and may attend committee meetings at her discretion.

20 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

Hon. John Baird, P.C.
Independent Age: 55 Director since: May 14, 2015 Residence: Toronto, Ontario, Canada 2024 voting results: 98.44% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, environment, health & safety, and climate expertise, transportation industry knowledge, investment management, governance, government/ regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

Canfor/Canfor Pulp (CPPI) (2016 to present)

•	Chair of the Board

OVERALL 2024 ATTENDANCE(1)		93%

Meeting Attendance

Board	5 of 6	83%
Governance (Chair)	6 of 6	100%
Risk and Sustainability	3 of 3	100%

BUSINESS EXPERIENCE

•	Senior Advisor at the law firm of Bennett Jones LLP (2015 to present)
•	Senior Advisor at Eurasia Group (a geopolitical risk consultancy) (2015 to present)
•	Member of the International Advisory Board, Barrick Gold Corporation (2015 to present)
•	President at Grantham Finchley Consulting Inc. (2015 to present)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Osisko Gold Royalties Ltd. (2020 to 2024)

OTHER EXPERIENCE

Other Boards - Current

•	FWD Group Holdings Limited/FWD Management Holdings Limited (2021 to present) (Chair of Compensation Committee, member of Nominating and Corporate Governance Committee and Risk Committee)
•	PineBridge Investments (2015 to present) (member of Audit Committee)

Other experience

•	Served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament (2006 to 2015)
•	Appointed to the Privy Council in 2006
•	Former Minister of Community and Social Services and Minister of Energy in the Government of Ontario
•	Senior Advisor to Community Living Ontario, an organization that supports individuals with developmental disabilities
•	Advisory Council Member, Prince’s Trust Canada, the charitable office of His Majesty King Charles III

EDUCATION

•	Honours Bachelor of Arts (Political Studies), Queen’s University

SHARE OWNERSHIP

Shares: 0

DDSUs: 46,350

Meets share ownership requirements

Keith E. Creel
Not Independent Age: 56 Director since: May 14, 2015 Residence: Wellington, Florida, U.S.A. 2024 voting results: 99.90% for

DIRECTOR SKILLS AND QUALIFICATIONS

President and Chief Executive Officer of the Company since January 31, 2017. Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2024 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%

BUSINESS EXPERIENCE

•	Became the first President and Chief Executive Officer of CPKC on April 14, 2023 with the combination of Canadian Pacific and Kansas City Southern
•	President and Chief Executive Officer of CP (2017 to April 14, 2023)
•	President and Chief Operating Officer of CP (2013 to 2017)
•	Executive Vice-President and Chief Operating Officer of Canadian National Railway Company (CN) (2010 to 2013)
•	Other positions at CN included Executive Vice-President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of CN’s Prairie division (2002 to 2010)
•	Superintendent and general manager at Grand Trunk Western Railroad (1999 to 2002)
•	Trainmaster and director of corridor operations at Illinois Central Railway prior to its merger with CN in 1999
•	Began his railroad career in 1992 as an intermodal ramp manager at Burlington Northern Railway in Birmingham, Alabama

INDUSTRY RECOGNITIONS

•	Named “Railroad Innovator” for 2024 & 2014 by Progressive Railroading
•	Named “2021 CEO of the Year” and “2021 Strategist of the Year” by The Globe and Mail’s Report on Business Magazine
•	Named “Railroader of the Year” for 2022 & 2021 by Railway Age magazine

OTHER EXPERIENCE

Other Boards - Current

•	Representative on Association of American Railroads

Other experience

•	Commissioned officer in the U.S. Army and served in the Persian Gulf War in Saudi Arabia

EDUCATION

•	Bachelor of Science in Marketing, Jacksonville State University
•	Advanced Management Program, Harvard Business School

SHARE OWNERSHIP

Shares(2): 98,246

DSUs: 166,023

PSUs: 255,819

Options(3): 2,376,489

Meets executive share ownership requirements (see page 36)

(1) Mr. Baird was unable to attend the February 26, 2024 virtual board meeting due to international travel.

(2) Reflects CPKC shares in Employee Share Purchase Plan, 401(k) and personal accounts.

(3) Reflects stock options outstanding as of Record Date.

2025 MANAGEMENT PROXY CIRCULAR 21

Amb. Antonio Garza (Ret.)(1)
Independent Age: 65 Director since: June 15, 2023 Residence: Mexico City, Mexico (U.S. Citizen) 2024 voting results: 99.71% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

The Greenbriar Companies (2021 to present)

•	Member of the Audit Committee and the Nominating and Corporate Governance Committee

OVERALL 2024 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Governance	6 of 6	100%
Risk and Sustainability	3 of 3	100%

BUSINESS EXPERIENCE

•	Counsel to the law firm of White & Case LLP, Mexico City (2009 to present)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	MoneyGram International (2012 to 2023)
•	Americas Technology Acquisition Corp (2022)
•	Kansas City Southern (2010 to April 13, 2023)
•	Basic Energy Services (2010 to 2016)

OTHER EXPERIENCE

Other Boards - Current

•	Southern Methodist University (Board Trustee member)
•	Americas Council/Council of the Americas Society (Director)
•	Texas Tribune (Director)
•	American Chamber de Mexico (Honorary Director)
•	George W. Bush Foundation (Director)

Other Boards - Past

•	Grupo KUA, S.A. de C.V. (2012 to 2024)
•	Tricolor Holdings, LLC (2019 to 2023)
•	Grupo ODH, Lux S.A.(2014 to 2023)
•	BBVA Compass and the U.S. Companies of BBVA (2009 to 2012)
•	Saavi Energia de Mexico (2018 to 2020)

Other Experience

•	Chairman, Vianovo Ventures (2009 to present)
•	United States Ambassador to Mexico (2002 to 2009)
•	Chairman, Texas Railroad Commission (1998 to 2002)
•	Vice Chairman, Interstate Oil and Gas Compact Commission (1998-2002)
•	Partner, Bracewell Law Firm (2017)
•	Secretary of State, State of Texas (1995 to 1997)
•	Senior Policy Advisor, Governor of the State of Texas (1994 to 1997)
•	Cameron County Judge (1988 to 1994)

EDUCATION

•	JD (Doctor of Jurisprudence), Southern Methodist University School of Law
•	BBA Finance, University of Texas at Austin

RECOGNITIONS

•	Aguila Azteca/Aztec Eagle
•	Distinguished Alumni at both the University of Texas at Austin and the Southern Methodist University, Dallas, TX
•	Inducted into the McCombs School of Business Hall of Fame, University of Texas at Austin

SHARE OWNERSHIP

Shares: 12,828

DDSUs: 6,066

Expected to meet share ownership requirements in 2028

Arturo Gutiérrez Hernández(1)(2)
Independent Age: 59 Director since: November 1, 2024 Residence: Monterrey, Mexico 2024 voting results: N/A

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management, sales & marketing, and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

KKR & Co. Inc. (2021 - present)

•	Member of the Conflicts Committee

OVERALL 2024 ATTENDANCE(2)	N/A

BUSINESS EXPERIENCE

•	Arca Continental, S.A.B. de C.V.
¡	Chief Executive Officer (2019 - present)
¡	Deputy Chief Executive Officer (2017 - 2019)
¡	Chief Operating Officer (2011 - 2017)
¡	Vice President, Mexico Beverages (2008 - 2011)
¡	Vice President, Human Resources (2006 - 2008)
¡	Vice President, Corporate Planning (2003 - 2006)
¡	General Counsel and Secretary of the Board (2001 - 2008)

EDUCATION

•	Bachelor degree in Law, Escuela Libre de Derecho
•	Master’s degree in Law, Harvard University - Fullbright/Garcia Robles Scholar

SHARE OWNERSHIP

Shares: 0

DDSUs: 636

Expected to meet share ownership requirements by 2029.

(1)	Identifies as a visible minority.
(2)	Mr. Gutiérrez joined the board effective November 1, 2024. There were no Board meetings from November 1, 2024 to December 31, 2024.

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PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

Hon. Edward R. Hamberger
Independent Age: 74 Director since: July 15, 2019 Residence: Delray Beach, Florida, U.S.A. 2024 voting results: 99.87% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2024 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Risk and Sustainability	3 of 3	100%
Integration (Chair)	6 of 6	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer, Association of American Railroads (1998 to 2019)

OTHER EXPERIENCE

Other Boards - Past

•	Transportation Institute, University of Denver (2002 to 2024)
•	Business Advisory Committee, Kellogg School of Management, Northwestern University (2000 to 2019)
•	TTCI (Chair of the Board) (1998 to 2019)
•	Railinc Corporation (1998 to 2019)
•	Mineta Transportation Institute, San Jose State University (2005 to 2019)
•	Baker Donelson, Management Committee (1989 to 1998)
•	Asociación Mexicana de Ferrocarriles (2005 to 2008)

Other Experience

•	Served as Assistant Secretary for governmental affairs at the U.S. Department of Transportation (1987 to 1989)

EDUCATION

•	Juris Doctor, Georgetown University
•	Master of Science, Foreign Service, Georgetown University
•	Bachelor of Science, Foreign Service, Georgetown University

SHARE OWNERSHIP

Shares: 0

DDSUs: 20,471

Meets share ownership requirements

Janet H. Kennedy(1)
Independent Age: 64 Director since: June 15, 2023 Residence: Naples, Florida, U.S.A. 2024 voting results: 99.79% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, executive compensation/human resources, transportation industry knowledge, investment management, governance, risk management, sales & marketing, cybersecurity training and strategic oversight.

CURRENT PUBLIC BOARD EXPERIENCE

Duluth Holdings Inc. (2023 to present)

•	Member of the Audit Committee

OVERALL 2024 ATTENDANCE(2)		100%

Meeting Attendance

Board	6 of 6	100%
Audit and Finance (Chair)	5 of 5	100%
Risk and Sustainability	2 of 2	100%
Integration	3 of 3	100%

BUSINESS EXPERIENCE

•	Vice President, North America Regions of Google Cloud at Google (2019 to April, 2023)
•	Partner/Principal, Americas Advisory Digital Transformation Leader of Ernst & Young (2018 to 2019)
•	Vice President of US Digital Transformation for Microsoft Corp. (2018 to 2019)
•	President of Microsoft Canada (2013 to 2017)
•	Vice President, U.S. Enterprise of Microsoft Corp. (2009 to 2013)
•	Vice President, Central Region EPG for Microsoft Corp. (2002 to 2013)
•	Business Unit Executive for IBM (1990 to 2002)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Kansas City Southern (2017 to 2018 and from 2019 to April 13, 2023)

OTHER EXPERIENCE

Other Boards - Past

•	Information Technology Association of Canada (2013 to 2017)
•	Business Council of Canada (2014 to 2017)

EDUCATION

•	BSIM, Industrial Mgmt/Industrial Engineering, Purdue University, Daniels School of Business
•	MBA, Queens University of Charlotte
•	Directors Consortium 2018, Stanford Graduate School of Business Executive Education
•	Diligent Board Certification for Cybersecurity & Risk

SHARE OWNERSHIP

Shares: 7,944

DDSUs: 6,415

Expected to meet share ownership requirements in 2028

(1)	Ms. Kennedy meets the SEC definition of “Audit Committee Financial Expert”.
(2)

Ms. Kennedy became Chair of the Audit and Finance Committee and appointed a member of the Integration Committee on April 24, 2024. Ms. Kennedy ceased to be a member of the Risk and Sustainability Committee on April 24, 2024.

2025 MANAGEMENT PROXY CIRCULAR 23

Henry Maier
Independent Age: 71 Director since: June 15, 2023 Residence: Gallatin, Tennessee, U.S.A. 2024 voting results: 96.21% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, executive compensation/human resources, transportation industry knowledge, governance, risk management, sales & marketing and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

CarParts.com (2021 to present)

•	Member of the Nominating and Corporate Governance Committee

CH Robinson Worldwide Inc. (2022 to present)

•	Member of the Governance Committee

OVERALL 2024 ATTENDANCE(2)		94%

Meeting Attendance

Board	6 of 6	100%
Audit and Finance	2 of 2	100%
Compensation	4 of 4	100%
Integration	5 of 6	83%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer of FedEx Ground (2013 to 2021)
•	Executive Vice President, Strategic Planning, Communications, and Contractor Relations for FedEx Corp. (2009 to 2013)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	CalAmp Corp. (2021 to 2024)
•	Kansas City Southern (2017 to April 13, 2023)

OTHER EXPERIENCE

Other Boards - Past

•	United Way of Southwestern Pennsylvania

EDUCATION

•	Bachelor of Arts in Economics, University of Michigan

SHARE OWNERSHIP

Shares: 26,206

DDSUs: 4,336

Meets share ownership requirements

Matthew H. Paull(1)
Independent Age: 73 Director since: January 26, 2016 Residence: Wilmette, Illinois, U.S.A. 2024 voting results: 98.19% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management and strategic oversight.

OVERALL 2024 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Compensation (Chair)	4 of 4	100%
Audit and Finance	5 of 5	100%

BUSINESS EXPERIENCE

•	Senior Executive Vice-President and Chief Financial Officer of McDonald’s Corporation (2001 until his retirement in 2008)
•	Before joining McDonald’s in 1993, was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Air Products and Chemicals, Inc. (2013 to 2025) (Chair of Audit and Finance Committee and member of Corporate Governance and Nominating Committee and Executive Committee)
•	Chipotle Mexican Grill Inc. (2016 to 2020) (member of Compensation Committee)
•	Best Buy Co. (2003 to 2013) (Lead independent director and chair of Finance Committee)
•	WMS Industries Inc. (2012 to 2013)
•	KapStone Paper and Packaging Corporation (2010 to 2018)

OTHER EXPERIENCE

Other Boards - Current

•	Rowan, Inc. (2024 to present) (member of Advisory Board)

Other Boards - Past

•	Pershing Square Capital Management, L.P. (2008 to 2023) (member of Advisory Board)

EDUCATION

• Master’s degree in Accounting, University of Illinois

• Bachelor’s degree, University of Illinois

SHARE OWNERSHIP

Shares: 18,690

DDSUs: 50,058

Meets share ownership requirements

(1)	Mr. Paull meets the SEC definition of “Audit Committee Financial Expert”.
(2)

Mr. Maier was appointed a member of the Audit and Finance Committee on April 24, 2024, and attended both meetings held following his appointment. Mr. Maier was unable to attend an Integration Committee meeting due to an unexpected scheduling conflict.

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PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

Jane L. Peverett(1)
Independent Age: 66 Director since: December 13, 2016 Residence: West Vancouver, British Columbia, Canada 2024 voting results: 98.13% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, and climate expertise, executive compensation/human resources, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY BOARD EXPERIENCE

Northwest Natural Gas Company (2007 to present)

•	Chair of Audit Committee
•	Member of Governance Committee and Organization and Executive Compensation Committee

Capital Power Corporation (2019 to present)

•	Member of People, Culture and Governance Committee and the Health, Safety and Environment Committee

Suncor Energy Inc. (2023 to present)

•	Member of the Audit Committee and Governance Committee

OVERALL 2024 ATTENDANCE(2)		100%

Meeting Attendance

Board	6 of 6	100%
Audit and Finance	5 of 5	100%
Governance	6 of 6	100%

BUSINESS EXPERIENCE

•	President & Chief Executive Officer of BC Transmission Corporation (electrical transmission) (2005 to 2009)
•	Vice-President, Corporate Services and Chief Financial Officer of BC Transmission Corporation (2003 to 2005)(3)
•	President of Union Gas Limited (a natural gas storage, transmission and distribution company) (2002 to 2003)
•	Other positions at Union Gas Limited: President & Chief Executive Officer (2001 to 2002); Senior Vice-President Sales & Marketing (2000 to 2001) and Chief Financial Officer (1999 to 2000)(3)

PAST PUBLIC COMPANY BOARD EXPERIENCE

•	Encana Corp. (2003 to 2017)
•	Postmedia Network Canada Corp. (2013 to 2016)
•	Hydro One Limited (2015 to 2018)
•	CIBC (2009 to April 2023)

OTHER EXPERIENCE

Other Boards - Current

•	CSA Group (2019 to present) (Chair of the Board)
•	British Columbia Institute of Corporate Directors Advisory Board (2014 to present) (Advisory Board Member)

EDUCATION

•	Bachelor of Commerce degree, McMaster University
•	Master of Business Administration degree, Queen’s University
•	Certified Management Accountant
•	A Fellow of the Society of Management Accountants
•	Holds the ICD.D designation from the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 32,414

Meets share ownership requirements

Andrea Robertson
Independent Age: 61 Director since: July 15, 2019 Residence: Calgary, Alberta, Canada 2024 voting results: 99.20% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, and strategic oversight.

OVERALL 2024 ATTENDANCE		100%

Meeting Attendance

Board	6 of 6	100%
Governance	6 of 6	100%
Compensation	4 of 4	100%
Integration	6 of 6	100%

BUSINESS EXPERIENCE

•	Chair of the Board, Calgary Airport Authority (2023 to present)
•	President & Chief Executive Officer, Shock Trauma Air Rescue Service (STARS) (2011 to 2023)
•	President & Chief Operating Officer, STARS (2011 to 2012)
•	Chief Nursing and Health Professions Officer, Alberta Health Services (2009 to 2011)
•	Vice President, Foothills Medical Centre (2008 to 2009)
•	Vice President, Alberta Children’s Hospital (2008 to 2009)
•	Vice President, South Health Campus (2005 to 2007)

OTHER EXPERIENCE

Other Boards - Current

•	The Calgary Airport Authority (2017 to present)

Other Boards - Past

•	Bow Valley College (2015 to 2018)
•	United Way (2007 to 2013)
•	University of Alberta, Faculty of Medicine & Dentistry (2021 to 2023)

EDUCATION

•	Executive Leadership, Harvard University
•	ICD.D Rotman School of Business
•	Masters in Health-Care Administration, Central Michigan University
•	Baccalaureate of Nursing, University of Calgary
•	Executive Fellowship, Wharton University
•	Championing Sustainability from the Boardroom, Stanford Doerr School of Sustainability

SHARE OWNERSHIP

Shares: 0

DDSUs: 19,709

Meets share ownership requirements

(1)	Ms. Peverett meets the SEC definition of “Audit Committee Financial Expert”.
(2)	Ms. Peverett ceased to be Chair of the Audit and Finance Committee on April 24, 2024.

2025 MANAGEMENT PROXY CIRCULAR 25

Gordon T. Trafton(1)
Independent Age: 71 Director since: January 1, 2017 Residence: Naperville, Illinois, U.S.A. 2024 voting results: 99.88% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

OVERALL 2024 ATTENDANCE(2)		100%

Meeting Attendance

Board	6 of 6	100%
Compensation	1 of 1	100%
Risk and Sustainability (Chair)	3 of 3	100%
Integration	3 of 3	100%

BUSINESS EXPERIENCE

•	Consultant, Brigadier Consulting (2014 to 2015)
•	Consultant, CPKC (f/k/a Canadian Pacific Railway Limited) (2013)
•	Special Advisor to the Canadian National Railway (CN) leadership team (2009 to his retirement in 2010)
•	Senior Vice-President Strategic Acquisitions and Integration, CN (2009 to 2010)
•	Senior Vice-President, Southern Region, CN (2003 to 2009)
•	Vice-President, Operations Integration, CN (2001 to 2003)
•	Vice-President, Transportation and IT Services, Illinois Central Railroad (1999 to 2001)
•	Held a number of leadership positions with Illinois Central Railroad and Burlington Northern Railroad

OTHER EXPERIENCE

Other Boards - Current

•	Leeds School of Business Advisory Board, University of Colorado Boulder (2012 to present)
•	Sacred Cow Consulting, Inc., Advisory Board (2020 to present)
•	Pacific National (2023 to present)

EDUCATION

•	Bachelor of Science, Transportation Management from the Leeds School of Business, University of Colorado Boulder

SHARE OWNERSHIP

Shares: 0

DDSUs: 32,186

Meets share ownership requirements

Additional information on our director nominees

Other than as disclosed below, none of the nominated directors is, or has been in the last 10 years:

(a)  a director, chief executive officer or chief financial officer of a company that:

•  was subject to a cease trade or similar order or an order that denied the issuer access to any exemptions under securities legislation for over 30 consecutive days, that was issued while the proposed director was acting in that capacity, or

•  was subject to a cease trade or similar order or an order that denied the issuer access to an exemption under securities legislation for over 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity

(b) a director or executive officer of a company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets,

(c)  become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets, or

(d) subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities commission, or any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Ms. Peverett was a director of Postmedia Network Canada Corp. (Postmedia) from April 2013 to January 2016. On October 5, 2016, Postmedia completed a recapitalization transaction under a court-approved plan of arrangement under the CBCA. Approximately US$268.6 million of debt was exchanged for shares that represented approximately 98 percent of the outstanding shares of Postmedia at that time. Postmedia repaid, extended and amended the terms of its outstanding debt obligations.

Mr. Maier served as a director of CalAmp Corp. (CalAmp) from 2021 to 2024. CalAmp was a publicly traded company whose common shares were listed on the NASDAQ during this period. CalAmp was incorporated in Delaware. On June 3, 2024, CalAmp entered into a restructuring support agreement with its principal lender, Lynrock Lake Fund LP (Lynrock), who became the equity holder of CalAmp following a series of restructuring transactions. With the support of Lynrock, on June 3, 2024, CalAmp and certain of its subsidiaries (collectively, the Debtors) filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the Bankruptcy Court) for relief under Chapter 11 of Title 11 of the United States Code, thereby commencing Chapter 11 cases for the Debtors. On July 11, 2024, the Bankruptcy Court entered an order confirming the Debtors’ Joint Plan of Reorganization (the Plan), with an effective date of July 31, 2024. Pursuant to the Plan, Mr. Maier ceased to be a director of CalAmp. After consummating the Plan, CalAmp emerged from Chapter 11 of the Bankruptcy Code on September 23, 2024, with Lynrock as the sole shareholder of CalAmp.

(1)	Identifies as a visible minority.
(2)	Mr. Trafton was appointed a member of the Management Resources and Compensation Committee on April 24, 2024. Mr. Trafton ceased to be a member of the Integration Committee on April 24, 2024.

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PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

2024 Director Compensation

The Governance Committee reviews director compensation every two to three years based on the directors’ responsibilities, time commitment and the compensation provided by comparable companies. Each director is paid an annual retainer of U.S.$280,000. The chairs of the Compensation Committee and the Audit and Finance Committee receive an additional U.S.$40,000 per year. All other Committee chairs receive an additional U.S.$30,000 per year and the Board Chair receives an additional U.S.$195,000 per year.

We paid directors a total of approximately $4,643,110 in 2024 as detailed in the table below. Directors receive a flat fee retainer to cover their ongoing oversight and responsibilities throughout the year, and they do not receive additional compensation for attendance at Board and committee meetings.

Directors receive 100 percent of their annual retainer in director deferred share units (DDSUs) until they have met their share ownership requirements. After that, directors are required to receive at least 50 percent of their compensation in DDSUs. The totals listed in the chart below represent (1) the approximate dollar value of DDSUs credited to each director’s DDSU account in 2024, based on the closing fair market value of our shares on the grant date plus (2) the cash portion paid if a director elected to receive a portion of their compensation in cash.

Mr. Creel does not receive compensation in respect of his role as a director because he is compensated in respect of his role as President and CEO (see pages 52 and 58 for details). He is therefore not included in the chart below.

All figures in the chart below are in Canadian dollars.

Name	Fees earned(2) (paid in cash) ($)	Share-based awards(1),(2) (DDSUs) ($)	All other compensation(2)(3)(5) ($)	Total ($)	% of Total Fees Taken in DDSUs
Hon. John Baird	0	424,974	1,000	425,974	100
Isabelle Courville	327,245	325,585	1,000	653,830	50
Jill Denham(6)	28,455	65,898	0	94,353	70
Amb. Antonio Garza (Ret)	0	381,618	50,683	432,301	100
David Garza-Santos(6)	0	95,238	0	95,238	100
Arturo Gutiérrez Hernández(4)	0	63,071	0	63,071	100
Hon. Edward Hamberger	0	422,506	1,370	423,876	100
Janet Kennedy	0	419,065	1,370	420,435	100
Henry Maier	191,772	190,809	1,370	383,951	50
Matthew Paull	0	436,135	1,370	437,505	100
Jane Peverett	201,407	200,378	1,000	402,785	50
Andrea Robertson	0	383,847	1,000	384,847	100
Gordon T. Trafton	212,319	211,253	1,370	424,942	50

(1)

The value of the share-based awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) using the grant date fair value, which is prescribed by the Directors’ Deferred Share Unit Plan.

(2)

All directors fees are initially determined in U.S. dollars. The value of director share-based awards, and cash and other payments, as applicable, is paid as follows: Ms. Kennedy and Messrs. Garza, Garza-Santos, Gutiérrez, Hamberger, Maier, Paull and Trafton were paid in U.S. dollars and their amounts have been converted to Canadian dollars using the 2024 average exchange rate of $1.3698. Ms. Courville, Denham, Peverett and Robertson and Mr. Baird were paid in Canadian dollars based on the exchange rate on the grant date.

(3)

Each director was provided with a $1,000 donation in local currency to the charity of their choice in December 2024 in gratitude for their year of service. This amount appears under All other compensation.

(4)	Mr. Gutiérrez joined the Board on November 1, 2024.
(5)

Mr. Garza was paid annual director fees of U.S.$36,000 by CPKC’s wholly owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V. (KCSM), for serving as Chairman of its board of directors. This amount has been converted to Canadian dollars using the 2024 average exchange rate of $1.3698.

(6)

Ms. Denham and Mr. Garza-Santos retired from the Board on April 24, 2024. Each received payout of their outstanding DSUs upon departure from the Board. Ms. Denham received payment in the amount of $3,594,640.21 ((30,841.706611 DSU units x CAD$116.30 FMV) + 7,749.76 cash). Mr. Garza-Santos received payment in the amount of $305,217.95 (3,605.220337 DSU units x USD$84.66 FMV).

You can read more about our director compensation program beginning on page 83.

2025 MANAGEMENT PROXY CIRCULAR 27

Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards held by directors, that are outstanding as of December 31, 2024.

On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan. There are no outstanding options under that plan.

Non-employee directors are not granted stock options under the Management Stock Option Incentive Plan.

	Share-based awards
Name	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)(1)
Hon. John Baird	-	-	4,816,037
Isabelle Courville	-	-	6,988,966
Jill Denham(2)	-	-	-
Amb. Antonio Garza (Ret)	-	-	630,824
David Garza-Santos(2)	-	-	-
Arturo Gutiérrez Hernández			66,253
Hon. Edward Hamberger	-	-	2,128,237
Janet Kennedy	-	-	667,106
Henry Maier	-	-	450,907
Matthew Paull	-	-	5,203,931
Jane Peverett	-	-	3,367,975
Andrea Robertson	-	-	2,047,961
Gordon T. Trafton	-	-	3,345,974

(1)

Calculated based on the closing price of our shares on December 31, 2024 (the last trading day of the year) on the TSX ($104.08), in the case of directors resident in Canada, and on the NYSE (U.S.$72.37) which was converted to Canadian dollars using the year-end exchange rate of $1.4389, in the case of the directors resident in the U.S. and Mexico.

(2)	Ms. Denham and Mr. Garza-Santos retired from the Board on April 24, 2024. Each received payout of their outstanding DSUs upon departure from the Board.

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PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

2024 Board and Committee reports overview

In 2024, the Board had five standing committees to assist it in fulfilling its duties and responsibilities:

•  Audit and Finance Committee

•  Corporate Governance, Nominating and Social Responsibility Committee (Governance Committee)

•  Management Resources and Compensation Committee (Compensation Committee)

•  Risk and Sustainability Committee

•  Integration Committee

Each committee has terms of reference approved by the Board that set out the committee’s responsibilities. Each committee has fulfilled all of its responsibilities in 2024. All committee memberships are as of December 31, 2024 unless otherwise noted.

Independence

Each committee is made up solely of independent directors, according to the independence criteria of the NYSE corporate governance rules and applicable Canadian securities laws.

Meeting in camera

Each committee has the opportunity to meet in camera, without management present. In camera sessions are required at the end of each meeting of the Audit and Finance Committee, the Compensation Committee and the Board. You can read about each director in the profiles beginning on page 20. Copies of the terms of reference for the Board and committees are available on our website (investor.cpkcr.com/governance).

Integration Committee

Responsible for overseeing the integration of KCS following the Company’s acquisition of control of KCS. The Integration Committee also provides advice to management regarding the integration of KCS and evaluates, approves and monitors the integration plan. The members as of December 31, 2024 were as follows:

MEMBERS

Hon. Edward Hamberger (Chair)

Isabelle Courville

Janet Kennedy

Henry Maier

Andrea Robertson

2024 HIGHLIGHTS

Six formal meetings and a number of informal meetings to discuss matters before the Committee.

Strategic risk

•  Reviewed steps required for post control plans, and monitored the integration plan

Safety and environmental processes and systems

•  Received updates on the safety integration plan and environmental matters

Culture

•  Reviewed the development of an integrated future CPKC culture

•  Reviewed updates on Mexican integration matters.

Synergies

•  Monitored achievement of revenue and cost synergies following the Company’s control of KCS

Corporate Governance, Nominating and Social Responsibility Committee

Responsible for monitoring and assessing the functioning of the Board and committees and for developing and implementing good corporate governance practices, identifying qualified director candidates and recommending director nominees for election to the Board. Also has oversight responsibility in respect of major issues of public policy relevant to our business and reviews and assesses initiatives of the Corporation related to social responsibility and diversity and inclusion.

MEMBERS

Hon. John Baird (Chair)

Isabelle Courville

Amb. Antonio Garza (Ret.)

Jane Peverett

Andrea Robertson

2024 HIGHLIGHTS

Six formal meetings in 2024 in addition to a number of informal meetings to discuss the matters before the committee.

Corporate governance

•	Reviewed and updated our corporate governance principles and guidelines
•	Reviewed and confirmed the terms of reference for the Board and committees
•	Reviewed and confirmed the position descriptions for the Board Chair, CEO and committee chairs
•	Reviewed Board age and term limits
•	Received and approved management proxy circular and related disclosures
•	Reviewed the Code of Business Ethics and approved updates aligning legacy CP and legacy KCS code of business ethics
•	Reviewed shareholder engagement feedback

Board performance

•	Set Board goals for 2024 relating to strategic planning, Board succession, shareholder engagement, director education and mentorship
•	Engaged in a peer review process as part of the director evaluation process
•	Evaluated the performance of the Board, committees, Board Chair, committee chairs and individual directors for 2024

Board composition for 2024

•	Reviewed the director skills matrix to ensure that the current directors have the skills and experience to meet the Board’s needs
•	Completed a director search for directors with business experience in Mexico

Director development

•	Continuing education provided through board and committee meetings as well as participation in industry conferences.
•	Reviewed our director orientation and onboarding process
•	Onboarded Mr. Arturo Gutiérrez as a director

2025 MANAGEMENT PROXY CIRCULAR 29

Audit and Finance Committee

Responsible for fulfilling all public company audit committee legal obligations and assists the Board in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from them, including the review and integrity of the financial statements, the integrity and quality of our financial reporting and internal controls, our compliance with applicable legal and regulatory requirements, the qualifications, independence, engagement, compensation and performance of the external auditor, and the performance of our internal audit function. The Audit and Finance Committee is also responsible for assisting the Board with oversight of additional matters including financing plans and programs, financial risks and contingent exposures, and the pension plans sponsored by the Company. The Audit and Finance Committee has in camera meetings with the external auditor, internal audit and the Chief Financial Officer at each meeting. In addition, the Audit and Finance Committee holds in camera sessions without management present at each meeting.

The Audit and Finance Committee has been established in accordance with the Exchange Act, NYSE standards and National Instrument 52-110 Audit Committees.

MEMBERS

Janet Kennedy (Chair)

Isabelle Courville

Henry Maier

Matthew Paull

Jane Peverett

2024 HIGHLIGHTS

Five formal meetings in 2024 in addition to a number of informal meetings to discuss the matters before the Committee.

External auditor

•	Oversaw the pre-approval of audit and non-audit services provided by the external auditor, including a discussion on which non-audit services the external auditor is prohibited from providing
•	Reviewed the performance of the external auditor and recommended to the Board the re-appointment of the Company’s external auditor for fiscal year 2024
•	Reviewed the non-audit review reports of the auditor of our interim financial statements each quarter
•	Received assurance from the external auditor that the annual audit was performed in a manner consistent with accepted standards
•	Met with the external auditor to discuss independence and other required matters under the Public Company Accounting Oversight Board (PCAOB) standards governing communications with audit committees
•	Received the external auditor’s written disclosure required by the PCAOB about its communication regarding independence
•	Reviewed the formal statement from the external auditor confirming its independence and the policies regarding hiring of the external auditor’s employees or former employees
•	Reviewed the external auditor’s annual audit plan
•	Approved the external auditor’s annual compensation
•	Reviewed accounting and disclosure impacts specific to the KCS acquisition.

Risk oversight

•	Reviewed and monitored our material financial disclosure
•	Confirmed our Audit and Finance Committee financial experts
•	Received report from the Chief Legal Officer to review all legal and regulatory matters and claims that could have a material impact on our financial position

Financial disclosure review and internal controls

•	Met with management, the internal auditor and the external auditor to review the adequacy and effectiveness of the financial reporting process, the internal control procedures and the disclosure controls
•	Reviewed our procedures for receiving and addressing complaints on accounting, internal accounting controls or auditing matters
•	Reviewed and recommended for Board approval the interim financial reports on Form 10-Q and quarterly earnings releases
•	Reviewed management methodologies for critical accounting estimates
•	Reviewed management progress on adoption of future accounting standards
•	Met with management and the external auditor to review our annual audited consolidated financial statements and then recommended them to the Board for approval and to be included in our annual report on Form 10-K
•	Reviewed the Company’s Delegation of Monetary Authority and recommended changes to the Board for approval

Treasury

•	Reviewed and monitored the Company’s compliance with financial covenants
•	Reviewed and monitored the Company’s repayment of debt

Internal audit

•	Reviewed and approved the internal auditor’s annual audit plan
•	Reviewed reports and recommendations on internal audit issues, and monitored how management responded to any issues identified by the internal auditor
•	Received updates from the internal auditor quarterly
•	Reviewed process for receiving, retaining and resolving complaints received on the Company’s alert line
•	Reviewed the effectiveness of select cybersecurity controls
•	Directly oversaw the internal audit function, its performance, activities, organizational structure, leadership and the skills and experience of the group

Pension plans

•	Reviewed and approved changes to the Statement of Investment Policies and Procedures
•	Reviewed pension plan financial statements and external auditor’s reports
•	Reviewed pension plan performance for the Canadian defined benefit pension plans
•	Reviewed and approved pension plan amendments

2024 AUDIT COMMITTEE FINANCIAL EXPERTS

All members of the Audit and Finance Committee are “financially literate” as required by the NYSE and applicable Canadian securities laws. As of December 31, 2024, the following Audit and Finance Committee members have been determined to be “audit committee financial experts” as defined by the SEC:

•   Isabelle Courville

•   Janet Kennedy

•   Matthew Paull

•   Jane Peverett

30 CPKC

PROXY CIRCULAR ABOUT THE DIRECTOR NOMINEES

Management Resources and Compensation Committee

Responsible for fulfilling public company compensation committee legal obligations and assisting the Board with the appointment and compensation of executive officers, overseeing compensation philosophy and programs, establishing performance objectives and evaluating performance and succession plans of certain senior officers. The Management Resources and Compensation Committee holds in camera sessions without management present at each meeting.

MEMBERS

Matthew Paull (Chair)

Isabelle Courville

Henry Maier

Andrea Robertson

Gordon T. Trafton

2024 HIGHLIGHTS

Four formal meetings in 2024 in addition to a number of informal meetings to discuss the matters before the Committee.

CEO performance and compensation

•	Reviewed the assessment process and established performance objectives for the year
•	Evaluated the CEO’s performance and recommended his compensation to the Board

Executive compensation

•	Reviewed the CEO’s assessment of NEOs and other direct reports of the CEO and recommended their 2024 compensation to the Board
•	Reviewed and approved the payout of the 2023 short-term incentive plan and 2021 PSU plan
•	Reviewed and approved the plan design and performance metrics for the 2024 short-term and long-term incentive plans
•	Reviewed and approved amendments to CPKC’s peer group
•	Reviewed and approved updates to executive share ownership guidelines
•	Monitored executive share ownership compliance
•	Reviewed and approved officer appointments
•	Reviewed and approved amendments to the committee’s Terms of Reference

Succession planning and organizational health

•	Reviewed the succession plans for the CEO and other executive roles, including the process for developing and retaining top talent
•	Reviewed the results of the CPKC employee pulse survey
•	Reviewed leadership development and recognition programs for CPKC employees

Risk oversight

•	Continued oversight of comprehensive compensation risk with the review of the executive compensation program, incentive plan design and policies to reward performance and align management interests with shareholders’ interests

You can read about compensation governance on page 37 and executive compensation generally beginning on page 33.

Risk and Sustainability Committee

Responsible for assisting the Board in its oversight responsibilities with respect to our strategic and integrated risk practices, the robustness of our safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

MEMBERS

Gordon T. Trafton (Chair)

Hon. John Baird

Isabelle Courville

Amb. Antonio Garza (Ret.)

Hon. Edward Hamberger

2024 HIGHLIGHTS

Three formal meetings in 2024 and a number of informal meetings to discuss the matters before the Committee.

Oversight of risk and safety

•	Reviewed management’s approach on safety matters, including safety management systems, disability management, technical training and operating practices and rules
•	Reviewed management’s risk structure and its ability to manage and respond to risk
•	Reviewed risk mitigation matters including risk management, casualty management, security and damage prevention
•	Reviewed the Company’s insurance strategy to mitigate and transfer risks
•	Reviewed emergency response processes
•	Reviewed rail technology and innovations and their role in managing risk and enhancing safety
•	Received updates from management on transportation of hazardous materials
•	Reviewed summary of Safety Management Systems (SMS)/Risk Reduction Program in Canada and the U.S.
•	Received updates from management on cybersecurity
•	Received updates from management on security (including Canada, U.S. and Mexico)

Oversight of sustainability

•	Committee Chair engaged top shareholders in discussions, including on sustainability matters
•	Engagement with management on the Company’s key carbon reduction efforts, including progress on management’s analysis of potential decarbonization opportunities and important ongoing climate initiatives
•	Received updates from management on the Company’s low carbon innovation and value chain engagement initiatives, including the hydrogen locomotive program and the enhancement of fuel saving, energy management technologies
•	Received updates on management’s evaluation of locomotive fleet renewal options
•	Received regular sustainability updates from management, including on sustainability governance matters
•	Provided oversight with respect to key sustainability disclosures and engagement with third-party ESG information providers and ratings organizations

2025 MANAGEMENT PROXY CIRCULAR 31

PART III – EXECUTIVE COMPENSATION

MESSAGE FROM THE CHAIR OF THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE

Fellow Shareholders,

Under the leadership of President and CEO, Keith Creel, CPKC has made significant progress toward integrating two Class 1 railroads while delivering on commitments made to regulators, customers and shareholders. I continue to have the opportunity to meet with our institutional shareholders to share our progress and our approach to executive compensation during this critical time. Your feedback has helped shape our approach as we look to incentivize and retain CPKC’s industry-leading management team.

Support for our exceptional team continues to be reinforced by the investment community. Once again, the CPKC team was recognized in the Extel Insights (formerly Institutional Investor) rankings as the top scoring company in all of Canada, across all sectors. The Company ranked first in its sector in every category including best CEO, CFO, IR program, ESG program, and company board.

Incentive Plan Performance & Design

In 2024, CPKC produced its lowest FRA-reportable personal injury rate on record and the lowest FRA-reportable train accident frequency among Class 1 railroads. CPKC also delivered record revenues and best-in-class earnings growth.

The team’s commitment to delivering growth at a low incremental cost while ensuring the safety of its employees and neighboring communities resulted in a short-term incentive plan (STIP) corporate performance factor of 171 percent. The 2022 performance share unit (PSU) plan had a performance factor of 120 percent.

Last year, and consistent with the feedback we heard from shareholders, a synergy-related EBITDA target was added to CPKC’s long-term incentive plan (LTIP). This additional performance measure will ensure that all LTIP-eligible employees across CPKC, including our CEO, are aligned and focused on delivering what was committed to shareholders as part of the merger.

We know our shareholders like Return on Invested Capital (ROIC) as a PSU performance measure and we believe this is an appropriate metric in a capital-intensive industry such as ours. It remains our intent to return to it as a key performance measure in the next couple of years.

Governance Updates

In recognition of CPKC’s larger size and expanded North American footprint, we updated our compensation peer group and executive ownership requirements in 2024. Our updated peer group will continue to emphasize Class 1 railroads and now also includes 14 capital-intensive North American companies of similar geography, size and business complexity. The Company also increased share ownership requirements by one times salary for executives at the senior vice-president level and above – this includes our CEO and NEOs. Details are discussed further on pages 35 and 36 respectively.

Annual “say on pay” vote

On behalf of the Management Resources and Compensation Committee, I encourage you to take time to read the compensation discussion and analysis, which starts on page 33, and invite you to vote on our approach to executive compensation at this year’s annual and special meeting. If you have any questions about our compensation programs, please contact me through the office of the Corporate Secretary at CPKC, or by sending an email to shareholder@cpkcr.com. Your comments and feedback are welcome at any time.

Sincerely,

Matthew H. Paull

Chair, Management Resources and Compensation Committee

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy circular.

Our executive compensation program is designed to pay for performance, to align management interests with our business strategy and the interests of our shareholders, and to engage and retain our executives. This section of our proxy circular provides shareholders with descriptions of our compensation programs and 2024 compensation decisions for our Named Executive Officers (NEOs), listed below.

2024 NAMED EXECUTIVE OFFICERS
Keith E. Creel President and Chief Executive Officer
Nadeem S. Velani Executive Vice-President and Chief Financial Officer
John K. Brooks Executive Vice-President and Chief Marketing Officer
Mark A. Redd Executive Vice-President and Chief Operating Officer
James D. Clements Executive Vice-President Strategic Planning and Corporate Services

Where to find it

Compensation Discussion and Analysis	33
Our Approach to Executive Compensation	34
Compensation Governance	37
Compensation Program	42
2024 Executive Compensation	43
Named Executive Officer Profiles	52
Share Performance	57

Executive Compensation Details	58
Summary Compensation Table	58
Incentive Plan Awards	61
Retirement Plans	65
Termination and Change in Control	68
CEO Pay Ratio	70

2025 MANAGEMENT PROXY CIRCULAR 33

Our approach to executive compensation

Our executive compensation program supports our operations-focused culture, is linked to the critical metrics that drive the achievement of our strategic plan without taking on undue risk, and is designed to create long-term sustainable value for our shareholders. The key elements of our approach to executive compensation include:

•	competitive market pay practices to attract and retain talent
•	a compensation mix that is incentive-driven with a large portion of total direct compensation that is variable or “at-risk” to support our pay for performance culture
•	compensation components paying out over multiple performance periods to link to our short- and long-term business strategy
•	alignment of management’s interests with those of our shareholders through equity-based compensation and share ownership requirements

We have five key foundations designed to focus us on our goal of being the best railroad company in North America:

Compensation mix

Attracting and retaining high performing executives is key to our long-term sustainable growth and success. Built into our compensation pay mix is a significant emphasis on incentive-driven pay where the proportion of at-risk pay increases by level. Executives earn more if we perform well, and less when performance is not as strong. A significant component of executive at-risk pay is equity-based compensation, which links directly to the value of our shares, ensuring alignment with the interest of our shareholders. We also require our executives to own CPKC equity and our share ownership guidelines increase by executive level (see page 36).

Target total direct compensation mix for our NEOs is shown in the graph. 92 percent of our CEO’s and an average of 83 percent of our other NEOs’ target total direct compensation is at risk.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Benchmarking

As a larger, more complex North American entity, the Compensation Committee reviewed and approved updates to our peer group to better reflect the market we compete with for talent. The group continues to include our Class 1 railroad peers plus, effective in 2024, 14 capital-intensive North American companies. For certain positions within the organization, we apply a heavier weighting to Class 1 railroad peers.

Our compensation peer group is comprised of 11 Canadian companies and eight (8) U.S. companies that are similar in geography, size, industry and business complexity. Size criteria considers metrics such as EBITDA, market capitalization, enterprise value and total assets.

Class 1 Railroads	North American Capital-Intensive Companies

BNSF Railway Company	Air Canada	Enbridge Inc.	Suncor Energy Inc.

Canadian National Railway Company	Barrick Gold Corporation	FedEx Corporation	TC Energy Corporation

CSX Corporation	BCE Inc.	Nutrien Ltd.	TELUS Corporation

Norfolk Southern Corporation	Canadian Natural Resources Ltd.	Old Dominion Freight Line Inc.	United Parcel Services Inc.

Union Pacific Corporation	Cenovus Energy Inc.	Republic Services Inc.

Compensation pays out over time

2025 MANAGEMENT PROXY CIRCULAR 35

Executives are CPKC shareholders

We require executives and senior management employees to own equity in the Company so they have a stake in our future success. Share ownership requirements are set as a multiple of base salary and increase by level. The ownership requirement must be achieved within five years of the employee being appointed to their position and can be met by holding common shares or deferred share units (DSUs). Notional shares in the form of PSUs, restricted share units (RSUs), and stock options do not count towards ownership requirements. Once executives have met their initial shareholding requirements, they are required to maintain compliance, which is reported annually to the Compensation Committee. The CEO must maintain the ownership level for one year after the cessation of employment.

In 2024, CPKC increased its ownership requirements by 1x base salary for the CEO as well as the Executive Vice-President and Senior Vice-President levels.

Executives have the opportunity to participate in the Senior Executive’s DSU Plan (see page 66 for further plan details). DSUs must be held for a minimum of six months after the executive leaves the Company. The units are redeemed for cash, with (i) Canadian-resident executives being entitled to elect a date of payment between a date six months following their departure from the Company and December 15th of the following calendar year, in compliance with Canadian tax rules; and (ii) U.S. resident executives being paid six months after their departure from the Company, in compliance with U.S. tax regulations.

The table below shows the share ownership requirement by executive level, applicable to 142 executives and senior management employees in 2024.

Executive Level	Ownership requirement (as a multiple of base salary)	In 2024, CPKC increased the share ownership requirements for the CEO, as well as the Executive Vice-President and Senior Vice-President levels.
CEO	7x
Executive Vice-President	5x
Senior Vice-President	3x
Vice-President	1.5 to 2x
Senior management	1x

Equity ownership (as at December 31, 2024)

Executive	Requirement (as a multiple of salary)	Minimum ownership value ($) (1)	Shares ($)(2)	Deferred share units ($)(2)	Total ownership value ($) (2)	Total ownership (as a multiple of salary)

Keith Creel	7x	13,597,605	10,202,548	17,260,345	27,462,893	14.14x

Nadeem Velani	5x	5,142,000	351,442	7,802,465	8,153,907	7.93x

John Brooks(3)	5x	5,165,651	1,467,217	1,780,594	3,247,811	3.14x

Mark Redd(3)	5x	5,122,484	2,651,994	2,394,872	5,046,866	4.93x

James Clements	5x	3,016,000	1,455,138	2,813,226	4,268,364	7.08x

(1)	Minimum ownership values for Messrs. Creel, Brooks and Redd have been converted to Canadian dollars using a year-end exchange rate of $1.4389
(2)

Values for Messrs. Creel, Brooks and Redd are based on US$72.37, the closing NYSE share price on December 31, 2024 (the last trading day of the year), converted to Canadian dollars using a year-end exchange rate of $1.4389. Values for Messrs. Velani and Clements are based on $104.08, the closing TSX share price on December 31, 2024.

(3)	Messrs. Brooks and Redd have until January 2029 to meet their share ownership requirements.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Compensation governance

Disciplined decision-making process

Executive compensation decisions involve management, the Compensation Committee and the Board. The Board has final approval for setting, amending and adopting any equity compensation plans or awards, subject to applicable shareholder approval requirements. The Compensation Committee also receives advice and support from external consultants from time to time and since June 2020, has retained Frederic W. Cook & Co., Inc. (FW Cook) as an independent compensation consultant to provide objective analysis and assessment of the Company’s executive compensation program. With respect to 2024 compensation matters, management received advice and support from Laulima Consulting Inc. who replaced Willis Towers Watson (WTW), and other external consultants to the Company, but not FW Cook.

2025 MANAGEMENT PROXY CIRCULAR 37

Qualified and experienced Compensation Committee

The Compensation Committee is responsible for our compensation philosophy, strategy and program design. The Compensation Committee consists of five independent directors. The Compensation Committee has the relevant skills, background and experience to carry out its duties. The table below shows the key skills and experience of each member:

Compensation Committee members also have specific human resources and compensation-related experience, including:

•	direct responsibility for executive compensation matters
•	membership on human resources committees
•	compensation plan design, administration, compensation decision-making, risk management and understanding the Board’s role in the oversight of these practices
•	understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts
•	engagement with investors on compensation issues
•	financial literacy, oversight of financial analysis related to compensation plan design and practices
•	pension benefit oversight, investment management
•	recruitment of senior executives

The Compensation Committee has no interlocks or insider participation. None of the members were employed by or had any relationship with CPKC during 2024 requiring disclosure under Item 404 or Item 407(e)(4) of Regulation S-K of the Exchange Act. You can read about the background and experience of each nominee in the director profiles beginning on page 20.

Our Compensation Committee members also serve on other standing committees. Mr. Paull and Mr. Maier are members of the Audit and Finance Committee, Mr. Maier and Ms. Robertson are members of the Integration Committee, Ms. Robertson is a member of the Governance Committee and Mr. Trafton is a member and chairs the Risk and Sustainability Committee. Ms. Courville, in her capacity as Chair of the Board, is an ex-officio member of all standing committees and may attend committee meetings at her discretion. This cross-membership provides directors with a broader perspective of risk oversight and a deeper understanding of our enterprise risks, ultimately strengthening overall risk management.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Independent advice

The Compensation Committee and management retain separate independent executive compensation advisors to provide advice on compensation-related matters and to avoid any conflicts of interest.

Compensation Committee advisor FW Cook	Management Compensation advisor Laulima Consulting

•  Compensation Committee retains FW Cook to act as an independent compensation advisor, attending committee meetings (unless otherwise requested by the Committee Chair)

•  Compensation Committee approves all compensation-related fees and work performed by FW Cook

• Management engages Laulima Consulting to provide analysis and advice on compensation-related matters

The table below shows the fees paid to FW Cook, Laulima Consulting, and WTW for compensation advisory services.

	2024		2023

	Committee advisor	Management advisor	Committee advisor	Management advisor

Fees	FW Cook (1)	Laulima Consulting	FW Cook (1)	WTW

Executive compensation-related fees	$58,158	$52,453	$125,378	$74,667

All other fees(2)	$0	$209,810	$0	$947,315

Total fees	$58,158	$262,263	$125,378	$1,021,982

(1)	FW Cook fees have been converted to Canadian dollars using the average exchange rate for 2024 of $1.3698.
(2)	Fees of $209,810 paid to Laulima Consulting in 2024 are for broad-based compensation advice. $947,315 paid to WTW in 2023 is for actuarial and pension consulting services.

Compensation risk

Effective risk management is integral to achieving our business strategies and to our long-term success. The Board believes that our executive compensation program should not increase our risk profile. The Compensation Committee is responsible for overseeing compensation risk. It reviews the executive compensation program, incentive plan design and our policies and practices to ensure they encourage the right decisions and actions to reward performance and align management interests with shareholder interests.

Incentive plan targets are linked to our corporate objectives and our corporate risk profile. The Compensation Committee believes that our approach to goal setting, establishing performance measures and targets and evaluating performance results helps mitigate risk-taking that could reward poor judgment by executives or have a negative effect on shareholder value.

Risk review

The Compensation Committee conducts a comprehensive compensation risk review periodically to ensure that we have identified any compensation risks and have appropriate measures in place to mitigate those risks. An independent consultant assists the Compensation Committee with the review, which includes oversight of:

•	the targets for STIP and the PSU plan, anticipated payout levels and the risks associated with achieving targeted performance
•	the design of the long-term incentive awards, which reward sustainable financial and operating performance
•	the compensation program, policies and practices to ensure alignment with our enterprise risk management practices

The last risk assessment was completed by WTW in 2023 and concluded there were no risks identified as arising from the Company’s compensation programs that were reasonably likely to have a material adverse effect on the Company.

2025 MANAGEMENT PROXY CIRCULAR 39

Managing compensation risk

Our commitment to risk mitigation of the Company’s executive compensation program is reflected in the following practices and policies:

Key policies

In addition to the Code of Business Ethics and the Business Ethics Reporting Policy for the Company, a number of other policies act to mitigate compensation risk. You can read more about our code of business ethics and other policies beginning on page 86.

Clawbacks

In compliance with the U.S. Securities and Exchange Commission (SEC) mandatory clawback rule and the New York Security Exchange (NYSE) listing standards, the Company adopted and implemented a Dodd-Frank clawback policy for certain executive officers, effective December 1, 2023 (Dodd-Frank Clawback Policy). The Dodd-Frank Clawback Policy mandates the recovery of erroneously awarded incentive-based compensation received by covered executives during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement. Recovery of incentive-based compensation pursuant to our Dodd-Frank policy is on a “no-fault” basis, meaning that misconduct, fault or responsibility by the covered executive officer is not required to trigger recovery. The Dodd-Frank Clawback Policy applies to each current and former “executive officer” of the Company as defined under Item 401(b) of Regulation S-K, including our NEOs.

For the Company’s senior executives not subject to the Dodd-Frank Clawback Policy, we amended our pre-existing clawback policy (the Senior Executive Clawback Policy) to align the restatement requirement with the Dodd-Frank Clawback Policy, effective December 1, 2023. The Senior Executive Clawback Policy allows the Board to recoup short- and long-term incentive compensation paid to a current or former senior executive not subject to the Dodd-Frank Clawback Policy if:

•

the incentive-based compensation received would have been lower based on an accounting restatement that corrects an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period; and

•

the senior executive engaged in gross negligence, fraud or intentional misconduct that caused or contributed to the need for the restatement or correction, as admitted by the senior executive or as reasonably determined by the Board.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Under the Senior Executive Clawback Policy, the Board has sole discretion to determine whether it is in our best interests to pursue reimbursement of all or part of the incentive compensation and these actions would be separate from any actions by law enforcement agencies, regulators or other authorities. The adoption of the Dodd-Frank Clawback Policy and the amendment to the Senior Executive Clawback Policy reflect the Board’s continued commitment to the stewardship of good governance and accountability of corporate executives to our shareholders. We expect to amend our clawback policy going forward as may be required by changes in applicable laws and listing requirements.

Anti-hedging

Our disclosure and insider trading and reporting policy prohibits directors, executive officers and employees from buying financial instruments that are designed to hedge or offset a decrease in the market value of equity awards or shares they hold directly or indirectly.

Anti-pledging

Our anti-pledging policy prohibits directors and executive officers from holding any CPKC securities in a margin account or otherwise pledging the securities as collateral for a loan.

Non-compete and Non-solicitation

We are mindful of the demand for experienced and talented railroaders, particularly those with backgrounds in precision scheduled railroading. To manage retention risk, our long-term incentive award agreements contain non-compete, non-solicitation and other restrictive clauses, including non-disclosure restrictions.

2025 MANAGEMENT PROXY CIRCULAR 41

Compensation program

Total direct compensation consists of salary, short-term incentive and a long-term incentive award. Executives also receive pension benefits and perquisites as part of their overall compensation.

Element	Purpose	Risk mitigating features	Why it is important

Salary Fixed cash (see page 43)	• competitive level of fixed pay to reflect scope of responsibilities and market data • reviewed annually	• benchmarked against our comparator group to ensure market competitiveness	• attract and retain talent • no automatic or guaranteed increases to promote a performance culture

Short-term incentive Variable cash bonus (see page 43)	• performance-based incentive to reward achievement of annual corporate and individual objectives to attract and retain highly qualified leaders • established target awards based on level of employee

•  year-end performance is measured against predetermined, approved targets

•  actual payouts are based on the achievement of corporate and individual objectives

•  payouts range from 0 percent to a maximum of 200 percent of target awards

•  motivate high corporate and individual performance

•  performance metrics are aligned to the Company’s strategic plan and approved annually

•  align personal objectives with area of responsibility and role in achieving financial, safety and operating results

Deferred compensation Deferred share units (see page 66)

•  encourages share ownership while aligning management interests with growth in shareholder value

•  executives and senior management can elect to receive their short-term incentive and their annual PSU grant in DSUs if they have not yet met their share ownership requirement

•  company provides a 25 percent match of the deferral amount in DSUs, subject to a cap

•  deferral limited to the amount required to meet the executive’s share ownership guidelines

•  helps retain key executive talent

•  matching DSUs vest after three years and matching PDSUs vest immediately

•  sustained alignment of executive and shareholder interests because the value of DSUs is tied directly to our share price

•  cannot be redeemed for cash until a minimum of six months after the executive leaves the Company

Long-term incentive Performance share units (see page 46)	• equity-based incentive to align with shareholder interests and focuses on three-year performance • accounts for 60 percent of an executive’s long-term incentive award • vest after three years	• use predefined return and financial metrics • the number of units that vest is based on a performance factor that is capped • no guarantee of a minimum payout	• focuses the leadership team on achieving challenging medium-term performance goals • payout based on share price and company performance • attract and retain highly qualified leaders

Long-term incentive Stock options (see page 46)

•  equity-based incentive to align with long-term performance and growth in share price

•  accounts for 40 percent of an executive’s long-term incentive award

•  vests over four years, term is seven years

		• focuses on appreciation in our share price, aligning with shareholder interests • only granted to senior management and executives	• focuses the leadership team on creating sustainable long-term value

Pension Defined contribution and defined benefit pension plans (see page 65)	• pension benefit based on pay, age and service and is competitive with the market • supplemental plan for senior management and executives	• balances risk management of pay packages that have a high percentage of variable pay	• attract and retain highly qualified leaders

Perquisites Flexible spending account (see page 59)	• market competitive benefit to support health and well-being	• capped perquisites for the CEO and executives	• attract and retain highly qualified leaders

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

2024 Executive compensation

Salary

We review salaries every year based on the executive’s performance, leadership abilities, responsibilities and experience as well as succession and retention considerations. The Compensation Committee also considers the economic outlook and competitive pay practices of the comparator group before recommending the salary increases for Board approval. For 2024, we reviewed salaries for NEOs and other executives and made adjustments as needed for increased responsibilities of the new CPKC entity. The table below outlines the base salaries of all NEOs, which are set in U.S. dollars consistent with industry practice. As Mr. Clements was not an NEO in 2023, his 2023 salary has been converted to USD using the 2023 average exchange rate of 1.3497 and his 2024 salary has been converted using the 2024 average exchange rate of 1.3698.

Executive	2024 (in USD)	percent change from 2023	2023 (in USD)

Keith Creel	1,350,000	0.0%	1,350,000

Nadeem Velani	750,000	4.2%	720,000

John Brooks	718,000	4.1%	690,000

Mark Redd	712,000	3.9%	685,000

James Clements	440,356	2.5%	429,725

Short-term incentive plan (STIP)

The short-term incentive award focuses executives on achieving strong annual operating results emphasizing financial and safety measures. The table below summarizes the terms of our current STIP.

Purpose	• performance-based incentive to achieve predefined annual corporate and individual performance goals that are tied directly to our strategy and operational objectives
Term	• measure performance over a one-year period
Payout

• corporate performance is assessed against financial and safety measures

• individual performance is assessed based on individual performance objectives

• awards are pro-rated for eligibility in calendar performance year and can range from 0 to 200 percent of base salary

• cash awards are paid out in February following the performance year

Restrictions

• must meet minimum level of corporate and individual performance

• performance modifier for each metric and actual award is capped at 200 percent of target for exceptional performance to limit payout and excessive risk-taking

We calculate each STIP award by multiplying the executive base salary by their short-term incentive target as well as the corporate and individual performance factors as shown below:

Our STIP target is based on a percentage of base salary and the payout opportunity ranges from 0 percent to 200 percent of the executive’s target. For executives, the STIP target is weighted at 75 percent for corporate results and 25 percent for individual performance, whereas most other employees have greater emphasis placed on individual and departmental goals with their corporate and individual performance weighted at 50 percent each. This is based on our view that the annual bonus should be tied to overall corporate performance and the areas of our business that each employee can influence directly.

2025 MANAGEMENT PROXY CIRCULAR 43

The corporate performance factor consists of financial and safety measures of varying weights that total 100 percent. The year end result of each measure is assessed against predetermined targets that are set at the beginning of the year (see page 45 for a complete review of the targets and results for the 2024 STIP). The individual performance factor is based on the executive’s performance against annual objectives and additional predetermined quantitative and qualitative goals that reflect the strategic and operational priorities critical to each executive’s role.

2024 STIP awards

The table below shows the calculation of the STIP awarded to each NEO based on the 2024 corporate and individual performance factors. The salaries of Messrs. Creel, Brooks, and Redd have been converted to Canadian dollars using an average exchange rate of $1.3698 for 2024.

Assessing individual performance

Individual performance objectives are set at the start of every financial year. The Compensation Committee sets the individual performance factor for the CEO. The CEO reviews the performance of his direct reports against their objectives, and recommends their individual performance factors to the Compensation Committee. The individual performance factor ranges from 0 to 200 percent. The individual performance factor for the CEO cannot exceed the STIP corporate performance factor and accordingly Mr. Creel’s performance factor was capped at 171 percent. This ensures the payout factor for the CEO aligns with the Company’s overall performance.

See the profiles beginning on page 52 to read about each executive’s individual performance highlights in 2024.

Assessing corporate performance

CPKC delivered strong results to cap a historic year. Since the close of the KCS acquisition in April 2023, the CPKC team has successfully leveraged the combined network to deliver growth and strong operational performance. In 2024, for the second consecutive year, CPKC led the industry with the lowest FRA-reportable train accident frequency among Class 1 railroads, building on CP’s legacy of 17 consecutive years leading the industry. CPKC also delivered its lowest FRA-reportable personal injury rate on record. From a financial perspective, we delivered a reported OR of 64.4 percent and a core adjusted combined OR(1) of 61.3 percent, reported diluted EPS of $3.98 and core adjusted combined diluted EPS(1) of $4.25, an increase of 11 percent. CPKC delivered record revenues and best-in-class earnings growth in 2024. The hard work and dedication of the CPKC family in 2024 resulted in a STIP corporate performance payout of 171 percent.

(1)

Core adjusted combined OR and core adjusted combined diluted EPS are non-GAAP measures. These measures are defined and reconciled on pages 70 – 76 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

2024 STIP scorecard results

The table below shows the 2024 scorecard and results. Targets were set with stretch goals to motivate strong performance and create shareholder value as we continue to focus on our multi-year plan and remain a leader in safety. As 2024 marks our first full year as a combined entity, the Board approved consolidated financial targets and safety measures reflecting the expansion of industry-leading practices throughout the network. There is no payout on a measure if corporate performance is below threshold and if all corporate measures are below threshold, then only the individual performance factor is used to calculate the award payment. Corporate results between 50 and 200 percent of target are interpolated.

Consistent with our plan design, STIP results are routinely adjusted (favourably and unfavourably) for certain planning assumptions and other one-time items outside of normal business. As a result, STIP results will differ from reported GAAP results. In 2024, results were adjusted for differences between actual and budgeted foreign exchange rates, fuel prices, land sales and regulatory impacts not fully quantifiable at the time of target setting.

Performance measure (Weighting)	Why the measure is important	Threshold (50%)	Target (100%)	Maximum (200%)	2024 STIP Result	Score

Financial measures

STIP Operating ratio (35%)(1)(2) Operating expenses divided by total revenues	Focuses the Company on growth at a low incremental cost	62.0%	61.5%	61.0%	61.1%	180%

STIP Operating income (35%)(1)(3) ($ millions) Total revenues less total operating expenses	Highlights the importance of revenue growth to our corporate strategy	5,450	5,605	5,730	5,656	141%

Safety measures(4)

FRA Train Accident Frequency (15%) Number of FRA-reportable train accidents per million train-miles	The Company is an industry leader in rail safety and we are more focused than ever on protecting our people, our communities, the environment and our customers’ goods	1.35	1.21	0.99	1.01	191%

FRA Personal Injury Frequency (15%) Number of FRA-reportable injuries per 200,000 employee-hours	We make the safety of our employees our top priority	1.18	1.12	1.06	0.95	200%

Corporate performance factor for NEOs						171%

(1)

In setting Operating ratio and Operating income targets for 2024, CPKC reflected the impacts of changes to foreign exchange rates and regulatory changes made in 2023. Updates to these assumptions led to a year-over-year increase in operating ratio targets.

(2)

STIP Operating ratio is derived from CPKC’s Core adjusted combined OR which is a non-GAAP measure. This measure is defined and reconciled on pages 70 - 76 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(3)

STIP Operating income is derived from CPKC’s Core adjusted combined operating income, which is a non-GAAP measure. This measure is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

(4)

Certain safety actuals can continue to settle over time. The Company’s 2024 achievements demonstrated in this table reflect actuals as of the time the Compensation Committee approved the overall payout. In 2024 CPKC established system-wide safety targets whereas previously STIP safety targets were bifurcated for Canada/U.S. and Mexico.

2025 MANAGEMENT PROXY CIRCULAR 45

Long-term incentive plan (LTIP)

Our long-term incentive awards focus executives on medium- and longer-term performance to create sustainable shareholder value.

The table below summarizes the terms of our current long-term incentive plans.

	Performance share units (60% weighting)	Stock options (40% weighting)

Purpose	• notional share units to align compensation with medium-term financial and market objectives	• equity-based compensation to align executives with long-term performance of our shares and business

Term	• three years	• seven years

Vesting	• the number of units that vest is based on performance over a three-year period • cliff vest at the end of three years to the extent performance vesting conditions are met and Board approves	• vest 25 percent annually over four years beginning on the first anniversary of the grant date

Payout

•  paid out in cash based on units vested and the average closing share price for the 30-trading days prior to the end of the performance period on the TSX or NYSE

•  may be paid out in shares at the discretion of the CEO

•  accumulates quarterly dividends

•  no guarantee of a minimum payout

•  if performance is exceptional on all measures the Board may approve a payout of up to 250 percent

• right to buy Company shares at a specified price after vesting • does not attract dividends • only have value if our share price increases above the exercise price

Restrictions	• must achieve threshold performance level on a measure otherwise the payout factor for that measure is zero and a portion of the award is not paid out	• no exercises can be made during a blackout period • financial assistance is not provided to facilitate the purchase of shares under the stock option plan

Assignment	• not permitted other than by operation of law

•  options will continue to vest and expire on the scheduled expiry date if the holder’s employment ends due to permanent disability. If an option holder dies, the options will expire 12 months following the date of death and may be exercised by the holder’s estate.

•  can only be assigned to the holder’s family trust, holding corporation or retirement trust, or a legal representative of a holder’s estate or a person who acquires the holder’s rights by bequest or inheritance

Termination Provisions

Resignation	• all units forfeited	• 30 days to exercise any vested options; unvested options are forfeited

Retirement	• units continue to vest provided the unit holder meets the retirement age and service requirements and has a minimum participation period of six months during the performance period	• options continue to vest provided the option holder meets the retirement age and service requirements, and expire on the earlier of five years from retirement or the original expiry date

Termination without Cause	• pro-rated to termination date with payout based on actual performance as long as unit holder has a minimum of six months of service in the performance period	• six months to exercise vested options; unvested options continue to vest for six months following termination date

Termination with Cause	• all units forfeited	• all options forfeited

Change of Control

•  if a PSU unit holder is terminated without cause following a change of control, PSUs granted prior to the change of control vest as of the termination date, and PSUs granted after the change of control are forfeited

• if the optionholder is terminated without cause following a change of control, then all options vest immediately(1)

(1)	Stock options have a double trigger clause requiring a change of control and the option holder to be terminated without cause.

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Stock options and PSUs are approved and granted to NEOs and eligible employees annually after the fourth quarter financial statement blackout period, and after the Compensation Committee has reviewed the year-end financial results.

Grants are also made during the year for special situations such as retention or new hires. Special grants can include PSUs, stock options, RSUs or DSUs. These grants to employees, excluding the executives reporting to the CEO, are made following CEO approval on the first Tuesday of the month, when there is no blackout in effect. If the Company is in a blackout period, the grant is made after the blackout has been lifted.

In addition, the CEO, the Chair of the Board and the Chair of the Compensation Committee have authority to grant options to certain employees based on defined parameters, such as the position of the employee and the expected value of the option award. This authority was not utilized in 2024.

2024 Long-term incentive awards

To determine the appropriate value of annual long-term incentive grants provided to the NEOs, the Compensation Committee considers the practices of our comparator group and internal factors, including executive retention, dilutive impact and long-term value creation. Long-term incentive awards are typically granted annually to NEOs and eligible employees.

2024 Long-term incentives awards summary

Executive	Grant Date	Share Price on Date of Grant ($)	Award Type	Units (#)	Grant Date Award Value ($)(1)
Keith Creel (2)	February 6, 2024	US$84.28 (NYSE)	PSUs	82,605	$9,536,478
		US$84.28 (NYSE)	Options	180,558	$6,358,812
Nadeem Velani	February 6, 2024	$113.67 (TSX)	PSUs	22,834	$2,595,541
		$113.67 (TSX)	Options	55,760	$1,730,790
John Brooks	February 6, 2024	US$84.28 (NYSE)	PSUs	20,452	$2,361,117
		US$84.28 (NYSE)	Options	44,704	$1,574,366
Mark Redd(3)	February 6, 2024	US$84.28 (NYSE)	PSUs	19,740	$2,278,919
		US$84.28 (NYSE)	Options	43,148	$1,519,567
		US$84.28 (NYSE)	DSUs	511	$ 59,003
James Clements(4)	February 6, 2024	$113.67 (TSX)	PSUs	11,196	$1,272,649
		$113.67 (TSX)	Options	25,695	$ 797,573
		$113.67 (TSX)	DSUs	5,425	$ 616,633

(1)

See the Summary compensation table on page 58 for details on how we calculate the grant date fair values of the PSUs, stock options and DSUs, calculated in accordance with FASB ASC Topic 718. The grant value of the awards based on the NYSE trading price has been converted to Canadian dollars using a 2024 average exchange rate of $1.3698.

(2)

As per the terms of the employment agreement amendment dated March 21, 2021, Mr. Creel’s 2024 LTIP target grant value was reduced by US$2.1 million in consideration for the special upfront stock option grant Mr. Creel received on March 27, 2021. This is the third of four planned reductions to Mr. Creel’s annual LTIP award in each year of 2022, 2023, 2024 and 2025 for a total aggregate reduction of US$8.4 million. See Employment agreements on page 60 for more details.

(3)	Mr. Redd deferred a portion of his 2021 PSU award. See About deferred compensation section on page 66 for more details.
(4)	Mr. Clements’ deferred a portion of his 2023 STIP award, See About deferred compensation section on page 66 for more details.

2025 MANAGEMENT PROXY CIRCULAR 47

Performance share units (PSUs)

PSUs focus executives on achieving medium-term goals within a three-year performance period. The Board sets performance measures, thresholds and targets at the beginning of the performance period.

2024 PSU awards

For 2024, the PSU plan design includes a synergy-related EBITDA target with a relative Class 1 Railroad TSR modifier. A threshold level of synergies and Class 1 relative TSR must be achieved for this component to payout, with an opportunity for up to a 250 percent payout for this portion of the award if exceptional synergy results are achieved in combination with the top TSR performance amongst the Class 1 railroads. Free Cash Flow(1) and our two relative TSR performance measures remain in the plan design with an aggregate maximum payout up to 250 percent.

Performance measure	Weighting	Rationale
Free Cash Flow(1) (three year cumulative)	20%	Incentivizes strong free cash flow generation and disciplined capital reinvestment to support the Company’s growth strategy and in turn generate shareholder value
Merger-related EBITDA Synergies (includes a Relative Class 1 Railroad TSR modifier)	40%	Incentivizes all LTIP-eligible employees, including the CEO, to deliver on the synergy commitments made to shareholders and regulators as part of the merger
Relative TSR - S&P/TSX 60	20%	Compares our TSR on the TSX relative to the Canadian market and aligns long-term incentive compensation with long-term shareholder interests
Relative TSR - S&P 500 Industrials	20%	Compares our TSR on the NYSE relative to a large group of U.S. industrial companies and aligns long-term incentive compensation with long-term shareholder interests
(1)	Free Cash Flow is derived from CPKC’s adjusted combined free cash, which is a non-GAAP measure. This measure is further defined and discussed in Part VII - Other Information About Non-GAAP measures.

At the end of the three-year performance period (January 1, 2024 to December 31, 2026), the starting point for determining relative TSR will be the 10-day average closing share price on the appropriate index prior to January 1, 2024 and the ending point will be the 10-day average closing share price on the appropriate index prior to January 1, 2027. TSR is adjusted over the period to reflect dividends paid. Awards will be interpolated if results fall between threshold and exceptional. If results are below the threshold level for any of the performance measures, units for that specific measure will not vest.

2025 PSU awards

In 2025, we will return to Free Cash Flow with a 60% weighting and relative TSR (S&P/TSX 60 and S&P 500 Industrials) with a weighting of 20% each. Recognizing the capital-intensive nature of our business and shareholder’s appreciation for ROIC as a PSU financial measure, we intend to re-introduce it as a measure once we reach the appropriate stage of the CPKC integration.

Stock options

Stock options focus executives on long-term performance. The Management Stock Option Incentive plan was introduced in October 2001. Stock options granted before 2017 expire 10 years from the date of grant and generally vest 25 percent each year over four years, beginning on the first anniversary of the grant date. Options awarded on or after January 1, 2017 have a seven-year term and vest 25 percent each year over four years beginning on the first anniversary date of the grant. The grant price is the closing price of our shares on the TSX, if the option is granted in Canadian dollars or the NYSE, if the option is granted in United States dollars, on the applicable grant date. Options only have value for the holder if our current share price increases above the grant price before the expiry of the option.

For all grants, if the expiry date falls within a blackout period, the expiry date will be extended to 10 business days following the last date of the blackout period. If a further blackout period is imposed before the end of the extension, the term will be extended another 10 days after the end of the additional blackout period.

Options may be granted by the Board, the Compensation Committee, the Chief Executive Officer, the Chair of the Board or the Chair of the Compensation Committee, as the case may be, as administrator of the option plan, as determined from time to time (the Administrator), to any officer, employee or consultant of the Company or any subsidiary, including a family trust, personal holding corporation and retirement trust (together, Eligible Persons).

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The exercise price of shares subject to an option will be determined or ratified by the Administrator and will not be less than the market price of the shares at the date on which an option is granted, calculated as the closing price of a board lot of the shares on the TSX (if the option is granted in Canadian dollars) or on the NYSE (if the option is granted in United States dollars) on (i) the last trading day preceding the grant date, if the option is granted before the close of trading on the grant date or (ii) the grant date, if the option is granted after the close of trading on the grant date. The exercise price may also be as permitted or required by the TSX or NYSE, as applicable.

CPKC is also entitled to issue share appreciation rights (SARs) pursuant to the terms of the option plan to Eligible Persons at the same time as the grant of an option.

SARs, if granted, will have the following terms (or such other terms as are consistent with the related options):

a.	the number of SARs to be granted shall, in the sole discretion of the Administrator, be:

i.	one SAR for every two optioned shares, or

ii.	one SAR for each optioned share;

b.	the reference price for a SAR will be the same as the exercise price of the related option;

c.	SARs may be exercised from time to time by an option holder as follows:

i.	on and after the second anniversary of the grant date, as to 50% of the SARs or any part thereof;

ii.	on and after the third anniversary of the grant date, as to the remaining 50% of the SARs or any part thereof;

d.	exercise of SARs will result in a reduction in the number of option shares on the basis of one optioned share for each exercised SAR;

e.	exercise of an option will result in a reduction in the number of SARs on the basis of:

i.	one SAR for each optioned share purchased in excess of 50% of the number of optioned shares, where one SAR was granted for every two optioned shares; and

ii.	one SAR for each optioned share purchased, where one SAR was granted for each optioned share; and

f.	The expiry date of a SAR will be ten years after the grant date.

CPKC did not grant any SARs in 2024 and as of December 31, 2024, CPKC does not have any SARs outstanding.

About the stock option plan

The table below sets out the limits for issuing options under the plan:

As a percent of the number of shares outstanding
Maximum number of shares that, together with any other share compensation arrangement, may be reserved for issuance to insiders as options	10%
Maximum number of shares that may be issued under the option plan and any other share compensation arrangements to insiders in a one-year period	10%
Maximum number of shares that may be issued under the option plan and any other share compensation arrangements to any insider in a one-year period	5%
As a percent of the number of shares outstanding at the time the shares were reserved
Maximum number of shares that may be reserved for issuance to any person as options	5%

We measure dilution by determining the number of options available for issuance and the number of options outstanding as a percentage of outstanding shares. Our dilution at the end of 2024 was 2.9 percent. Notwithstanding the limits noted above, the dilution level, measured by the number of options available for issuance as a percentage of outstanding shares continues to be capped, at the discretion of the Board, at 7.0 percent.

2025 MANAGEMENT PROXY CIRCULAR 49

The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of stock options granted in the fiscal year by the weighted average number of outstanding shares for the year.

as at December 31	2022	2023	2024
Number of options granted	839,108	856,332	817,609
Weighted number of shares outstanding	929,976,385	931,320,259	932,956,058
Burn rate	0.09%	0.09%	0.09%

The table below shows the options outstanding and available for grant from the Stock Option Plan as at December 31, 2024.

as at December 31, 2024	Number of options/shares	Percent of outstanding shares
Options outstanding	5,734,600	0.61%
Options available to grant	21,050,365	2.25%
Shares issued on exercise of options	1,445,290	0.15%
Options granted	817,609	0.09%

Since the launch of the stock option plan in October 2001, a total of 110,393,210 shares have been available for issuance under the plan and 83,608,245 shares have been issued through the exercise of options as at December 31, 2024. The last share pool increase to the Management Stock Option Incentive Plan was an increase of 20,000,000 shares reserved for issuance thereunder, approved at the annual meeting of shareholders of the Company held on April 27, 2022.

Making changes to the stock option plan

The Board can make the following changes to the stock option plan without shareholder approval:

•	changes to clarify information or to correct an error or omission
•	changes of an administrative or a housekeeping nature
•	changes to eligibility to participate in the stock option plan
•	terms, conditions and mechanics of granting stock option awards
•	changes to vesting, exercise, early expiry or cancellation
•	amendments that are designed to comply with the law or regulatory requirements

The Board must receive shareholder approval to make other changes, including the following, among other things:

•	an increase to the maximum number of shares that may be issued under the plan
•	a decrease in the exercise price
•	a grant of options in exchange for, or related to, options being cancelled or surrendered

The Board has made two amendments to the stock option plan since it was introduced in 2001:

•

on February 28, 2012, the stock option plan was amended so that a change of control would not trigger accelerated vesting of options held by a participant, unless the person is terminated without cause or constructively dismissed; and

•

on November 19, 2015, the stock option plan was amended to provide net stock settlement as a method of exercise, which allows an option holder to exercise options without the need for us to sell the securities on the open market, resulting in less dilution.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Payout of 2022 PSU award

The 2022 PSU grant for the performance period of January 1, 2022 to December 31, 2024 vested on December 31, 2024 and was paid out on February 14, 2025. The NEOs and all other eligible employees received an overall performance payout factor of 120 percent on the award. The table below shows the difference between the actual payout value and the target grant value for each NEO.

How we calculated the 2022 PSU performance factor

The payout value has been calculated in accordance with the terms of the PSU plan design and 2022 award agreement. This includes provisions for adjusting Free Cash Flow(1) results for items such as the impact of the KCS acquisition, differences between actual and budgeted foreign exchange rates, fuel prices and capital expenditures as well as the impact of regulatory changes not fully quantifiable at the time of target setting.

2022 PSU performance measures	Threshold	Target	Stretch	Exceptional	PSU result	Weighting	PSU performance factor

Three-year cumulative Free Cash Flow(1)	50% $8,755	100% $9,155	140% $9,355	180% $9,555	$9,356	70%	140%
Adjusted Net Debt to Adjusted EBITDA Ratio Modifier(2)	x1.125 9/30/2024	x1.250 6/30/2024	x1.375 3/31/2024	x1.500 12/31/2023	x1.0

TSR relative to S&P/TSX 60 Index(3)	50% 25th percentile	100% 50th percentile	200% 75th percentile	n/a n/a	43rd percentile	15%	86%

TSR relative to S&P 500 Industrials Index(3)	25th percentile	50th percentile	75th percentile	n/a	29th percentile	15%	58%

PSU performance factor							120%

(1)

For the period post Control Date, Free Cash Flow is derived from CPKC’s Adjusted combined free cash. For the period before the Control Date, Free Cash Flow is derived as CP standalone in a manner consistent with Adjusted combined free cash. Free Cash Flow is further adjusted as described above. Adjusted combined free cash is a Non-GAAP measure, which is further defined and discussed in Part VII - Other Information About Non-GAAP measures.

(2)

An Adjusted Net Debt to Adjusted EBITDA Ratio Modifier was introduced to incentivize management to deleverage the Company following the completion of the merger. The modifier was based on achieving an Adjusted Net Debt to Adjusted EBITDA ratio of 2.5x by the dates specified in the table above. If the Company achieved this target ratio by the specified dates, then a multiplier to the Three-year cumulative Free Cash Flow metric would have been applied. However, the target ratio of 2.5x was not achieved in the performance period, and therefore the multiplier was not applicable. Adjusted combined Net Debt to adjusted combined EBITDA ratio is a Non-GAAP measure, which is further defined and discussed in Part VII—Other Information About Non-GAAP measures.

(3)	TSR performance was rated against companies in the respective indices at the beginning and end of performance periods in accordance with the terms of the PSU plan and the 2022 award agreement.

2025 MANAGEMENT PROXY CIRCULAR 51

NEO executive profiles

Keith E. Creel	President and Chief Executive Officer

Mr. Creel became the first President and Chief Executive Officer of CPKC on April 14, 2023 with the combination of Canadian Pacific and Kansas City Southern.

Prior to the merger, he served as President and Chief Executive Officer of CP, a position he assumed in January 2017. Mr. Creel joined the Company in February 2013 as President and Chief Operating Officer. He began his railroad career at Burlington Northern Railway in 1992 and has held progressively more senior operating positions throughout his career at Illinois Central and later at Canadian National (CN) where he held the position of Executive Vice President and Chief Operating Officer.

Mr. Creel holds a Bachelor of Science in marketing from Jacksonville State University and completed the Advanced Management Program at Harvard Business School. He served as a commissioned officer in the U.S. Army and is a Persian Gulf War veteran.

Recognized for his leadership, he was named Railroad Innovator in 2014 and 2024 and Railroader of the Year in 2021 and 2022 by Progressive Railroading. He was also recognized by The Globe and Mail’s Report on Business as their CEO of the Year and Strategist of the Year in 2021.

Accomplishments in 2024

Under Mr. Creel’s leadership, Canadian Pacific and Kansas City Southern combined on April 14, 2023, to create CPKC, the only single-line rail network connecting Canada, the U.S. and Mexico.

In a short period of time, CPKC has delivered record revenues and industry-leading earnings growth. CPKC is delivering on commitments made at the inaugural CPKC Investor Day in 2023 and synergies achieved to date by railroaders across the network are impressive. CPKC continues to deliver industry leading safety excellence while creating unique opportunities for its customers.

Total revenues increased five percent to $14.5 billion from $13.9 billion in 2023 on a combined basis(1) and volume (as measured in revenue ton-miles) increased by three percent. Core adjusted combined diluted EPS(2) increased 11 percent to $4.25 from $3.84 in 2023.

In 2024, for the second consecutive year, CPKC led the industry with the lowest FRA-reportable train accident frequency among Class 1 railroads, building on Canadian Pacific’s legacy of 17 consecutive years of industry leadership. CPKC’s Home Safe program, which has been implemented across the network, continues to drive outstanding safety results, along with continued implementation of advanced technologies to protect train movements across the network.

Precision Scheduled Railroading excellence delivered efficiency improvements in 2024 including a seven percent increase in network speed and a five percent decrease in average terminal dwell, in addition to delivering a three percent increase in operating workload as measured by gross ton-miles.(3)

CPKC’s Sales and Marketing teams delivered record revenues in Grain, Automotive, and Energy Chemicals & Plastics businesses in 2024. Automotive volumes significantly outpaced prior years through execution of the closed loop automotive strategy with the opening of the Wylie automotive compound near Dallas, Texas. Growth continues on CPKC’s flagship Mexico Midwest Express service.

CPKC continues to build a more sustainable future for our people, business, society, and the environment. CPKC was once again named to the Dow Jones Sustainability North America Composite Index (DJSI North America). The DJSI North America represents the top 20 percent of the largest 600 North American companies based on long-term economic, environmental, and social criteria. This achievement reflects the Company’s ongoing commitment to sustainability.

(1)

Combined Total Revenues for the year ended December 31, 2023 represents combined operating information and is determined by translating KCS’s historical U.S. dollar denominated revenues to Canadian dollars at the Bank of Canada daily exchange rate, aligning KCS’s revenues into Freight and Non-freight revenues consistent with CPKC’s financial statement captions, and eliminating intercompany transactions between CP and KCS in a consistent manner with Regulation S-X Article 11 (“Article 11”). In 2023, CPKC reported total revenues of $12.6 billion.

(2)	Core adjusted combined diluted EPS is a non-GAAP measure. This measure is defined and reconciled on pages 70 – 76 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(3)

The operations performance metrics for the period from January 1 to April 13 within the year ended December 31, 2023 have been determined through combining operations performance data of CP and KCS and aligning KCS operations metrics to CPKC’s performance measure definitions where applicable.

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PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

CPKC continues to be an industry leader with its innovative hydrogen locomotive strategy. We reached key milestones in 2024 including a successful pilot of the high horsepower hydrogen locomotive with Glencore’s Elk Valley Resources (EVR) in our western Canadian corridor, commissioning of hydrogen refueling facilities in Alberta, and further development of the hydrogen locomotive joint venture with CSX.

We committed ourselves in 2024 to the ongoing cultural integration of our 20,000 employees across three countries. This commitment was reflected in key initiatives such as an annual employee pulse survey, holding regular townhalls across the network and emphasizing leadership development, succession planning, and inclusion efforts. We are proud to have been named one of Alberta’s Top 85 Employers for the fifth consecutive year and to have earned the Military Friendly Employer designation. Employee and community engagement were further enhanced as our historic 2816 Steam Locomotive undertook an unprecedented transcontinental journey from Calgary to Mexico City, commemorating the one-year anniversary of CPKC and fostering connections among our employees and the communities we serve.

2024 Compensation	At CPKC, the STIP individual performance factor for the CEO cannot exceed the corporate performance factor. This ensures the payout factor for the CEO aligns with the Company’s overall performance.

2025 Compensation

The Compensation Committee, with guidance and advice from FW Cook, conducted a comprehensive review of Mr. Creel’s compensation in conjunction with competitive market information as well as corporate and individual performance. Based on the findings of this review, the Committee adjusted Mr. Creel’s short-term incentive target and long-term incentive target for a total target direct compensation increase of US$1,300,000. As per the terms of Mr. Creel’s employment agreement amendment dated March 21, 2021, the 2025 LTIP target grant value will be reduced by US$2.1 million in consideration for the special upfront stock option grant Mr. Creel received on March 27, 2021. See Employment agreements on page 60 for more details.

2025 MANAGEMENT PROXY CIRCULAR 53

Realized and realizable pay

The graph below compares compensation disclosed in the Summary compensation table with the average of Mr. Creel’s realized and realizable pay from 2022 to 2024.

$25,000
$20,000
$15,000
$10,000
$5,000
$0
CAD $000
$150
$120
$90
$60
$30
$0
Value of $100 invested in CPKC
$117
$100
$13,760
$8,978
$3,045
$3,045
$1,744
$1,744
Summary Compensation Table
Realized and Realizable
Base
STIP
LTIP
TSR

Summary compensation table: Reflects average of salary earned, actual cash bonus and long-term incentives granted (see page 58).

Realized and realizable: Reflects average of salary earned, actual cash bonus, and the value of long-term incentive awards granted from 2022 to 2024 (based on the estimated current value of unvested awards, and the actual value of vested or exercised awards)

•  the value of vested 2022 PSUs paid in February 2025 was calculated using the 30-day average trading price of our shares prior to December 31, 2024 of US$74.59 on the NYSE with an overall performance multiplier of 120 percent and includes reinvested dividends up to the payment date

•  the value of unvested 2023 and 2024 PSUs are based on the closing price of our shares on December 31, 2024 of US$72.37 on the NYSE with a performance multiplier of 100 percent and includes reinvested dividends

•  the value of unvested or vested and unexercised stock options is based on the closing price of our shares on December 31, 2024 of US$72.37 on the NYSE

•  the values for salary earned and actual cash bonus are as disclosed in the Summary compensation table

•  the value of any realized and realizable PSUs and stock options have been converted into Canadian dollars using the 2024 year-end exchange rate of $1.4389

Pay linked to shareholder value

The table below shows Mr. Creel’s total direct compensation in Canadian dollars in each of the last three years, compared to its realized and realizable value as at December 31, 2024. We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

Year(1)	Compensation awarded ($)	Realized and realizable value of compensation as at December 31, 2024 ($)	Period	Value of $100
				Keith Creel	Shareholder
				($)	($)
2022	13,743,780	12,157,552	Jan 1, 2022 to Dec 31, 2024	89	117
2023	19,417,513	13,749,251	Jan 1, 2023 to Dec 31, 2024	71	105
2024	22,487,795	15,239,479	Jan 1, 2024 to Dec 31, 2024	68	100
(1)

As per the terms of Mr. Creel’s employment agreement amendment dated March 21, 2021, Mr. Creel’s 2022, 2023 and 2024 LTIP target grant values were reduced by US$2.1 million in consideration for the special upfront stock option grant Mr. Creel received on March 27, 2021. There are four planned reductions to Mr. Creel’s annual LTIP award in each year of 2022, 2023, 2024 and 2025 for a total aggregate reduction of US$8.4 million. See Employment agreements on page 60 for more details.

Mr. Creel’s compensation awarded values are as disclosed in the Summary compensation table. Mr. Creel’s realized and realizable value for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.3013 for 2022, $1.3497 for 2023 and $1.3698 for 2024. The value of any realized and realizable long-term incentive is converted into Canadian dollars using the 2024 year-end exchange rate of $1.4389.

54 CPKC

PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Nadeem S. Velani	Executive Vice-President and Chief Financial Officer

Mr. Velani serves as a key member of the CPKC executive leadership team with duties including long-term strategic planning, financial planning, investor relations, reporting and accounting systems, as well as procurement, treasury, and tax.

Mr. Velani has served as the Chief Financial Officer since October 2016. Before joining CP in 2013, Mr. Velani spent 15 years at CN where he worked in a variety of leadership positions in Strategic and Financial Planning, Investor Relations, Sales and Marketing and the Office of the President and CEO.

Mr. Velani holds a Bachelor of Economics degree from Western University, and an MBA in Finance/International Business from McGill. In 2022, he completed the Advanced Management Program at Harvard Business School and received his railroad conductor certification in Canada. Mr. Velani is a well-respected CFO having been named Canada’s CFO of the Year in 2020 and recognized as one of the Top 50 Best Executives by the Globe and Mail’s Report on Business in the same year.

 2024 Performance highlights:

 •  Total revenues increased by five percent to $14.5 billion from $13.9 billion in 2023 on a combined basis(1). Core adjusted combined diluted EPS(1) was $4.25, up 11 percent from 2023.

 •  Ensured the disciplined deployment of $2.8 billion in capital investment supporting integration and enabling synergies.

 •  Provided strong oversight of the capital structure which resulted in CPKC’s credit rating being placed on positive watch by Moody’s.

 •  Progressed execution of integration objectives including preparations for financial system integration in 2025.

 •  Named to Extel Insights All-Canada Executive Team as Top CFO in capital goods/industrial sector in 2024.

2024 Compensation:

John K. Brooks	Executive Vice-President and Chief Marketing Officer

Mr. Brooks is responsible for CPKC’s commercial business units and leads sales and marketing professionals across North America. Mr. Brooks is also responsible for strengthening partnerships with existing customers, generating new opportunities for growth, enhancing the value of the company’s service offerings and developing strategies to optimize CPKC’s book of business.

Mr. Brooks has served as the Chief Marketing Officer since February 2019. He began his railroading career with Union Pacific and later helped start I&M Rail Link, LLC, which was purchased by the Dakota, Minnesota and Eastern Railroad (DM&E) in 2002. Mr. Brooks was Vice-President of Marketing at the DM&E prior to it being acquired by CP in 2007.

Mr. Brooks holds a Bachelor of Arts in Finance from the University of Northern Iowa.

 2024Performance highlights:

 •  Delivered record total revenues of $14.5 billion, with record revenues in Grain, Automotive, and Energy Chemicals & Plastics.

 •   Significant growth in our flagship Mexico Midwest Express service, the first and only single-line rail connection between Mexico and the U.S. Midwest.

 •  Launched the industry’s first refrigerated intermodal service between Mexico and Canada, connecting Mexican produce growers with Canadian consumers.

 •   To further enable temperature-controlled growth in 2024, Americold Realty Trust broke ground on the first of a series of co-located cold-chain facilities in Kansas City.

 •  Opened a new automotive compound in Wylie, Texas to progress a closed loop supply chain solution for original equipment auto manufacturers across North America.

2024 Compensation:

(1)	Refer to Footnote 1 Combined Total Revenues and Footnote 2 Core adjusted combined diluted EPS on page 52.

2025 MANAGEMENT PROXY CIRCULAR 55

Mark A. Redd	Executive Vice-President and Chief Operating Officer

Mr. Redd oversees the 24/7 operations of CPKC’s North American network including teams responsible for network transportation, operations, mechanical, engineering, training and safety.

Mr. Redd has served as Executive Vice-President Operations since September 2019 and was named Chief Operating Officer in April 2023. Mark first joined CP in 2013. He also spent more than 20 years at KCS, holding a variety of leadership positions in network and field operations, including Vice-President Transportation where he oversaw key operating functions in the U.S. and Mexico.

Mr. Redd holds Bachelor’s and Master’s degrees of Science in Management from the University of Phoenix and an Executive MBA from the University of Missouri – Kansas City.

2024 Performance highlights:	2024 Compensation:

 •   Executed CPKC’s PSR model by delivering a three percent increase in operating workload as measured by gross ton-miles, a seven percent increase in network speed and a five percent decrease in average terminal dwell.(1)

 •   Continued focus on our Home Safe program and quarterly safety walkabouts across the network resulted in a 17 percent decrease in CPKC’s FRA-reportable personal injury frequency on a combined basis(2).

 •   High horsepower hydrogen locomotive program was successfully piloted with EVR in our western Canadian corridor, with further commissioning of hydrogen refueling facilities in Alberta.

 •   Continued implementation of advanced technologies that enhance operational effectiveness and safety including deployment of additional wayside detection technology and new data analytics algorithms.

 •   Completed construction of the new US $100 million international railroad bridge span over the Rio Grande from Laredo, Texas to Nuevo Laredo, Tamaulipas.

James D. Clements	Executive Vice-President Strategic Planning and Corporate Services

Mr. Clements serves as a key member of the CPKC executive leadership team with duties including strategic planning, government affairs, communications and media relations, industrial development, managing CPKC’s real estate portfolio, as well as leadership of CPKC’s ongoing multi-year integration.

Mr. Clements has served as Executive Vice-President Strategic Planning & Corporate Services since May 2024. Prior to this role, he served as Executive Vice-President Strategic Planning and Technology.

With over 25 years’ experience at CPKC, Mr. Clements has extensive understanding of the Company’s customers, processes and systems. Throughout his career, he has held a wide range of leadership roles in car management, finance, logistics, and marketing and sales.

Mr. Clements holds an MBA in International Business and Finance from McGill University and a Bachelor of Science in Computer Science and Mathematics from McMaster University.

2024 Performance highlights:	2024 Compensation:

 •  Oversees the ongoing integration of Canadian Pacific and Kansas City Southern in compliance with the Surface Transportation Board’s oversight period.

 •  Gained regulatory approval together with CSX and G&W (operating as “MNBR” or Meridian & Bigbee Railroad LLC) to establish a new Class 1 interchange with CSX connecting the U.S. southeast to key markets in Texas and Mexico.

 •  Oversaw construction of CPKC’s new U.S. Operations Center in Kansas City and expansion of the Operations and Training Center in Monterrey, Mexico.

 •  Developed strategic land assets including the Wylie Automotive Terminal, Bensenville IMS expansion, and Americold facilities driving long-term growth.

 •  Oversaw the two year restoration of the 2816 Steam Locomotive in preparation for its historic transcontinental journey from Calgary to Mexico City celebrating the one-year anniversary of the CPKC combination.

(1)	Refer to Footnote 3 operations performance metrics on page 52.
(2)	The FRA metrics have been determined through combining operations performance data of CP and KCS and aligning KCS operations metrics to CPKC’s performance measure definitions where applicable.

56 CPKC

PROXY CIRCULAR PART III – EXECUTIVE COMPENSATION

Share performance

The graph below shows the total shareholder return of $100 invested in CPKC shares compared to the two major market indices over the last five years ending December 31, 2024, assuming reinvestment of dividends. The graph also shows the total compensation awarded to our NEOs for each of the past five years. For the majority of the performance period, CPKC shares have outperformed broader indices while our NEOs’ total compensation is aligned with the increasing value provided to our shareholders. We have delivered solid shareholder value as our cumulative total return for the five-year period ending December 31, 2024 was 64 percent on the TSX and 48 percent on the NYSE. With our unparalleled network access and service offerings, we will continue to create long-term value for our shareholders.

The total compensation value for NEOs as disclosed in the Summary compensation table is 0.3 percent of our Total revenues of $14.5 billion for 2024.

250
200
150
100
50
0
Shareholder performance ($)
75,000
70,000
65,000
60,000
55,000
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
NEO total compensation (CAD $'000)
2019
2020
2021
2022
2023
2024
TDC ($ thousands)
CPKC TSR (C$)
CPKC TSR (US$)
S&P/TSX Composite Index (C$)
S&P 500 Index (US$)

as at December 31	2020	2021	2022	2023	2024
CPKC TSR (C$)	135	140	156	164	164
CPKC TSR (US$)	137	144	150	160	148
S&P/TSX Composite Index (C$)	106	132	125	139	169
S&P 500 Index (US$)	118	152	125	157	197
TDC ($ thousands)(1)	31,855	41,754	28,917	62,384	47,677
(1)

Total direct compensation (TDC) is the total compensation of the NEOs (excluding pension), as reported in the Summary compensation table in prior years. Compensation awarded in 2023 is higher than prior years as a result of the Synergy Awards granted to NEOs (excluding the CEO) in May 2023.

•	We used the following NEOs to calculate total direct compensation in the table above:
•	2024: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and James Clements
•	2023: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and John Orr
•	2022, 2021 and 2020: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and Jeffrey Ellis
•

Messrs. Creel, Brooks, and Redd were paid in U.S. dollars and their amounts have been converted using the following average exchange rates: $1.3698 for 2024, $1.3497 for 2023, $1.3013 for 2022, $1.2535 for 2021 and $1.3415 for 2020.

2025 MANAGEMENT PROXY CIRCULAR 57

EXECUTIVE COMPENSATION DETAILS

Summary compensation table

The table below shows annual compensation in Canadian dollars for our five NEOs for the three fiscal years ended December 31, 2024, 2023 and 2022. Messrs. Creel, Brooks, and Redd are paid in U.S. dollars and their compensation has been converted to Canadian dollars using the average exchange rates for the year: $1.3698 for 2024, $1.3497 for 2023 and $1.3013 for 2022. Messrs. Velani and Clements are paid in Canadian dollars.

					Non-equity incentive plan compensation
Executive and principal position	Year	Salary ($)(1)	Share-based awards ($)(2)	Option-based awards ($)(3)	Annual incentive plan ($)(4)	Long-term incentive plan (S)	Pension Values ($)(5)	All other compensation ($)(6)	Total ($)

Keith E. Creel	2024	1,849,230	9,536,478	6,358,812	4,743,275	-	726,586	358,221	23,572,602
President and Chief	2023	1,822,095	8,262,088	5,506,930	3,826,400	-	302,762	359,277	20,079,552
Executive Officer	2022	1,561,560	6,960,936	4,655,218	566,066	-	499,916	279,850	14,523,546

Nadeem S. Velani	2024	1,002,660	2,595,541	1,730,790	1,755,993	-	314,338	69,613	7,468,935
Executive Vice-President	2023	937,694	7,798,752	1,512,387	1,415,327	-	173,485	87,520	11,925,165
and Chief Financial Officer	2022	833,193	1,878,184	1,315,942	399,325	-	232,289	69,608	4,728,541

John K. Brooks	2024	978,722	2,361,117	1,574,366	1,679,354	-	215,788	109,307	6,918,654
Executive Vice-President	2023	902,475	6,405,874	1,390,716	1,385,298	-	449,531	108,024	10,641,918
and Chief Marketing Officer	2022	788,913	1,712,572	1,169,671	371,098	-	289,889	96,199	4,428,342

Mark A. Redd	2024	970,675	2,337,922	1,519,567	1,665,321	-	122,310	103,664	6,719,459
Executive Vice-President	2023	888,842	6,495,673	1,340,107	1,375,261	-	151,421	108,583	10,359,887
and Chief Operating Officer	2022	757,194	1,513,731	1,037,043	358,931	-	137,801	100,518	3,905,218

James D. Clements	2024	597,670	1,889,283	797,573	1,029,964	-	351,000	61,409	4,726,899
Executive Vice-President	2023	563,229	3,528,844	706,868	901,900	-	680,000	62,729	6,443,570
Strategic Planning and Corporate Services	2022	519,659	760,510	446,771	184,079	-	357,000	59,924	2,327,943

(1)	Salary. Represents salary earned in the year. Mr. Velani’s salary is set in U.S. dollars and was paid in Canadian dollars based on semi-annual conversion at an average exchange rate of 1.3569 in 2024.
(2)

Share-based awards. Includes PSUs and DSUs awards, where applicable. All award values reflect the grant date accounting fair value calculated in accordance with FASB ASC Topic 718: Compensation—Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 23: Stock-based compensation in our Annual Report on form 10-K filed with the SEC and securities regulatory authorities in Canada on February 27, 2025 for more details. See 2024 Long-term incentive awards on page 47 for the grant date accounting fair value of the share-based awards granted to each NEO.

The Company’s NEOs are granted share-based awards using the grant date accounting fair value and the 30-day average closing share share price on the TSX or the NYSE prior to the grant date.

Mr. Clements was not an NEO at the time of the 2024 grant: to calculate the number of PSUs, we used the WTW binomial lattice model and the 30-day average closing share price on the TSX prior to the grant date. The WTW binomial lattice model valuation is based on a set of assumptions for the terms of an award, including a performance period of three years, three-year cliff vesting, payout range from threshold to maximum depending on grant terms, and risk of forfeiture of five percent. The resulting valuation as a percent of the market price of a CPKC share on the grant date and the grant date fair values of our 2024 PSU awards on both a binomial and accounting valuation basis are shown in the table below.

	WTW Expected Life Binomial Methodology		Accounting Valuation Methodology
2024 PSU awards	Valuation %	Grant date fair value (TSX / NYSE)	Valuation %	Grant date fair value (TSX / NYSE)

February 6, 2024	84%	$95.48 / US$70.80	100%	$113.67 / US$84.28

For 2023, Mr. Velani includes 16,969 PDSUs credited on February 2, 2023, and 5,759 matching PDSUs. Mr. Redd includes 3,277 PDSUs credited on February 2, 2023, and 1,843 matching PDSUs. These are credited under the terms of the Performance Share Unit Plan and the Senior Executive Deferred Share Plan. See the About deferred compensation section on page 66 for more details.

(3)

Option-based awards. The grant date fair value of stock option awards granted to each NEO has been calculated in accordance with FASB ASC Topic 718: Compensation - Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 23: Stock-based compensation in our Annual Report on Form 10-K filed with the SEC and securities regulatory authorities in Canada on February 27, 2025 for more details.

58 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

The Company’s NEOs are granted share-based awards using the grant date accounting fair value and the 30-day average closing share share price on the TSX or the NYSE prior to the grant date.

Mr. Clements was not an NEO at the time of the 2024 grant and to calculate his number of stock options, we used the WTW binomial lattice model and the 30-day average closing share price on the TSX or the NYSE prior to the grant date. The WTW binomial lattice model valuation is based on a set of assumptions for the terms of an award, including the option term, four-year pro-rated vesting, expected life of an award, one-year historical dividend yield, three-year daily volatility, risk-free rate and risk of forfeiture of five percent. The resulting valuation as a percent of the market price of a CPKC share on the grant date and the grant date fair values of our 2024 stock options awards on both a binomial and accounting valuation basis are shown in the table below.

	WTW Expected Life Binomial Methodology		Accounting Valuation Methodology
2024 Stock option awards	Valuation % (TSX / NYSE)	Grant date fair value (TSX / NYSE)	Valuation % (TSX /NYSE)	Grant date fair value (TSX / NYSE)

February 6, 2024	24.4% / 27.4%	$27.74 / US$23.09	27.3% /30.5%	$31.04 / US$25.71

(4)	Non-equity annual incentive. Cash bonus earned under our short-term incentive plan for 2024 and paid in February 2025.
(5)

Pension. Messrs. Creel and Velani participate in the Canadian defined contribution plan (DC plan) and the defined contribution supplemental plan (DC SERP). Messrs. Creel and Redd participate in the U.S. defined contribution plan and the U.S. supplemental executive retirement plan. Mr. Brooks participates in the Company’s Pension Plan for U.S. Management Employees. Mr. Clements participates in the Canadian defined benefit pension plan (DB plan) and the defined benefit supplemental plan (DB SERP). See Retirement plans on page 65 for more details.

(6)

All other compensation. The NEOs receive certain benefits and perquisites which are competitive with our comparator group. The table below shows the breakdown of all other compensation for 2024. The values in the table have been converted to Canadian dollars using the 2024 average exchange rate of $1.3698.

	Perquisites						Other compensation

Executive	Personal use of company aircraft ($)(a)	Auto benefits ($)(b)	Housing allowance ($)(c)	Financial and tax planning ($)(d)	Additional medical ($)(e)	Club benefits ($)(f)	401(k) match ($)(g)	Employer share purchase plan match ($)(h)	Total ($)

Keith Creel	199,378	46,025	6,617	27,944	-	34,245	7,397	36,615	358,221

Nadeem Velani		38,560		-	-	11,200	-	19,853	69,613

John Brooks		41,094		13,832	8,323	14,567	12,112	19,379	109,307

Mark Redd		41,094		13,832	-	15,342	14,177	19,219	103,664

James Clements		38,375		-	-	11,200	-	11,834	61,409

(a)

Calculated by multiplying the variable cost per air hour by the number of hours used for travel and includes costs for fuel, maintenance, landing fees and other miscellaneous costs. As Mr. Creel is required to travel frequently for business, the Company prefers he uses our corporate aircraft within North America to ensure his safety, security and ability to immediately travel across the Company’s network. As an executive of a Calgary-based company, enabling the CEO to visit his family in the United States is an important retention tool. Non-corporate use of the corporate aircraft has been limited to family visits.

(b)

Messrs. Creel, Brooks and Redd’s amounts reflects their participation in the Company’s car allowance program. Messrs. Velani and Clements’ amounts reflects the cost of an existing company-leased vehicle and reimbursement of related operating costs and they will participate in the car allowance program in 2025. A taxable reimbursement of auto benefits is provided for executives with vehicles that meets a CFCR (Combined Fuel Consumption Ratio from the Canadian federal government) of 11.8L per 100KM or less.

(c)	Reflects total costs pro-rated for the days Mr. Creel is in Calgary to provide reasonable accommodation.
(d)

Reflects the cost of executive financial counselling provided for Messrs. Creel, Brooks, and Redd. Messrs. Velani and Clements did not use the company provided service. Value of CEO’s financial counseling of $27,944 reflects the Canadian dollar conversion of US$20,400.

(e)

Under the U.S. medical benefits plan, available to all U.S. employees, the majority of the cost of a medical examination is covered by the plan. Only incremental costs for the executive medical are paid for by the Company. In Canada, executive medicals are not covered under the group benefit plan.

(f)

Included in the perquisites program available to all senior executives is a value of $11,200 in their respective home currency. Value of CEO’s club membership of $34,245 reflects the Canadian dollar conversion of US$25,000.

(g)	Reflects matching company contributions to the 401(k) plan for Messrs. Creel, Brooks, and Redd.
(h)

Company contributions to the Employee Share Purchase Plan (ESPP). Our NEOs participate in the ESPP on the same terms and using the same formulas as other participants. See page 64 to read more about the ESPP.

2025 MANAGEMENT PROXY CIRCULAR 59

Employment agreements

Except for Mr. Creel, employment agreements for executive officers are set out in a standard offer letter template. The letters contain the standard terms, including an annual salary, participation in the short and long-term incentive plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees and perquisites. As of the date of this proxy circular, all of our NEOs have a two-year non-compete and non-solicitation agreement tied to their Company employment.

Mr. Creel’s employment agreement includes:

•	reasonable living accommodation in Calgary
•	use of the corporate aircraft for business commuting and family visits within North America
•	non-disclosure, non-solicitation and confidentiality covenants
•	severance provisions as described on page 68
•	reimbursement for club memberships of up to US$25,000 annually
•	reimbursement for financial services of up to US$25,000 annually

On March 21, 2021, in connection with the announcement of the merger with KCS, the Company entered into a stock option agreement and amendment to Mr. Creel’s executive employment agreement with the intent to retain him until at least year 2026. If Mr. Creel voluntarily resigns or retires prior to January 31, 2026 any PSUs granted after March 1, 2021 will not be deemed retirement-eligible as previously provided in the PSU plan and his prior employment agreement. The 517,385 options granted to Mr. Creel in connection with these amendments to his executive employment agreement will expire on March 27, 2028 and will be subject to the terms and conditions of the Plan. In consideration of the Award, the Company and Mr. Creel agreed to amend his current employment agreement to reduce the value of the annual long-term incentive plan award Mr. Creel is entitled to receive by US$2.1 million in each year of 2022, 2023, 2024 and 2025 (an aggregate of US$8.4 million).

60 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that were outstanding as of December 31, 2024. See Long-term incentive plan beginning on page 46 for more information about our stock option and share-based awards.

		Option-based awards (1)					Share-based awards (2)

Executive	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)

Keith Creel(3)	22-Jan-16	276,250	23.36	22-Jan-26	19,481,285
	25-Jan-19	271,010	41.06	25-Jan-26	12,209,531
	31-Jan-20	287,160	53.16	31-Jan-27	7,937,467
	29-Jan-21	237,145	67.24	29-Jan-28	1,750,499
	27-Mar-21	517,385	71.64	27-Mar-28	543,460
	31-Jan-22	208,107	71.40	31-Jan-29	290,462
	2-Feb-23	176,323	79.29	2-Feb-30	-
	6-Feb-24	180,558	84.28	6-Feb-31	-
	6-Feb-13					DSU			17,260,345
	31-Jan-22					PSU			9,857,321
	2-Feb-23					PSU	78,172
	6-Feb-24					PSU	83,038
Total		2,153,938			42,212,704		161,210	-	27,117,666
Nadeem Velani	22-Jan-16	14,635	33.15	22-Jan-26	1,038,061
	25-Jan-19	81,565	54.30	25-Jan-26	4,060,306
	31-Jan-20	87,275	70.31	31-Jan-27	2,947,277
	29-Jan-21	57,790	85.93	29-Jan-28	1,048,889
	31-Jan-22	64,255	90.94	31-Jan-29	844,311
	2-Feb-23	54,188	105.58	2-Feb-30	-
	6-Feb-24	55,760	113.67	6-Feb-31	-
	26-Feb-14					DSU			366,160
	19-Feb-15					DSU			185,255
	24-Feb-17					DSU			336,109
	22-Feb-19					DSU			731,418
	31-Jan-20					DSU			4,023,656
	2-Feb-23					DSU	14,921	1,553,016	606,851
	31-Jan-22					PSU			2,673,282
	2-Feb-23					PSU	6,395	665,578
	17-May-23					PSU	45,317	4,716,605
	6-Feb-24					PSU	22,952	2,388,802
Total		415,468			9,938,844		89,585	9,324,001	8,922,731

John Brooks	25-Jan-19	37,420	41.06	25-Jan-29	1,685,844
	14-Feb-19	14,845	40.40	14-Feb-26	682,894
	31-Jan-20	65,130	53.16	31-Jan-27	1,800,276
	29-Jan-21	49,835	67.24	29-Jan-28	367,860
	31-Jan-22	52,289	71.40	31-Jan-29	72,981
	2-Feb-23	41,926	79.29	2-Feb-30	-
	2-May-23	2,607	78.16	2-May-30	-
	6-Feb-24	44,704	84.28	6-Feb-31	-
	6-Sep-12					DSU			546,761
	22-Feb-19					DSU			448,576
	29-Jan-21					DSU			418,142
	31-Jan-22					DSU	705	73,423	293,692
	31-Jan-22					PSU			2,334,175
	2-Feb-23					PSU	18,107	1,885,494
	2-May-23					PSU	1,124	117,048
	17-May-23					PSU	39,762	4,140,577
	6-Feb-24					PSU	20,559	2,140,886
Total		308,756			4,609,855		80,257	8,357,428	4,041,346

2025 MANAGEMENT PROXY CIRCULAR 61

		Option-based awards (1)					Share-based awards (2)

Executive	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Mark Redd	3-Sep-19	6,485	46.95	3-Sep-26	237,201
	31-Jan-20	47,935	53.16	31-Jan-27	1,324,984
	29-Jan-21	41,350	67.24	29-Jan-28	305,227
	31-Jan-22	46,360	71.40	31-Jan-29	64,706
	2-Feb-23	37,172	79.29	2-Feb-30	-
	2-May-23	5,746	78.16	2-May-30	-
	6-Feb-24	43,148	84.28	6-Feb-31	-
	19-Feb-15					DSU			237,125
	22-Feb-19					DSU			380,517
	31-Jan-20					DSU			895,938
	29-Jan-21					DSU			334,354
	31-Jan-22					DSU	574	59,814	239,258
	2-Feb-23					DSU			194,366
	6-Feb-24					DSU			53,500
	31-Jan-22					PSU			2,069,479
	2-Feb-23					PSU	16,053	1,671,660
	2-May-23					PSU	2,478	257,990
	17-May-23					PSU	39,474	4,110,578
	6-Feb-24					PSU	19,843	2,066,355
Total		228,196			1,932,118		78,422	8,166,397	4,404,537
James Clements	22-Jan-16	17,325	33.15	22-Jan-26	1,228,862
	20-Jul-18	15,971	51.14	20-Jul-25	845,505
	25-Jan-19	16,620	54.30	25-Jan-26	827,344
	3-Sep-19	1,115	62.63	3-Sep-26	46,217
	31-Jan-20	19,920	70.31	31-Jan-27	672,698
	29-Jan-21	14,785	85.93	29-Jan-28	268,348
	31-Jan-22	21,815	90.94	31-Jan-29	286,649
	2-Feb-23	17,152	105.58	2-Feb-30	-
	2-May-23	8,105	106.43	2-May-30	-
	6-Feb-24	25,695	113.67	6-Feb-31	-
	6-Sep-12					DSU			442,419
	26-Feb-14					DSU			268,498
	23-Feb-16					DSU			676,388
	24-Feb-17					DSU			141,260
	31-Jan-22					DSU	1,378	143,429	573,715
	6-Feb-24					DSU	1,091	113,503	454,014
	31-Jan-22					PSU			907,592
	2-Feb-23					PSU	6,748	702,300
	2-May-23					PSU	3,183	331,243
	17-May-23					PSU	22,715	2,364,141
	6-Feb-24					PSU	11,254	1,171,281
Total		158,503			4,175,623		46,369	4,825,897	3,463,886

(1)

Option-based awards. Regular options granted before 2017 vest 25 percent each year for four years beginning on the first anniversary of the grant date and expire 10 years from the grant date. Grants made in 2017 and onwards have the same vesting schedule and expire seven years from the grant date. With respect to Messrs. Creel, Brooks, and Redd exercise prices for option awards are in U.S. dollars. All of Messrs. Velani and Clements’ exercise prices are in Canadian dollars.

Value of unexercised in-the-money options. For stock options granted in Canadian dollars, the value of unexercised in-the-money options at 2024 year-end is based on $104.08, the closing share price on the TSX on December 31, 2024. For U.S. dollar stock option grants, the value of unexercised in-the-money options at 2024 year-end is based on US$72.37, the closing share price on the NYSE on December 31, 2024.

(2)

Share-based awards. Values include reinvested dividends. The unvested 2023 and 2024 PSU values are based on an assumed payout at target (100 percent). For Messrs. Velani and Clements, the value of unvested PSUs and DSUs is based on $104.08, the closing share price on the TSX on December 31, 2024. For Messrs. Creel,. Brooks, and Redd, the value of unvested PSUs and DSUs is based on US$72.37 our closing share price on the NYSE on December 31, 2024, converted to Canadian dollars using a year-end exchange rate of $1.4389.

The vested 2022 PSU values are based on an overall performance factor of 120 percent and a payout price of $105.60 and US$74.59 on the TSX and NYSE, respectively (see Payout of 2022 PSU award on page 51 for more details).

Vested and unvested DSU awards are deferred and cannot be redeemed until the NEO leaves the Company.

Messrs. Velani, Brooks, Redd and Clements were awarded a one-time, special PSU grant on May 17, 2023 to incentivize the delivery of synergies to our shareholders as disclosed in the Company’s 2024 management proxy circular.

(3)

On March 27, 2021, Mr. Creel was awarded a special stock option grant in conjunction with amendments to his executive employment agreement made on March 21, 2021. See Employment agreements on page 60 for more details.

62 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

Incentive plan awards – value vested or earned during the year

The table below shows the amount of incentive compensation that vested or was earned in 2024.

Executive	Option-based awards - value vested during the year ($)(1)	Share-based awards - value vested during the year ($)(2)	Non-equity incentive plan compensation - value earned during the year ($)

Keith Creel	7,405,672	9,857,321	4,743,275

Nadeem Velani	1,484,756	2,673,282	1,755,993

John Brooks	1,012,515	2,343,178	1,679,354

Mark Redd	798,124	2,072,070	1,665,321

James Clements	390,509	950,167	1,029,964

(1)

Option-based awards—value vested during the year. Includes the aggregate dollar value that would have been realized if the options were exercised on the date of vest. It is calculated as the difference between the closing price (on each of the stock option vest dates in 2024 and the exercise price, converted to Canadian dollars where applicable using the exchange rate on the vest date.

(2)

Share-based awards—value vested during the year. Includes DSUs that have vested during the year and are valued as of the vest date and converted to Canadian dollars where applicable. Also includes, the payout value of the 2022 PSUs. The 2022 PSU value for Messrs. Creel, Brooks and Redd have been converted to Canadian dollars using the year-end exchange rate of $1.4389. See Payout of 2022 PSU award on page 51 and the Outstanding share-based awards and option-based awards on page 61 for more details.

Option exercises and vested stock awards

The table below shows the options exercised and sold by the NEOs in 2024.

Executive	Number of options exercised and sold	Option exercise price ($)		Value realized ($)(1)
Keith Creel(2)	3,258	US$	30.20	209,665
	75,378	US$	30.23	4,939,783
	49,875		33.77	3,617,159
	215,740	US$	37.17	12,227,377
	239,700		42.06	16,646,018
Nadeem Velani	1,000		43.76	77,120
	66,300		46.33	4,582,531
John Brooks	21,700	US$	23.26	1,742,547
	6,530	US$	35.18	452,268
	20,975	US$	37.17	1,393,718
Mark Redd	19,980	US$	41.06	1,280,288
James Clements	11,130		43.76	795,042
	12,355		46.33	740,722

(1)	Based on the market price of shares less the option exercise price on the date of exercise; converted to Canadian dollars using the exchange rate on the exercise date for exercises on the NYSE.
(2)

Mr. Creel’s exercises are for options, which included options scheduled to expire in January, February and July of 2024, and were being exercised and sold in accordance with the automatic securities disposition plans he established on August 2, 2022.

2025 MANAGEMENT PROXY CIRCULAR 63

Equity compensation plan information

The table below shows the securities authorized for issuance under equity compensation plans at December 31, 2024. These include the issuance of securities upon exercise of options outstanding under the stock option plan and the director stock option plan.

The table also shows the remaining number of shares available for issuance and includes 1,700,000 shares under the director stock option plan. On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan and there are no outstanding options under that plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	5,734,600	86.59	21,050,365

Equity compensation plans not approved by security holders	-	-	-

Total	5,734,600	86.59	21,050,365

See page 48 to read more about the stock option plan. You can also read about the two equity compensation plans in our audited consolidated financial statements for the year ended December 31, 2024, available on our website (investor.cpkcr.com/financials), and on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov).

Employee Share Purchase Plan (ESPP)

The Company’s ESPP is available to all employees in the U.S. and Canada and provides the opportunity to purchase shares on the open market through payroll deductions which aligns employees’ interests with those of shareholders. Employees may contribute between one percent and ten percent of their base salary to the ESPP every pay period. CPKC provides a 33 percent match on the first six percent of non-unionized and specified unionized employees’ contributions which vest at the end of the four consecutive quarters. Employees must remain participants of the ESPP at the time of vesting in order to receive the CPKC match.

In 2024, approximately 51 percent of eligible employees participated in the ESPP.

64 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

Retirement plans

Canadian pension plans

In 2024, Messrs. Creel and Velani participated in our DC plan and Mr. Clements participated in our DB plan. Mr. Clements also retains an account balance in the DC plan from his participation prior to joining the DB plan.

Defined contribution plan

Participants contribute between 4 and 6 percent of their base salary depending on their age and years of service, and the Company contributes between 4 and 8 percent of a participant’s base salary and annual bonus. For eligible executives, CPKC contributes an additional 6 percent of base salary and annual bonus. Total contributions are limited to the maximum allowed under the Income Tax Act (Canada) ($32,490 for 2024).

Messrs. Creel and Velani also participate, and Mr. Clements previously participated, in the DC SERP, a non-registered plan that provides notional contributions in excess of the Income Tax Act (Canada) limits at the same Company contribution rate as in the DC plan. Company contributions vest after two years of employment. Employees do not contribute to the DC SERP.

The table below shows the DC plan and DC SERP account information as at December 31, 2024.

Executive	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	4,345,477	703,162	5,641,683
Nadeem Velani	2,167,936	314,338	3,095,248
James Clements	453,390	-	544,946

Defined benefit plan

CPKC sponsors a defined benefit pension plan comprised of a registered plan component and a supplemental plan, which provides benefits in excess of Income Tax Act (Canada) limits. The benefit is based on age, service and a percentage of final average compensation.

The pension formula uses the highest final average earnings and calculates a benefit of 1.3 percent up to the average Year’s Maximum Pensionable Earnings (YMPE) and 2.0 percent in excess of the average YMPE, and multiplies that by the years of service to a maximum of 35 years. An unreduced pension is available for all employees as early as age 55 with age plus years of service equal to at least 85, or, if earlier, as early as age 60 for eligible executives. The normal retirement benefit is otherwise payable at age 65. Pensions are partially indexed to inflation after retirement once the participant reaches age 65 and has been retired for at least five years.

The table below summarizes Mr. Clements’ participation in the DB plan and DB SERP in 2024.

	Years of credited service		Annual benefits payable		Opening present value of defined benefit obligation ($)	Compensatory change ($)	Non-compensatory change ($)	Closing present value of defined benefit obligation ($)
Executive	At December 31, 2024	At age 65	At year end ($)	At age 65 ($)
James Clements	9.00	19.08	167,000	450,000	2,582,000	351,000	112,000	3,045,000

The present value of the defined benefit obligation is based on the assumptions and methods used for financial statement reporting. The present value was determined using a discount rate of 4.71 percent and mortality adjusted actuarial assumptions.

U.S. retirement plans

Our U.S. retirement program has five elements:

•	a qualified defined benefit pension plan (closed plan) which provides annual benefit accruals funded by employer contributions determined from U.S. Internal Revenue Service (IRS) rules;
•	a non-qualified defined benefit pension plan (closed plan) for certain employees whose compensation exceeds the U.S. Internal Revenue Code limit (US$345,000 for 2024);
•	a voluntary qualified 401(k) plan with employer match;
•	a qualified defined contribution plan which provides automatic employer contributions; and
•	a non-qualified defined contribution plan for certain employees whose compensation exceeds the U.S. Internal Revenue Code limit (US$345,000 for 2024).

2025 MANAGEMENT PROXY CIRCULAR 65

CPKC pension plan for U.S. management employees (closed plan)

CPKC sponsors a defined benefit pension plan comprised of a Basic Defined Benefit Pension Plan (Basic DB Plan) and a Supplemental Pension Plan, which provides retirement benefits in excess of the Basic DB Plan. The benefit is based on age, service and a percentage of final average compensation.

The pension formula uses the final average monthly earnings and calculates a benefit of 0.5 percent up to the Tier 1 Railroad Retirement Board limit and 1.25 percent in excess of that limit, and multiplies that by the years of service to a maximum of 30 years. An unreduced pension is available for all employees under the Basic DB Plan and the Supplemental Pension Plan as early as age 62 with 30 years of service with the normal retirement benefit payable at age 65.

The table below summarizes Mr. Brooks’ participation in the Basic DB Plan and Supplemental Pension Plan in 2024. The values in the table have been converted to Canadian dollars using the 2024 average exchange rate of $1.3698.

	Years of credited service		Annual benefits payable		Opening present value of defined benefit obligation ($)	Compensatory change ($)	Non-compensatory change ($)	Closing present value of defined benefit obligation ($)
Executive	At December 31, 2024	At age 65	At year end ($)	At age 65 ($)
John Brooks	16.17	27.25	365,192	642,411	3,047,794	215,788	(91,837)	3,171,745

The present value of the defined benefit obligation is based on the assumptions and methods used for financial statement reporting. In previous years, it was assumed that Mr. Brooks’ accrued benefit would be paid at age 65. The present value was determined using a discount rate of 5.72 percent and mortality adjusted actuarial assumptions.

401(k) plan

Individuals can make pre-tax or post-tax (Roth) contributions to the 401(k) plan subject to limits imposed by the IRS. The Company provides a matching contribution of 50 percent on the first six percent of eligible earnings. All contributions vest immediately.

U.S. salaried retirement income plan

The U.S. Salaried Retirement Income Plan is employer-funded with an annual contribution equal to 3.5 percent of eligible earnings, which include base salary and annual bonus. These earnings are subject to compensation limits imposed by the IRS.

Supplemental defined contribution plan (U.S. DC SERP)

The U.S. DC SERP is an unfunded, non-qualified defined contribution plan that provides an additional company contribution equal to six percent of eligible earnings without regard to the limits imposed by the IRS. Eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limits imposed by the U.S. Internal Revenue Code, an additional 3.5 percent contribution is made. Company contributions vest at the end of three years.

Messrs. Creel and Redd participated in the U.S. DC SERP in 2024. The table below shows the U.S. Salaried Retirement Income Plan and U.S. DC SERP account information as at December 31, 2024. with values converted to Canadian dollars using the 2024 average exchange rate of $1.3698.

Executive	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Keith Creel	1,394,356	23,424	1,573,779
Mark Redd	894,794	122,310	1,138,982

About deferred compensation

Executive officers and members of senior management who have not met their share ownership requirement can choose to defer all or a portion of their short-term incentive or PSU grant as DSUs.

The short-term incentive DSUs are granted in the year the bonus is actually paid and may receive up to a 25 percent match. The deferred amount cannot exceed the DSU cap amount set by the Senior Executive Deferred Share Unit Plan. The amount is converted to bonus DSUs using the average market price of a CPKC common share for the 10 trading days immediately before December 31 of the applicable performance year. The matching units vest after three years.

66 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

Eligible executives can elect to defer a portion of their PSU grant prior to start of the performance period. These Performance DSUs are subject to the same performance and vesting conditions as the corresponding PSU grant. To align with the granting practice of the PSU plan, the elected amount converted to Performance DSUs is based on the market closing price of a CPKC common share for the 30 trading days prior to the grant date. The performance DSUs may receive up to a 25 percent match upon vesting (subject to a matching DSU cap), three years from the grant date.

To defer any compensation, elections must be made by June 30th of the calendar year prior to the new fiscal year. Matching DSUs cannot exceed 20 percent of the executives’ total ownership requirement.

The table below shows the number and value of DSUs outstanding as at December 31, 2024.

Executive	Unvested DSUs (#)	Vested DSUs (#)	Total Units (#)	Value as at December 31, 2024 ($)(1)
Keith Creel	0	165,753	165,753	17,260,345
Nadeem Velani	14,921	60,044	74,965	7,802,465
John Brooks	705	16,394	17,099	1,780,594
Mark Redd	574	22,425	22,999	2,394,872
James Clements	2,469	24,560	27,029	2,813,226

(1)

We valued the outstanding DSUs using $104.08, our closing share price on the TSX on December 31, 2024 for Mr. Velani and US$72.37, our closing share price on the NYSE and converted to Canadian dollars using a year-end exchange rate of $1.4389 for Messrs. Creel, Brooks, and Redd.

DSUs are redeemed for cash after the executive retires or leaves the Company, with: (i) Canadian-resident executives being entitled to elect a date of payment between the date that is six months following their departure from the Company and December 15th of the following calendar year, in compliance with Canadian tax rules; and (ii) U.S. resident executives being paid six months after their departure from the Company, in compliance with U.S. tax regulations. We used the average market price of a share for the 10 trading days immediately before the payment date to calculate the amount, which the participant receives in a lump sum less withholding taxes.

2025 MANAGEMENT PROXY CIRCULAR 67

Termination and change in control

Termination of employment

We have policies to cover different kinds of termination of employment.

Mr. Creel is covered under the terms of his employment agreement effective January 31, 2017, as amended December 18, 2018 and March 21, 2021, that includes non-competition, non-solicitation and confidentiality restrictions. Messrs. Velani, Brooks, Redd and Clements are subject to the same terms as all other employees for resignation, retirement, termination with cause, termination without cause and change in control. Messrs. Velani, Brooks, Redd and Clements have signed non-competition, non-solicitation agreements in each year of their employment with the Company that also have confidentiality restrictions.

	Resignation	Retirement	Termination with cause	Termination without cause	Change in control
Severance	None	None	None	Mr. Creel: 24 months of base salary Other NEOs: pursuant to applicable law	None
Short-term incentive	Forfeited	Award is pro-rated to retirement date	Forfeited	Mr. Creel: equal to the target award for severance period Other NEOs: award for current year is pro-rated to termination date as per plan	None
DSUs	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested units vest early if the holder is terminated following change in control
Performance share units	Forfeited	Award continues to vest based on performance factors and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited	Forfeited	Mr. Creel: subject to retirement provisions Other NEOs: pro-rated based on active service within the performance period and based on actual performance at the end of the performance period	Only vest if the executive is terminated following a change in control PSUs vest at target, pro-rated based on active service within the performance period
Stock options	Vested options are exercisable for 30 days or until the expiry date, whichever comes first Unvested options are forfeited Performance stock options are forfeited	Options continue to vest Award expires five years after the retirement date or the normal expiry date, whichever is earlier Performance stock options are forfeited	Forfeited

Mr. Creel: subject to retirement provisions

Other NEOs: vested options are exercisable for six months following termination as well as any options that vest during the six-month period

Performance stock options are forfeited

Options only vest early if the option holder is terminated following the change in control Performance stock options are forfeited
Pension	No additional value	No additional value	No additional value	No additional value	No additional value
ESPP shares	Unvested shares are forfeited	Unvested shares vest	Unvested shares are forfeited	Unvested shares vest	Unvested shares vest
Benefits	End on last day worked	Post-retirement life insurance of $50,000 and a health spending account based on years of service (same for all employees)	End on termination date	End on last day worked	None
Perquisites	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited

68 CPKC

PROXY CIRCULAR EXECUTIVE COMPENSATION

The table below shows the estimated incremental amounts that would be paid to Mr. Creel, if his employment had been terminated without cause on December 31, 2024. There is no extra tax gross-up provision for any termination benefit.

Name	Severance period (# of months)	Base pay ($)	Short-term incentive ($)	Additional retirement benefits ($)	Other benefits(1) ($)	Value of vesting of options and equity-based awards (2) ($)	Payable on termination without cause ($)
Keith Creel	24	3,885,030	5,827,545	-	42,291	34,693,766	44,448,632

(1)	Reflects the value of accelerated vesting of shares purchased under the ESPP for Mr. Creel.
(2)

Reflects the value of stock options and equity-based awards vesting per the retirement provisions in accordance with our stock option and PSU plans. Mr. Creel’s calculation is based on US$72.37, our closing share price on the NYSE on December 31, 2024, converted to Canadian dollars using a year-end exchange rate of $1.4389.

2025 MANAGEMENT PROXY CIRCULAR 69

CEO pay ratio

CPKC is voluntarily providing transparency and public disclosure related to CEO pay as compared to the median employee. As our proxy is governed under Canadian Securities Administrators (CSA) regulations; we are not required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and Item 402(u) of Regulation S-K to disclose information about the ratio of the annual total compensation of our median employee and the annual total compensation (pay ratio) of Mr. Creel, our President and CEO. In support of the Board’s commitment to progressive disclosure practices we have determined and are disclosing the CEO pay ratio for 2024 in the table below.

As at December 31, 2024
CEO pay ratio	179:1
Excluding employees located in Mexico	166:1

To identify our median employee, we conducted an analysis of the total compensation of our employee population in Canada, U.S. and Mexico, other than our CEO, who were employed by the Company on December 31, 2024. We have determined that using the taxable income reported on the T4 box 14 employment income and W-2 box 1 income for employees in Canada and the U.S., provides a reasonable and consistent estimate for evaluating annual total compensation. We used aggregate payroll data to provide a reasonable estimate of the annual total compensation in Mexico. The median employee annual total compensation for 2024 of employees located in Canada, U.S. and Mexico is $129,139 while the median annual total compensation of employees located in Canada and the U.S. is $139,158 In accordance with applicable U.S. disclosure rules, we calculated 2024 annual total compensation for our median employees using the same methodology that we use to determine our NEOs’ annual total compensation in the Summary compensation table on page 58.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

70 CPKC

PART IV – CORPORATE GOVERNANCE

We are one of Canada’s oldest and most recognizable companies. CP was founded in 1881 to connect Canada. In 1887, Arthur Stilwell founded the company later known as Kansas City Southern. We take pride in the historic legacy, both of Canadian Pacific and Kansas City Southern. CPKC takes on a legacy as a business leader, with a reputation for honesty, integrity and the faithful performance of our undertakings and obligations.

On April 14, 2023, CPKC, headquartered in Calgary, Alberta, Canada, became the first single-line railway connecting the United States, Canada and Mexico. The combined company has a much larger and more competitive network, operating approximately 20,000 miles of rail, employing approximately 20,000 people.

Our ability to maintain this reputation depends on our actions and the choices we make every day. We believe that good corporate governance practices are essential to effective management and the protection of our investors, employees and other stakeholders.

Where to find it

Serving as a Director	86
Integrity	86
Share Ownership	87
Attendance	89
Skills and Development	89
Director Development	90
Director Engagement by Management	91

2025 MANAGEMENT PROXY CIRCULAR 71

GOVERNANCE AT CPKC

CPKC has a strong governance culture and we have adopted many leading policies and practices. As a U.S. and Canadian listed company, our corporate governance practices comply with or exceed the practices outlined by the Canadian Securities Administrators (CSA) in National Policy 58-201 — Corporate Governance Guidelines and the TSX, the SEC and the NYSE.

We regularly review our policies and practices and make changes as appropriate, so we stay at the forefront of good governance as standards and guidelines continue to evolve in Canada and the United States. The Board and the Governance Committee are responsible for developing our approach to corporate governance. This includes periodic reviews of the corporate governance principles and guidelines which were established by the Board, as well as the terms of reference for the Board and each of the Board’s standing committees. Our corporate governance principles and guidelines are available on our website at investor.cpkcr.com/governance.

About the Board

The Board has ultimate authority to make decisions about the Company, other than on matters that are specifically reserved for shareholders.

The Board is responsible for overseeing our business, providing overall guidance and direction to management, our long-term strategic direction, succession plans for senior officers, risk oversight and ensuring that the long-term interests of shareholders are served.

Shareholders elect directors for a term of one year at our annual meeting. The Board may also appoint directors between shareholder meetings if an increase in board size is warranted (subject to certain restrictions under the CBCA) or to fill a vacancy.

Key governance documents

The Board has approved its terms of reference as well as those for each committee and the written position descriptions for the independent Board Chair, the committee chairs and CEO, and reviews them annually. These documents are available on our website at investor.cpkcr.com/governance.

The Board is dedicated to maintaining the highest standards of corporate governance and nurturing a culture of strong business ethics and governance throughout the organization. It operates independently to ensure proper stewardship and sound decision-making. The Board is qualified with the right mix of relevant skills and experience, including transportation industry knowledge, cybersecurity, financial and accounting literacy, strategic planning, human resources, executive compensation and risk management – all of which are critical to understanding and addressing the business challenges facing the Company. The Board is also diverse by gender, age, cultural heritage and ethnicity and geography to generate different perspectives and opinions for healthy discussion and debate.

The Board has terms of reference to assist it in exercising its powers and fulfilling its duties. Each Board committee also has terms of reference to assist it in carrying out its duties and responsibilities. The Board’s terms of reference are included at part VIII to this proxy circular. The committees’ terms of reference can be found on our website at investor.cpkcr.com/governance.

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Structure

The Board represents the interests of the Company, shareholders and other stakeholders and has five standing committees to assist it in fulfilling its duties and responsibilities.

Each committee is made up of only independent directors.

Committee membership is reviewed annually after directors are elected at the annual shareholder meeting and on an as-needed basis through the year. For additional information on what our committees did in 2024, see the 2024 Board and committee reports and overview beginning on page 29.

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The table below sets out committee membership as at December 31, 2024:

Committee Memberships

*	Chair of the Board is an ex-officio member of all committees

Mr. Creel is not a member of any Board committees because he is President and CEO and therefore not independent.

During the course of regularly scheduled board meetings, directors will usually participate in the meetings of the other committees on which they do not sit. Regularly scheduled committee meetings take place sequentially during the same days as Board meetings. Meetings are scheduled in this way to allow for attendance by all directors, including those who are not committee members. In addition to regularly scheduled meetings, the Board and the Board’s committees hold additional meetings as may be required to fulfill their mandates.

In 2024, the Board held meetings in January, February, April, July, September and October. The Board also held a number of informal discussions throughout the year.

Independence

The Board has adopted standards for director independence based on the criteria of the NYSE, SEC and CSA.

The Board reviews director independence continually and annually using director questionnaires as well as by reviewing updated biographical information, meeting with directors individually, and conducting a comprehensive assessment of all business and other relationships and interests of each director with respect to the Company and our subsidiaries. In 2024, the Board confirmed that each director, except for Mr. Creel, is independent in accordance with the standards for independence established by the NYSE and the CSA. Mr. Creel is not independent because of his position as President and CEO.

The Board has also confirmed that each member of the Audit and Finance Committee meets the additional independence standards for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 1.5 of National Instrument 52-110 Audit Committees. All members of the Audit and Finance Committee are financially literate. In addition, four of the five members of the currently constituted Audit and Finance Committee meet the definition of audit committee financial expert, as defined by the SEC.

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Independent Board Chair

The Board Chair and President and Chief Executive Officer are separate roles at CPKC. Our current Chair of the Board, Isabelle Courville, is an independent director and has served as Chair of the Company since May 7, 2019. Ms. Courville has served on the board of directors since May 1, 2013.

The Chair of the Board presides at Board meetings and our shareholder meetings. The Chair also serves as an advisor to the CEO and other members of senior management.

We have a formal written mandate that sets out the key responsibilities of the Chair of the Board, which includes, among other things:

A copy of the position description is available on our website at investor.cpkcr.com/governance.

In camera and executive sessions

The independent members of the Board meet in camera, in executive sessions without management and non-independent members of the Board present. The in camera sessions without management present were generally held with each Board meeting, and the Board had a total of six such meetings in 2024. At each regularly scheduled meeting, the Board holds two in camera executive sessions - one that includes the President and CEO and one with only independent directors. The Audit and Finance Committee and the Compensation Committee include at least one in camera executive session of independent directors without management present at the beginning and/or end of each meeting. The Governance Committee and the Integration Committee also meet in camera in executive sessions without management present from time to time. At each in camera executive session, the Chair of the Board or the Chair of the applicable committee presides over the session.

Independent advice

According to their terms of reference, the Board and each committee can each retain additional independent financial, legal, compensation and other advisors.

Diversity and Inclusion

The Company continues to assess and refine its diversity practices on a continuous basis. This includes striving to maintain and increase diversity at the Board level through to our executives, senior management and employees. We recognize that an equitable workplace brings a wider array of experiences and perspectives, ultimately resulting in a stronger and more successful railway.

Our Diversity and Inclusion strategy is anchored in the four key pillars of communication, inclusive mindset, connection and representation that guide our actions and initiatives, fostering a workplace where every railroader feels valued, empowered and encouraged to collaborate as one CPKC.

Some of our on-going initiatives include:

•	Engaging and listening to employees at all levels through guided conversations with leaders;
•	Supporting the development and advancement of women at the Company;
•	Cultivating partnerships with associations and organizations that attract, recruit, and support skilled immigrants, transitioning veterans, visible minorities, persons with disabilities, and women;
•

Growing relationships with Indigenous groups that are more meaningful, create targeted outreach programs and employment opportunities, and better understand Indigenous history, culture, and opportunities for collaboration; and

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•	Increasing employee awareness regarding the Company’s workplace diversity and inclusion practices through communication, education, and training.

Board diversity

The Company values diversity on its Board as essential for objective oversight and improvement. The Board has a written diversity policy, available on our website at investor.cpkcr.com/governance.

Director nominations consider a balance of skills, background, experience, and knowledge, with attention to diversity factors like gender, age, regional representation, cultural heritage, and abilities. We leverage CPKC’s relationships and third-party organizations for diverse candidate identification. The Governance Committee will periodically evaluate the Board’s diversity policy and recruitment practices to ensure effectiveness and progress toward diversity objectives.

The Board diversity policy does not establish fixed targets regarding the representation of members of designated groups, as we believe the Governance Committee and the Board are successfully addressing diversity at the Board level. As of December 31, 2024, our Board composition included four women (including the Chair of the Board) and three self-identified members of visible minority groups, being Mr. Trafton, Amb. Garza (Ret.) and Mr. Gutiérrez(1). Geographically, four of our directors were Canadian, six were American and two were residents of Mexico. In addition, one of our directors, the President and CEO, is a military veteran. The representation of designated groups on the Board as of December 31, 2024 is shown below:

Director Representation as of December 31, 2024	Number	Percentage (%)

Women	4	33

Indigenous peoples	0	0

Visible minorities	3	25

Persons with disabilities	0	0

For information on the representation of designated groups for the current director nominees, refer to page 20.

Leadership diversity

Our diversity and inclusion initiatives support the advancement of women, Indigenous peoples, visible minorities, and individuals with diverse backgrounds by removing workplace barriers and ensuring inclusion.

The Company’s diversity and inclusion policy does not establish any specific quotas or targets regarding the representation of designated groups in senior management positions, including executive officers (as that term is defined in applicable Canadian and U.S. securities laws) because we are making significant progress on our various diversity and inclusion initiatives described herein.

As of December 31, 2024, three of our eleven executive officers are women and three identify as members of a visible minority group. We do not have any executive officers who identify as Indigenous or Native American or as a person with a disability. As of December 31, 2024, of our 32 company officers (which includes all Vice-Presidents and higher), six are members of a visible minority group, one identifies as Native American, and five are women.

You can read more about leadership development and succession planning on page 81 and our diversity initiatives on our website at cpkcr.com/sustainability.

(1)	The term “member of a visible minority” is part of the definition of ‘designated groups’ in the Employment Equity Act (Canada).

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CPKC Indigenous and Tribal Relations

CPKC’s rail network traverses through 180 Indigenous and Tribal communities in Canada and the United States. We are committed to broadening and deepening mutually respectful relationships with Indigenous and Tribal communities across our network. We believe that fostering strong and meaningful relationships enhances our ability to operate the safest rail network in North America, while providing an essential service to our customers and the North American economy.

Our Indigenous and Tribal relations stand on five pillars: operating safely, strengthening relationships, developing job and procurement opportunities, providing cross-cultural awareness training, and engaging where appropriate in government policy initiatives.

Pillar 1: Operating safely

Operating safely is foundational to everything we do. Our industry-leading safety performance builds trust with communities where we operate, including Indigenous and Tribal communities. In 2024, CPKC again led the industry with the lowest FRA-reportable train accident frequency among Class 1 railroads, building on Canadian Pacific’s legacy of 17 consecutive years of industry leadership.

Part of safe operations is building capacity for emergency response. Since 2021, we donated more than $850,000 to Indigenous communities along our network to enhance their emergency response capacity and train their responders. Our donations to Indigenous communities facing extreme weather risks in Canada have included water bladders, all-terrain vehicles with fire totes, and emergency response trailers.

We have also responded to help Indigenous and Tribal communities in proximity to our network when they have been impacted by extreme weather events. For example, we donated electric generators to communities that lost power and transported medical supplies urgently needed in communities that were isolated due to highway closures.

We are extending similar donations to Tribal communities along our expanded network in the United States following the integration of the KCS network.

Pillar 2: Strengthening relationships

Our second pillar, strengthening relationships, helps build trust with Indigenous and Tribal communities. We engage Indigenous and Tribal communities in respectful, meaningful, and transparent dialogue through frequent contact. Our proactive engagement in Indigenous and Tribal communities with questions or concerns increases understanding, trust, and credibility.

We have invested considerable time and effort in engagement on ongoing operational support, such as bedload stream clearing and ballast pit operations. Strong “on the ground,” pro-active communication regarding incident awareness shows respect, demonstrates our transparency, and underscores our commitment to building trust. Similarly, track maintenance notifications and transportation of dangerous goods presentations help increase understanding, transparency, and credibility.

Pillar 3: Developing job and procurement opportunities

Our third pillar is developing job and procurement opportunities for Indigenous and Tribal peoples and businesses.

We are a major employer in many remote communities with significant Indigenous populations, such as across northwestern Ontario. It is a tradition in many of those communities to join the CPKC family and work for the railroad. We are building on that tradition by attending and promoting employment opportunities at Indigenous job fairs across Canada.

CPKC also believes that increased Indigenous and Tribal participation in our own procurement can unlock value for the Company and opportunity in the Indigenous and Tribal communities where we operate. Therefore, we look for opportunities to purchase services from Indigenous and Tribal-owned suppliers. In Oklahoma, Tribal-owned contractors are currently supplying services to a siding extension project.

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We are enhancing our promotion of these opportunities to both prospective employees and suppliers.

Pillar 4: Providing cross-cultural awareness training

Our fourth pillar focuses on improving employee awareness of Indigenous and Tribal history and culture. We provide opportunities for employees to learn from Indigenous leaders and we act on opportunities for collaboration.

For example, since 2021 we have partnered with the Orange Shirt Society to create an “Every Child Matters” branded locomotive.(2) This special locomotive has a bright orange livery. As it travels across our North American network, the locomotive helps raise awareness of the inter-generational impacts of Indian residential schools in Canada. This initiative reminds all who see it of the need to remember the victims and honour the survivors of the tragic legacy of residential schools in Canada.

Orange Shirt Society founder and Ambassador Phyllis Webstad has hosted four townhall meetings at CPKC since 2021 where she engaged our employees and shared her residential school experience. The loss of her orange shirt(3), a story first told in 2013 to Canada’s Truth and Reconciliation Commission, inspired the orange shirt movement in Canada and our “Every Child Matters” locomotive.

We also highlight Indigenous talent though our CPKC Holiday Train program(4), which tours our network each November and December spreading holiday cheer and raising money, food, and awareness for people struggling with food insecurity. Juno-nominated Mohawk singer-songwriter Shawnee Kish(5) headlined the Holiday Train stage in 2024. For the second year in a row, the Buffalo Boys drum group(6), from Mother Teresa Middle School in Regina, Sask. launched our Holiday Train shows in Regina and Moose Jaw.

Through cultural awareness training, the CPKC Police Service has enhanced their ability to promote community safety by gaining an understanding of, and appreciation for, the right of Indigenous peoples to cross railway tracks for traditional purposes.

CPKC’s comprehensive business ethics policy requires a commitment from all employees to respect the cultures, customs, and values of the communities in which CPKC operates, including respecting the rights of Indigenous peoples(7).

Pillar 5: Engaging where appropriate in government policy initiatives

Finally, we engage where and as appropriate in government policy initiatives, including consultations regarding legislative and regulatory changes. Our relationships with Indigenous and Tribal communities, and their feedback where appropriate, helps shape our corporate input into these initiatives. For example, we solicit feedback from Indigenous community members and leaders in Canada regarding our Extreme Weather Fire Risk Mitigation Plan, a regulatory requirement in Canada(8). The feedback improves our insight and understanding, helping us prepare for, and respond to, the threats created by extreme weather.

Together, these five pillars underpin CPKC’s strong approach to Indigenous and Tribal relations. Our Indigenous and Tribal relations support our operations and growth across North America.

(2)	CPKC, Every Child Matters locomotive, retrieved from https://www.cpkcr.com/en/community/every-child-matters-locomotive on January 9, 2025.
(3)	Orange Shirt Society, Phyllis’ Story, retrieved from https://orangeshirtday.org/phyllis-story/#story on January 9, 2025.
(4)	CPKC Holiday Train, retrieved from https://www.cpkcr.com/en/community/HolidayTrain on January 13, 2025.
(5)	2024 CPKC Holiday Train artists, Shawnee Kish, retrieved from https://www.cpkcr.com/en/community/HolidayTrain/holiday-train-artists/#shawnee-kish on January 9, 2025.
(6)	Mother Teresa Middle School, Buffalo Boys and First Nations Dancers, retrieved from https://lp.constantcontactpages.com/cu/LmoHU9l/buffaloboys on January 9, 2025.
(7)	CPKC Code of Business Ethics (revised November 15, 2023), 9. Respectful workplace and human rights, retrieved from investor.cpr.ca/governance on January 9, 2025.
(8)	CPKC Extreme Weather Fire Risk Mitigation Plan, retrieved from https://www.cpkcr.com/en/safety/Extreme-Weather-Fire-Risk-Mitigation-Plan on January 13, 2025.

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Serving on other boards

Members of our Board must be able to commit the necessary time and energy to fulfill their duties and responsibilities to the Board and the committees on which they serve.

When we recruit new director candidates, we make sure potential candidates understand the scope of responsibilities and the time commitment required, and we review the other boards they sit on as part of the vetting process.

We consider an outside board to be any board of directors of a public company other than the Company or Canadian Pacific Railway Company, our wholly owned subsidiary.

Overboarding

The Board considers a director to be “overboarded” if the time commitments required by sitting on other company boards affect their ability to meet their commitments to our Board. It also considers the guidelines of proxy advisory firms in Canada and the United States. The Company’s current policy is that chief executive officers or other senior executives of public companies sit on no more than two public company boards. For non-executive directors, the Board requires directors to hold no more than four public company directorships in total (including CPKC).

The Board considers overboarding on a case-by-case basis:

•	the Chair of the Board and chair of the Governance Committee review potential overboarding before a director can accept another public company directorship; and
•

the Governance Committee reviews the public company directorships of all potential directors, and reviews every director’s Board memberships as part of the nomination process every year. None of our nominated directors are considered to be overboarded.

The Board believes that all of our directors have demonstrated the ability to devote sufficient time and attention to fulfill the responsibilities required of directors. We understand, however, that certain proxy advisory firms may deem Mr. Gutiérrez as overboarded. CPKC does not believe that Mr. Gutiérrez’s current service as CEO of Arca Continental and as a director of KKR limits his ability to devote sufficient time and attention to his duties as a director of CPKC. On the contrary, CPKC believes that Mr. Gutiérrez has demonstrated, and will continue to demonstrate, the skills, qualifications, expertise and ability to dedicate sufficient time to carry out his Board duties. Below is a description of the background and process for Mr. Gutiérrez’s appointment to the Board, the skills and experience that he provides to the Board, the steps that CPKC has taken to ensure he is able to fully contribute to the Board and a summary of his other relevant commitments.

Background and Search Process

Mr. Gutiérrez joined the Board on November 1, 2024 following an extensive search process by the Corporate Governance, Nominating and Social Responsibility Committee.

Mr. Gutiérrez is the CEO of Arca Continental, which is one of the largest Coca-Cola bottlers in Mexico and Latin America. In 2024, Arca Continental had annual revenues of ~US$12.6 billion, annual EBITDA of ~US$2.4 billion and operations in the United States, Mexico and Latin America. The common shares of Arca Continental are listed on the Mexican Stock Exchange. We also note that Mr. Gutiérrez is not on the board of directors at Arca Continental. Mr. Gutiérrez is also a director of KKR, whose common shares are listed on the New York Stock Exchange. Mr. Gutiérrez has been a director of KKR since 2021. He serves on its conflicts committee, but does not sit on the board of any KKR subsidiary or affiliated entity of KKR.

Following the closing of the business combination of CP and KCS in 2023, the Board sought to increase its ethnic and geographic diversity to match the footprint of the combined CPKC. In particular, this meant placing an emphasis on finding directors with significant business and leadership experience in Mexico. In 2023, Mr. David Garza-Santos joined the Board. He was previously a director of KCS and had significant knowledge and experience doing business in Mexico. However, Mr. David Garza-Santos did not stand for re-election in 2024. The Board sought to fill the resulting gap. The Board determined that it was important to find a director who was an executive officer of a Mexican company. CPKC retained an internationally recognized executive search consultant to assist with the search process. The search process took several months. After narrowing the list down from 20 candidates, there was unanimous agreement that Mr. Gutiérrez was the most qualified candidate.

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Skills, Experience and Qualifications

Mr. Gutiérrez has worked for Arca Continental for 25 years. Prior to becoming the CEO of Arca Continental in 2019, he served in a variety of different roles, including, Deputy CEO, COO, VP Human Resources and General Counsel. Mr. Gutiérrez received law degrees from Harvard University and Universidad Escuela Libre de Derecho. Based on his experience and education, Mr. Gutiérrez has deep knowledge and understanding on how to navigate the commercial, legal and regulatory aspects of doing business in Mexico. Mr. Gutiérrez also has the respect of business and political leaders in Mexico. He has met Mexican President Claudia Sheinbaum and has a keen sense of the business environment in Mexico and the challenges and opportunities for companies such as CPKC.

Steps Taken to Ensure Appropriate Time Commitment

The Board believes that Mr. Gutiérrez has demonstrated, and will continue to demonstrate, his ability to dedicate sufficient time to carry out Board duties effectively for the following reasons:

•

In January 2025, Mr. Gutiérrez travelled to CPKC headquarters in both Calgary, AB and Kansas City, MO in order to undergo a comprehensive, multi-day onboarding process that allowed him to meet with members of senior and executive management, tour the CPKC facilities, engage with emerging CPKC technologies and become fully acquainted with the business aspects of CPKC’s business and his legal obligations and duties as a member of the CPKC board. He was fully engaged, inquisitive and committed to learning everything he could about CPKC to be able to make a meaningful contribution to the Board.

•	Mr. Gutiérrez travelled to Florida to attend the scheduled CPKC Board meetings in late January 2025, the first and only meetings held since he joined the Board.
•	Mr. Gutiérrez has confirmed his attendance for all scheduled Board meetings for 2025 and 2026.
•	KKR currently has nine board meetings per year. Mr. Gutiérrez attended all in-person KKR board meetings in 2024.
•

Arca Continental is not a traditional public company. Only 28.7 percent of its common shares comprise the public float on the Mexican Stock Exchange. The remaining 71.3 percent of its common shares are owned by private individuals and families. Although these shares can be publicly traded, their holders usually maintain them as long-term owners. Arca Continental is not a traditional public company in this sense, but a publicly listed family-owned company.

•

Mr. Gutiérrez lives and works in Monterrey, the capital of the northeastern Mexican state of Nuevo León and the location of the head office of CPKC de Mexico. A direct commercial flight from Monterrey to Houston or Dallas takes less than two hours. Travel to the U.S. or Canada for Board meetings is not a concern.

Accordingly, the Board and the Corporate Governance, Nominating and Social Responsibility Committee believe that Mr. Gutiérrez’s continued service on the Board is in the best interests of our stakeholders, and ask that shareholders support Mr. Gutiérrez’s re-election as a director.

Audit and Finance Committee members

A member of the Audit and Finance Committee cannot serve on the audit committees of more than three public companies (including CPKC), unless the Board determines it will not affect the director’s ability to be an effective member of the Company’s Audit and Finance Committee. None of the members of our Audit and Finance Committee currently serve on more than three public company audit committees.

Interlocks

Several of the director nominees are also directors of other public companies. Information regarding the other public company directorships of the Director Nominees can be found under each of their biographies under the heading “Director Nominee Profile Highlights” beginning on page 20. The Governance Committee considers it to be good governance to avoid interlocking relationships. No Board nominees sit on the same board of directors of any outside public or private company.

Key responsibilities

Strategic planning

The Board oversees the development, execution and fulfillment of our strategic goals, which are set out in a multi-year strategic plan.

The Board sets aside one meeting each year, typically in the fall, for a strategic planning session with management. The strategic planning meeting also includes, in many cases, site visits or engaging with industry speakers. Management develops the strategic plan, which includes their proposed strategy, plans and objectives to support continuous improvement in our operating performance.

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The Board reviews the strategic plan and discusses various aspects of the strategy, plans and objectives, including key issues, assumptions, risks and opportunities. The Board also considers our key priorities and the overall risk impact of the strategic plan, and reviews and approves the financial objectives including significant allocations of capital, before approving the strategic plan.

The Board oversees the implementation of the strategic plan and monitors our performance against our objectives and receives updates from management at each regular meeting of the Board.

Leadership development and succession planning

The Compensation Committee and the Board are involved in the succession planning process.

This involves reviewing the depth and diversity of succession pools for the CEO, CFO, senior operations executive and other key leadership roles, including contingency plans in case there is an unexpected turn of events. It also includes reviewing leadership and development strategies, succession plans and development programs for senior talent.

The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These employees make presentations to the Board and are invited to functions where they can interact with the directors more informally.

The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on incentive compensation plans, performance objectives for senior officers and succession planning.

Risk oversight

The Board, with the assistance of the Risk and Sustainability Committee and its other committees, has overall responsibility for risk oversight.

This includes overseeing risks specifically related to our business operations, health, safety, security and the environment, including those risks relating to the implementation of business plans and opportunities, rail plans and disaster planning. This also includes reviewing and discussing key issues, assumptions, risks, opportunities and strategies related to the development and implementation of our operations.

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All five standing committees have a role in risk oversight, as set out below:

Committee	Risk oversight responsibility	Specific risk oversight

Audit and Finance	Oversees financial risks and contingent exposure that may have a material impact on the Company.

Monitors risks that may have a material effect on financial reporting and disclosure, including internal controls over financial reporting, Sarbanes-Oxley Act compliance and disclosure controls and procedures. Monitors our whistleblower regime.

Reviews and monitors the Company’s cyber risk exposures and management’s implementation of appropriate strategies to manage such risks.

Compensation	Oversees risks related to our compensation, succession and human resources strategies with the goal of preventing excessive or undue risk-taking.	Oversees risks relating to compensation, talent management and succession.

Governance	Monitors the oversight of corporate governance risk and Board composition.

Oversees compliance with corporate governance requirements, legal and regulatory requirements and best practices.

Oversees the process to determine the competencies and personal qualities required for new directors to add value to the Company.

Risk and Sustainability	Oversees strategic and integrated risk practices, the robustness of safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

Reviews our strategic policies, practices and procedures, and management’s identification of our strategic risks and implementation of appropriate strategies to manage or mitigate such risks.

Reviews the Company’s program to obtain appropriate insurance to mitigate or transfer risks.

Reviews rail technology and innovations and their role in managing risk and enhancing safety.

Integration	Oversees strategic and integrated risk practices.

Oversees and monitors compliance with STB conditions.

Monitors achievement of revenue and expense synergies of the combined company, CPKC.

Monitors the integration plan and addresses any issues arising therefrom.

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Director compensation for 2024

Our director compensation program shares the same objective as our executive compensation program: to attract and retain qualified directors and to align the interests of directors and shareholders.

Flat fee retainer

We pay directors a flat fee retainer, which reflects the director’s ongoing oversight and responsibilities throughout the year and attendance at Board and committee meetings.

Directors receive 100 percent of their annual retainer in Director Deferred Share Units (DDSUs) until they have met their share ownership requirements. After that they must receive at least 50 percent of their retainer in DDSUs, and can receive the balance in cash. Directors must make their election before the beginning of each calendar year.

Directors must meet their share ownership requirements within five years of joining the Board.

The table below shows the flat fee retainers for 2024. In 2024, Canadian directors’ fees were converted to Canadian dollars and the number of DDSUs received was based on the trading price of our shares on the TSX. U.S. directors were paid in U.S. dollars and the number of DDSUs they received was based on the trading price of our shares on the NYSE.

Aligning director and shareholder interests

Directors receive their annual retainer in deferred share units so they have an ongoing stake in our future success, aligning their interests with those of our shareholders.

About DDSUs

DDSUs are granted to directors under the director deferred share unit plan. Only non-employee directors participate in the plan.

A DDSU is a bookkeeping entry that has the same value as one common share. DDSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares. DDSUs vest immediately.

2024 Annual Director Compensation	Annual Retainer
Compensation – All Directors	US$280,000
Additional retainer – Chair of Governance Committee, Risk and Sustainability Committee and Integration Committee	US$30,000
Additional retainer – Chair of Audit and Finance Committee and Compensation Committee	US$40,000
Additional retainer – Board Chair	US$195,000

We reimburse directors for travel and out-of-pocket expenses related to attending their Board and committee meetings and other business on behalf of the Company.

Mr. Creel does not receive any director compensation because he is compensated in his role as President and CEO.

Benchmarking

CPKC’s comparator group was amended in 2024 to reflect five Class 1 railroad peers and 14 capital-intensive North American companies. Director compensation was last updated in 2022 and is scheduled to be reviewed in 2025.

Independent advice

The Governance Committee makes its own decisions, which may reflect factors and considerations other than the information and recommendations provided by its external consultant.

Board assessment and evaluation process

The Governance Committee discusses goals related to corporate governance, strategic planning, Board succession, shareholder engagement and director education and provides recommendations to the Board on these matters. The Board has a comprehensive annual Board assessment and evaluation process that includes a review of individual directors (including peer reviews), review of each of the Board’s committee mandates, committee chairs, the Board Chair and the overall functioning of the Board. In 2024, the Board’s Chair facilitated the evaluation process and met with directors.

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Peer reviews were also part of the evaluation process. She also received feedback given by senior management who interact with the Board regularly. The Chair of the Board presented the results of the assessment and evaluation process to the Board in January 2025.

Board succession

The Board balances the need for experienced directors who are familiar with our business, and with new directors who bring fresh perspectives and well-considered questions that allow the Board to assess management and its recommendations. The Board uses a comprehensive assessment process for evaluating the performance, skills and contribution of each director annually, and does an ongoing assessment of the outside activities of each director to ensure that each director continues to meet the standards and requirements of the Board. As part of the Board diversity policy, the Board also takes into account diversity considerations such as gender, age, geographical representation from the regions in which we operate, cultural heritage (including Indigenous peoples and Tribal communities and members of visible minorities) and different abilities (including persons with disabilities).

The current Board represents a mix of railroading experience, finance, energy, financial services, transportation, regulatory experience, heavy industry, corporate leadership, environmental policy, not for profit sector and other Board experience. Arturo Gutiérrez joined the Boards of CPKC and CPRC on November 1, 2024. One of the key reasons for Mr. Gutiérrez’s appointment, following the departure of Mr. Garza-Santos on April 24, 2024, was his significant expertise in conducting business in Mexico. See page 22 and 79 for more information.

Term limits and retirement

The Board does not have term limits and eliminated the mandatory retirement age for directors in November 2013. The Board has decided instead to retain the discretion to review the tenure of a committee Chair after five to seven years and review a director’s tenure at age 75. Currently, the average age of all director nominees is 65 and of the directors who served on our board during 2024, the average tenure is 6.2 years with most having served on our Board for over five years.

Board Chair

The Board Chair is appointed on an annual basis after the election of directors at the annual shareholders meeting. A recommendation to the independent members of the Board is made by the Governance Committee, taking into account factors such as the current needs of the Company, the tenure of the current Board Chair, the results of the past year’s director assessments and consultations with the independent directors. The Board Chair will recuse herself from discussions relating to her appointment and the appointment is overseen by the Chair of the Governance Committee. In 2024, the Governance Committee went through this process in identifying Isabelle Courville as the Chair and recommending her appointment, which the Board accepted. 2024 was Ms. Courville’s sixth year serving as Board Chair.

Nominating directors

The Governance Committee reviews the composition of the Board every year to ensure it is diverse, including with respect to representing designated groups and that best represents the skills and experience to provide strong stewardship. It uses a skills matrix to monitor the Board’s skills and expertise and to identify any gaps. The Board has determined that its composition for the 2025 annual general meeting will be 12 directors.

When assessing director nominees, the Board takes several criteria into consideration including:

•	the necessary competencies and skills the Board should possess
•	the competencies, skills and personal and other diverse qualities of existing directors
•	the competencies, skills and personal and other diverse qualities we seek in new directors in light of opportunities and risks we face
•	the size of the Board to facilitate effective decision-making
•	the board diversity policy, including considering women and applicants from visible minority, disability and Indigenous peoples and Tribal communities; and
•	residency across our railway network including in Canada, the United States and Mexico.

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The Governance Committee identifies potential nominees based on the above criteria and proposes director candidates to be nominated for election or appointment to the Board. The Governance Committee may use an external search firm or consultant to supplement the process and also considers recommendations from shareholders. Consistent with the Board diversity policy, the Board considers candidates reflecting the Board’s diversity criteria, including gender diversity, representation of visible minorities, Indigenous peoples, and persons with disabilities.

See page 89 for the skills matrix of the current Board.

Advance notice of director nominations

At our annual meeting of shareholders on May 14, 2015, shareholders confirmed By-Law No. 2, which sets out the framework for advance notice of nominations of directors by shareholders. Amendments to By-Law No.2 (Amended and Restated By-Law No. 2) were approved by the Board on October 22, 2024, and is effective as of such date. Amended and Restated By-Law No. 2 is being presented to the shareholders at this year’s Meeting for approval. If Amended and Restated By-Law No. 2 is not approved by shareholders at the Meeting, it ceases to be effective as of the date of the Meeting.

This year, if a shareholder plans to nominate someone for election, other than under a shareholder proposal, nominations must comply with the procedures set out in Amended and Restated By-Law No. 2. A copy of Amended and Restated By-Law No. 2 is included in this proxy circular and posted on our website at investor.cpkcr.com/governance.

2025 MANAGEMENT PROXY CIRCULAR 85

SERVING AS A DIRECTOR

We expect our directors to act ethically and responsibly, and always in the best interests of the Company.

Integrity

The Company has a culture of ethical business conduct, high business standards, integrity and respect – and that starts with the Board.

Code of Business Ethics and Business Ethics Reporting Policy

Our updated Code of Business Ethics (Code) for the combined CPKC, which now applies to employees of CPKC in Canada and the United States, sets out our expectations for conduct. It covers confidentiality, protecting our assets, avoiding conflicts of interest, fair dealing with third parties, compliance with applicable laws, environmental protection, rules and regulations, as well as reporting any illegal or unethical behaviour, among other things. The Code applies to directors, officers, employees (unionized and non-unionized) and contractors who work for us. Directors, officers, non-union employees and certain union employees must acknowledge every year that they have read, understood and agree to comply with the Code. We have also introduced a separate Code of Ethics for CPKC employees in Mexico (Mexico Code). The Mexico Code is largely identical to the Code, with key differences being that the Mexico Code is presented in Spanish and cross references policies for Mexico.

We also have a Business Ethics Reporting Policy that outlines the processes the Company has established for our personnel and others to report concerns regarding conduct within the Company, including questionable management and/or corporate practices, the potential violation of any applicable law, or a potential violation of the Code.

Our Business Ethics Reporting Policy now applies to employees in Canada and the United States. We have a separate but largely identical policy for our Mexico based employees (Mexico Business Ethics Reporting Policy), with key differences being reference to Mexico based policies and presentation in Spanish.

We also have a supplemental code of ethics for the CEO and other senior financial officers (including the Executive Vice-President and Chief Financial Officer, the Vice-President Capital Markets, Senior Vice-President of Accounting, Planning and Procurement and the Assistant Vice-President and Controller) which sets out our long-standing principles of conduct for these senior roles.

The latest version of the Code and the Business Ethics Reporting Policy is posted on our website (investor.cpkcr.com/governance). Only the Board or Governance Committee (Audit and Finance Committee in the case of the CEO and senior financial officers) can waive an aspect of the Code. Any waivers are posted on our website. No waivers were requested or granted in 2024.

Insider trading and disclosure policies

Our Disclosure and Insider Trading/Reporting Policy applies to actions by directors, executive officers and employees, and reflects our commitment to providing timely, factual and accurate communications to the investing public and includes guidelines on how we interact with analysts and the public to avoid selective disclosure. Our Disclosure and Insider Trading/Reporting Policy is reviewed annually or more frequently if required and is compliant with applicable U.S. and Canadian regulatory requirements.

We also have a Disclosure Policy Committee, which is made up of our Executive Vice-President and Chief Financial Officer, Vice-President, Chief Legal Officer and Corporate Secretary and Senior Vice-President and Chief Risk Officer. The Disclosure Policy Committee reports to the Board. The Disclosure Policy Committee is responsible for overseeing and monitoring disclosure matters generally and implementing additional policies as appropriate. It also reviews all of the Company’s main disclosure documents, which are also approved by one or more Board committees, as applicable, before they are submitted to the Board for its review and approval. The Disclosure Policy Committee, under the direction of the CEO and Executive Vice-President and Chief Financial Officer, also oversees our disclosure controls and procedures and provides quarterly reports to the Audit and Finance Committee. A copy of our Disclosure and Insider Trading/Reporting Policy is posted on our website at investor.cpkcr.com/governance.

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Related party transactions

Directors, officers and employees are required to report any related party transactions in accordance with CPKC policies. The Company considers its related party transactions obligation seriously and reviews related party transactions for all employees at the level of General Manager and above. Our accounting and legal departments work together to review any related party transactions reported by officers and employees. Our internal audit department validates the work done at the VP level and above.

In 2024, there were no transactions between the Company and a related person as described in Item 404 of Regulation S-K.

The Board reviews related party transactions when it does its annual review of director independence. Any director who has a material interest in a transaction or agreement involving the Company must disclose the interest to the CEO and the Chair of the Board immediately and does not participate in any discussions or votes on the matter.

Share ownership

We require our independent directors to hold equity in the Company so they have a stake in our future success and their interests are aligned with those of our shareholders. They must hold five times their annual retainer or US$1,400,000 in common shares or DDSUs ($2,014,460 at December 31, 2024 based on an exchange rate of $1.4389) within five years of joining the Board. The Chair of the Board is required to hold in shares five times their annual retainer in shares or DDSUs or US$2,375,000 ($3,417,388 at December 31, 2024 based on an exchange rate of $1.4389), within five years of appointment as Board Chair. Any shares a director owns directly or indirectly outside of their director compensation also count towards their ownership requirement.

2025 MANAGEMENT PROXY CIRCULAR 87

The table below sets out each independent director’s share ownership for the last two years and the total value of their holdings at the end of 2024 calculated as described below.

Director	Year	Shares (#)	DDSUs (#)	Total shares and DDSUs (#)	Total value of shares and DDSUs(1) ($)	Current holdings (as a multiple of the ownership requirement)(1) (x)	Minimum requirement(2) ($)	Amount needed to meet the ownership requirement ($)	Meets ownership requirement
Hon. John Baird	2024	-	46,272	46,272	4,815,990	2.39	2,014,460		Yes
	2023	-	42,160	42,160	4,420,054
	Change	-	4,112	4,112	395,936
Isabelle Courville	2024	-	67,150	67,150	6,988,972	2.05	3,417,388		Yes
	2023	4,500	63,783	68,283	7,158,790
	Change	(4,500)	3,367	(1,133)	(169,818)
Jill Denham	2024	-	-	-	-	-	-		N/A(3)
	2023	-	30,031	30,031	3,148,450
	Change	-	(30,031)	(30,031)	(3,148,450)
Amb. Antonio Garza (Ret)	2024	12,828	6,058	18,886	1,966,659	0.98	2,014,460	47,801	No - to be met in 2028
	2023	12,828	2,585	15,413	1,611,657
	Change	-	3,473	3,473	355,002
David Garza-Santos	2024	10,411	-	10,411	1,084,131	-	-		N/A(3)
	2023	10,411	2,585	12,996	1,358,924
	Change	-	(2,585)	(2,585)	(274,793)
Arturo Gutiérrez Hernández(4)	2024	-	636	636	66,229	0.03	2,014,460	1,948,231	No - to be met in 2029
	2023	-	-	-	-
	Change	-	636	636	66,229
Hon. Edward Hamberger	2024	-	20,438	20,438	2,128,274	1.06	2,014,460		Yes
	2023	-	16,498	16,498	1,725,109
	Change	-	3,940	3,940	403,165
Janet Kennedy	2024	7,944	6,406	14,350	1,494,311	0.74	2,014,460	520,149	No - to be met in 2028
	2023	7,944	2,585	10,529	1,100,962
	Change	-	3,821	3,821	393,349
Henry Maier	2024	26,206	4,330	30,536	3,179,811	1.58	2,014,460		Yes
	2023	26,206	2,585	28,791	3,010,524
	Change	-	1,745	1,745	169,287
Matthew Paull	2024	18,690	49,974	68,664	7,150,202	3.55	2,014,460		Yes
	2023	18,690	45,708	64,398	6,733,761
	Change	-	4,266	4,266	416,441
Jane Peverett	2024	-	32,359	32,359	3,367,925	1.67	2,014,460		Yes
	2023	-	30,352	30,352	3,182,104
	Change	-	2,007	2,007	185,821
Andrea Robertson	2024	-	19,676	19,676	2,047,878	1.02	2,014,460		Yes
	2023	-	16,113	16,113	1,626,607
	Change	-	3,563	3,563	421,271
Gordon T. Trafton	2024	-	32,131	32,131	3,345,904	1.66	2,014,460		Yes
	2023	-	30,010	30,010	3,137,988
	Change	-	2,121	2,121	207,916

(1)	We use our closing share price to value their DDSUs and shareholdings:

•

for 2023, we used the closing price of our shares on December 31, 2023 on the TSX ($104.84) and the NYSE (US$79.06), which was converted to Canadian dollars using the year-end exchange rate of $1.3226.

•

for 2024, we used the closing price of our shares on December 31, 2024 on the TSX ($104.08) and the NYSE (US$72.37), which was converted to Canadian dollars using the year-end exchange rate of $1.4389.

(2)	In 2024, the Chair of the Board and Directors must hold five times their annual retainer of $3,417,388 and $2,014,460 respectively (at December 31, 2024 based on an exchange rate of $1.4389).
(3)

Ms. Denham and Mr. Garza-Santos retired from the Board on April 24,2024. The Shares reflected in the table above represent their ownership upon their departure from the Board. Their outstanding DDSUs were paid out to them upon their departure from the Board.

(4)	Mr. Gutiérrez joined the Board on November 1, 2024.

See page 36 for details about Mr. Creel’s ownership level which is calculated to December 31, 2024.

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Attendance

Each director is expected to attend every Board meeting, each of their committee meetings and the annual meeting of shareholders. Director nominees that served on the Company’s board for 2024 attended 99 percent of all Board and committee meetings on an aggregated basis. You can find the 2024 attendance record for each nominated director on page 19. All directors are invited to and typically attend meetings of the other committees. Committee meetings are scheduled sequentially to allow attendance from other directors.

Skills and development

Skills matrix for 2024 director nominees

The Governance Committee oversees our Board skills matrix and monitors the Board’s skills and expertise and to identify any gaps. The Board also reviewed the skills matrix to determine its director nominees for the 2025 annual and special meeting. Below is the skills matrix for our director nominees.

All returning members of the Audit and Finance Committee completed a financial literacy and financial expertise questionnaire and all members of the Audit and Finance Committee are financially literate. On the basis of the responses, the Audit and Finance Committee and Board determined which members of the Audit and Finance Committee have the experience to be designated as “audit committee financial experts” as defined by the SEC. Directors designated as “audit committee financial experts” have also agreed to be so designated.

Skills and qualifications	Hon. John Baird	Isabelle Courville	Keith Creel	Amb. Antonio Garza (Ret.)	Arturo Gutiérrez Hernández	Hon. Edward Hamberger	Janet Kennedy[2]	Henry Maier	Matthew Paull[1]	Jane Peverett[1]	Andrea Robertson	Gordon T. Trafton
Accounting/Financial Literacy – directors are financially literate, based on the definitions of financial literacy for members of the Audit and Finance Committee under securities laws		●	●		●	●	●	●	●	●	●	●
Accounting/Financial Expertise – based on the SEC's definition of "audit committee financial expert" for current members of the Audit and Finance Committee		●					●		●	●		
Environment, health and safety, and climate expertise – experience in oversight of environmental, health and safety matters, environmental policy, corporate responsibility or sustainable development	●	●	●		●	●				●	●	●
Executive compensation/Human resources – experience in oversight of compensation design and decision-making; experience with talent management, leadership development, succession planning and executive recruitment		●	●		●	●	●	●	●	●	●	●
Transportation industry knowledge – experience in, or knowledge of, the transportation industry, including strategic context and business issues facing the transportation industry	●	●	●	●		●	●	●			●	●
Investment management – experience in overseeing complex financial transactions, real estate and investment management	●				●		●		●			
Governance – experience in, or understanding of, governance practices in a public company; experience leading a culture of accountability and transparency	●	●	●	●	●	●	●	●	●	●	●	●
Government/Regulatory affairs and legal – experience in government affairs, public policy, government relations, or law and compliance in complex regulatory regimes	●	●	●	●	●	●			●	●	●	●
Risk Management – experience in, or understanding of, risk assessments and systems and mitigation measures to oversee the management of risk	●	●	●	●	●	●	●	●	●	●	●	●
Sales and marketing – experience as a senior executive in a product, service or distribution company or experience in supply chain management		●	●		●		●	●				●
Senior executive leadership – broad business experience as a senior executive or director of a public company or other major organization	●	●	●	●	●	●	●	●	●	●	●	●
Strategic oversight – experience driving strategic direction and leading growth	●	●	●	●	●	●	●	●	●	●	●	●

(1)

Each of Mr. Paull and Ms. Peverett are one or more of the following: a chartered accountant; a certified public accountant; a former or current CFO of a public company or corporate controller of similar experience; a current or former partner of an audit company; or having similar demonstrably meaningful audit experience.

(2)

Ms. Kennedy, through her prior executive experience, has substantive knowledge, and skills related to information technology, cyber threats, vulnerabilities, and security best practices to protect sensitive information and systems within an organization.

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Director development

The Board believes in the importance of orientation for new directors and continuing education for all directors to provide a strong foundation for informed decision-making. One of its priorities is making sure that all directors understand the business of the Company and the railway industry.

Orientation

We provide orientation for director candidates and those who are newly elected or appointed to the Board. Director nominees receive background information on the role of the Board and committees, the nature of the rail industry and our business and operations. We also provide copies of the Board and committee minutes to incoming directors and to give them a broad understanding of the scope of responsibilities and commitments as a director of the Company. Currently, all directors are members of the Institute of Corporate Directors (Canada). Our Chair of the Board, Isabelle Courville, holds an F.ICD designation and two of our directors, Jane Peverett and Andrea Robertson, hold an ICD.D designation. New directors attend a formal orientation session at one or more of our operations facilities for a detailed program on the fundamentals of railway operations. They also have an opportunity to interact with management, particularly in areas that relate specifically to the committees the new director serves on.

Continuing education

Our continuing education program consists of site visits and education sessions. We also provide directors with key governance documents, policies and procedures. In addition, Board education sessions keep directors up to date with the necessary information to carry out their duties.

Education sessions – Directors participate in a variety of education sessions about the Company and the railway industry. Other participants include management and external advisors who make presentations on topical issues in preparation for key business decisions during strategic planning meetings and in response to director requests. The table below lists the education sessions including those that we provided to directors in 2024.

Category	Topic(1)	Presented/Hosted by	Attended by

Audit/Finance	Reporting Requirements: “Fighting Against Forced Labour and Child Labour in Supply Chains Act”	Accounting	All directors

	Securities Exchange Commission Climate Related Disclosure	Accounting	All directors

Sustainability/Risk	Sustainability Updates	Environment and Risk	All directors

	Cybersecurity	Information Services	All directors

	Mexico Security	Risk Management	All directors

	Derailment Prevention	Engineering and Railway Technology	All directors

	Locomotive Strategy	Engineering	All directors

	CPKC Emergency Response Presentation	Environment	All directors

	Mexico Nearshoring Updates	Risk Management	All directors

Investor Relations	Annual Shareholder Engagement Program	Investor Relations	I.Courville, E. Hamberger, G. Trafton

	Investor Presentation	RBC Dominion Securities Inc.	All directors

	Investor Presentation	Wells Fargo Securities	All directors

Legal/Government Affairs	Lac-Megantic Presentation	Legal	All directors

	Judicial System in Mexico	White & Case LLP	All directors

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Category	Topic(1)	Presented/Hosted by	Attended by

Other	Railtrends Conference, NYC	Progressive Railroading	E. Hamberger

	NARS Conference, Chicago	North American Rail Shippers & Traffic Club of Chicago	E. Hamberger

	WCM Conference, Laguna Beach	WCM Investment Management	M. Paull

	Championing Sustainability from the Boardroom	EgonZehnder, Stanford University	A.Robertson

	Canadian & Cold Regions Rail Research Conference, Edmonton	University of Alberta	G. Trafton

	CPKC Calgary and Kansas City Headquarters Orientation	CPKC Senior Management	A.Gutiérrez

	Wylie Rail Yard Tour, Wylie, TX	Operations	All directors

	Bensenville Rail Yard Tour, Franklin Park, IL	Operations	All directors

Director engagement by management

The Board receives a report from the CEO, CFO, Chief Risk Officer, Chief Marketing Officer and Chief Legal Officer at each of its Board meetings. Management updates the Board on the Company’s operations, marketing, finance, legal and risk matters. These sessions allow the Board to interact with management on a continuing basis and to ask questions and/or seek further clarification and education on the Company’s operations, business, strategy, finance and risk. The Board also receives regular reports and presentations from the senior executives about the regulatory and business environment. Members of management are also invited to attend Board meetings from time to time to present on various issues.

Board members receive periodic updates on business matters, quarterly analyst reports, a daily media scan which covers important news, a monthly update on industry ESG developments, developments about the Company and the rail industry in general and subscriptions to key rail industry publications. We also encourage directors to attend external events that are relevant to their role on the Board and pay the cost of director attendance at these sessions.

In addition, at every scheduled in-person Board meeting, the Board members have the opportunity to meet with the CEO and other senior executives in an informal setting, learn more about the Company’s business and strategic direction and strengthen the collegial working relationship between management and the Board.

Key governance documents

CPKC’s key governance documents are maintained on the Board’s electronic portal. The key governance documents are reviewed regularly and, if necessary, updated and include copies of the Board and committee terms of reference, our Board Chair and committee Chair mandates, an organizational chart outlining our structure and subsidiaries, a current list of directors and officers, information about directors’ and officers’ liability insurance, our corporate governance principles and guidelines, the Code, our business ethics reporting policy and code of ethics for CEO and senior financial officers. In addition, the Company’s committee terms of reference, position descriptions, corporate governance principles and guidelines, the Code and the business ethics reporting policy are found online at investor.cpkcr.com/governance.

Standard procedures

CPKC provides the Board with access to a centralized electronic board portal that assists the Board in managing board responsibilities in a timely, efficient manner and secure environment. CPKC utilizes this system to easily manage the following:

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PART V – SUSTAINABILITY

MESSAGE FROM THE CHAIR OF THE RISK AND SUSTAINABILITY COMMITTEE

Fellow Shareholders,

In our first full year of operation as CPKC, the Company delivered strong financial results, introduced new efficiencies to the North American freight rail sector and progressed on capital projects aimed at expanding capacity and service for our customers. In support of these achievements, the Risk and Sustainability Committee monitored progress on CPKC’s key sustainability objectives, driving operational performance that is underpinned by robust risk management and sustainable business practices.

In 2024, CPKC made strides in scaling our risk management and sustainability approach across a larger, more complex organization. Key accomplishments included:

• Launching an enhanced Business Continuity Program to bolster operational resilience.

• Realizing substantial cost savings in our insurance portfolio through integration synergies.

• Streamlining weather forecasting and severe weather alerting processes for consistent coverage across the CPKC network.

• Enhancing emergency response capabilities by staging incident response equipment at key locations on our southern network, and organizing or participating in 145 emergency response training events.

•	Updating and publishing CPKC’s Supplier Code of Conduct and Human Rights Policy.
•	Deployment of a data management platform to improve collection and analysis of sustainability metrics.
•	Releasing our first sustainability data report featuring combined CPKC metrics for the 2023 reporting year.

These activities represent just a portion of the foundational work that our people have been steadily progressing amid the complex changes taking place in our business since the formation of CPKC. Additional examples of our progress are described throughout this proxy circular and in the sustainability highlights section on page 11.

Taking Action on Climate Change

The Company’s approach to climate change remains a focal point for the Risk and Sustainability Committee. The Committee reviewed and continued to support management’s analysis of potential carbon reduction opportunities as we continue to refine CPKC’s Climate Strategy and establish an emissions reduction target aligned with a 1.5°C future. The Committee also received updates from management on the Company’s Hydrogen Locomotive Program, and an assessment of locomotive fleet renewal options and associated capital cost estimates.

In early 2025, the Company released a CPKC Climate Mileposts report (the Climate Mileposts),(1) outlining some of the near-term steps that we currently expect to take to support CPKC in preparing for the transition to a low-carbon future. The Climate Mileposts further highlights some of the longer-term possibilities we are exploring to enhance the sustainability of our business, including the possibility of widespread decarbonization across our locomotive fleet.

Informed by our ongoing fleet planning, starting in 2025, CPKC will begin receiving Tier 4 Wabtec Evolution Series diesel-electric locomotives, as further discussed in the Climate Mileposts. These locomotives are expected to enhance fuel economy and reliability, while further minimizing the emissions impact of CPKC’s operations. CPKC continues to make meaningful progress on our Hydrogen Locomotive Program. Through this initiative, CPKC is retrofitting diesel-electric locomotives with hydrogen fuel cells and battery technology to drive the locomotive’s electric traction motors. CPKC’s hydrogen locomotive test fleet is anticipated to include six in service locomotives with an additional four in production by the end of 2025. Our achievements are providing real-world testing knowledge and confidence in hydrogen technology that we need to shape future fleet decisions.

(1)

A copy of the Climate Mileposts report is available on our website at cpkcr.com/en/sustainability. Information on our website (including the Climate Strategy and Commitment to Climate Action and our 2025 Climate Mileposts Report) is not incorporated by reference and is not a part of this proxy circular.

The information included in or implied by the Climate Mileposts, including our planned activities, timing, goals and strategies, are subject to significant uncertainties due to a variety of factors as described in the Climate Mileposts. The information in this paragraph and elsewhere in this proxy circular summarizing the Climate Mileposts should be read taking into account such factors and uncertainties.

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Our ability to achieve locomotive decarbonization as described in the Climate Mileposts is highly dependent on the current status and availability of technological developments, both across the industry and at CPKC. As the status and availability of technological developments continues to evolve, and as we continue to gain insight into the deployment of various types of hydrogen locomotives, we may further adjust our strategy, goals, priorities, investments and initiatives in this area.

As further discussed on page 94 this proxy circular, CPKC remains committed to transparency. Management’s sustained focus and work to update CPKC’s Climate Strategy is described on pages 94-99 of this proxy circular. We look forward to sharing updates on our progress.

Shareholder Advisory Vote: Say on Climate

The Company’s approach to climate change was also a topic of engagement with our shareholders, including through our advisory “say on climate” vote, which received an 89.26 percent vote in 2024. This year, we are again inviting shareholders to provide feedback through our advisory “say on climate” vote as described on page 13 of this proxy circular. I encourage you to vote in favour of the resolution.

In addition to the “say on climate” vote, we engaged with the Company’s shareholders through in person and virtual meetings, including in Q1 2025 with shareholders who collectively represented approximately 30 percent of shares outstanding. The objective of the meetings was to provide shareholders an update on the Company’s key topics around the legacy KCS integration. Topics of interest raised by shareholders included governance, sustainability, safety, our Hydrogen Locomotive Program and Climate Strategy.

The board and management remain united in our commitment to maintaining a resilient business that creates value for CPKC’s shareholders and our other stakeholders over the long term. I want to thank the entire CPKC team of railroaders for their dedication to ensuring that responsible business practices are upheld in the delivery of the Company’s business objectives.

If you have any questions about the Company’s sustainability priorities and programs or our progress on climate actions, you can contact me through the Office of the Corporate Secretary, or by sending an email to shareholder@cpkcr.com.

Yours Sincerely,

Gordon T. Trafton

Chair, Risk and Sustainability Committee

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Sustainability at CPKC

The Company is committed to reporting annually to shareholders on our approach and progress with respect to our sustainability strategy and objectives, including our approach to climate change. Our approach to our sustainability strategy, includes board and executive-level oversight, engagement with our stakeholders and regular and transparent sustainability disclosures, which are informed by recognized disclosure frameworks and best practices.

Sustainability governance

The Company has established a governance structure which is intended to effectively communicate and respond to relevant sustainability topics, while proactively assessing and implementing our commitments and initiatives. The Board, through its committees, is responsible for the monitoring and oversight of the Company’s key risks, strategies and sustainability topics.

The Risk and Sustainability Committee of the Board reviews the Company’s short- and long-term sustainability objectives and monitors emerging trends. As outlined in the Committee’s Terms of Reference, the Risk and Sustainability Committee is responsible for reviewing performance against sustainability objectives, plans to improve sustainability practices and reporting, and strategic plans and opportunities to align sustainability objectives with the Company’s Climate Strategy.

With oversight from the President and CEO, implementation of CPKC’s sustainability objectives, including as they relate to climate change, is guided by a cross-functional executive Sustainability Steering Committee (SSC). The SSC reports progress and advances recommendations on the Company’s sustainability objectives, policies and management approach to the Risk and Sustainability Committee. An overview of the Risk and Sustainability Committee’s engagement with management on sustainability topics in 2024 can be found in the corresponding committee report on page 31 of this proxy circular.

CPKC periodically conducts sustainability materiality assessments(1) involving internal and external stakeholders to identify the sustainability topics that are most relevant to our business and stakeholders. We disclose information about our approach to our sustainability strategy, objectives, practices and data annually in our corporate sustainability reports and other corporate disclosures. Our sustainability disclosures are informed by the Global Reporting Initiative (GRI) Universal Standards, Sustainability Accounting Standards Board (SASB) Rail Transportation Standard and the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (TCFD). We continue to monitor the evolution of sustainability disclosure frameworks, including frameworks developed by the International Sustainability Standards Board (ISSB) and Task Force on Nature-Related Financial Disclosures (TNFD), and the adoption of sustainability disclosure requirements by governments and securities regulators that may be applicable to our business.

CPKC is committed to providing high-quality information to our stakeholders. As part of this commitment, we engage an independent third party to provide assurance of our estimated GHG emissions that we have identified as relevant to CPKC’s operations. Information about CPKC’s approach to sustainability, related disclosures and GHG emissions assurance statements can be found on our website at cpkcr.com/en/sustainability(2).

Our approach to climate change

Consistent with our shareholders’ approval and our management’s support of the shareholder proposal on climate change presented at the Company’s annual and special meeting of shareholders on April 21, 2021, we are asking shareholders to vote on an advisory “say on climate” resolution approving the Company’s approach to climate change as discussed in this proxy circular.

You can read about the Company’s advisory resolution in the “say on climate” section of Part II of this proxy circular beginning on page 13.

(1)

Throughout this section of the proxy circular, the terms “materiality” and “materiality assessment” are used specifically to refer to the process we use to identify the sustainability topics most significant to our business or our stakeholders. The specific meaning of the term “materiality” in this context may differ from the meaning of the terms “material” or “materiality” when used in connection with public disclosure of material information, including filings with securities regulators.

(2)

Information on our website (including, information in relation to CPKC’s approach to sustainability, related disclosures and GHG emissions assurance statements) is not incorporated by reference and is not a part of this proxy circular.

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Governance

CPKC’s Board-level Risk and Sustainability Committee provides oversight of the Company’s sustainability and climate topics. With oversight of the President and CEO, implementation of CPKC’s sustainability objectives, including as they relate to climate change, is guided by the SSC as disclosed in the “Sustainability Governance” section above. To drive the Company’s focus on decarbonization, we have established a Carbon Reduction Task Force (CRTF), composed of the Company’s engineers and operations experts. Reporting to the SSC, the CRTF evaluates, recommends and implements climate action measures that are intended to reduce GHG emissions and drive performance on our science-based target. The CRTF engages with various stakeholders, including climate experts to conduct research and implement pilot and demonstration-level projects, which support innovation and development of solutions for the rail sector.

Strategy

The Company published our Climate Strategy in 2021, outlining our approach to managing potential climate-related impacts. Our 2021 Climate Strategy was informed, among other factors, by the climate scenario analysis we conducted in 2020 to evaluate the Company’s possible impacts and resiliency under different climate change scenarios, including under a well-below 2°C global warming scenario. In 2024, we began updating our climate scenario analysis for the combined CPKC network, including under a 1.5°C global warming scenario, the results of which will further inform our climate-related risk management practices.

Building on the Climate Strategy we adopted in 2021, we are also working to develop a CPKC 1.5°C aligned climate transition plan to guide CPKC’s long-term objectives and practices. Consistent with our Climate Strategy, we continue to evaluate and implement initiatives to reduce our operational emissions, including exploring and investing in the low-carbon solutions best suited to meet the demands of our business. Areas where we have focused our carbon reduction efforts include:

Reducing operational emissions

The main source of CPKC’s GHG emissions is associated with the operation of the diesel-powered fleet of locomotives that drive our business. CPKC is actively exploring opportunities to reduce locomotive GHG emissions across several key potential pathways.

2025 MANAGEMENT PROXY CIRCULAR 95

Fuel efficiency

Because locomotive GHG emissions are closely linked to fuel efficiency, CPKC has long focused on enhancing fuel efficiency, including through the deployment of advanced fuel efficiency technologies such as automatic engine start and stop technology, Trip Optimizer technology, horsepower per trailing ton guidelines and locomotive fleet modernization programs. In 2024, we established CPKC’s Fuel Centre of Excellence with a focus on further enhancing fuel efficiency by using data-driven analysis to further improve operational efficiencies and strategic deployment of fuel-efficient technology.

Renewable fuels

In 2023 CPKC launched a biofuel trial in British Columbia, in cooperation with industry peers and locomotive suppliers, to validate the operational impacts of utilizing advanced higher blends of renewable biofuels. As part of this initiative, we are operating 10 locomotives fuelled by a blend of 20 percent biodiesel and 80 percent conventional diesel (B20). Over the course of 2024, we completed more than 1,100 fueling events utilizing approximately eight million liters of B20 locomotive fuel. A key objective of the pilot in 2024 was to evaluate B20 fuel engine performance in cold temperatures and in the challenging winter environs of the Canadian Rockies. Winter testing was successfully completed without interruption in service and we will continue the pilot throughout 2025 to learn more about this fuel type’s performance. At the same time, we are continuing our biofuel trial in British Columbia, while evaluating opportunities for deployment of biofuels at strategic fuelling locations across our Canada and U.S. network.

Fleet renewal

We are responsibly renewing our locomotive fleet to support our commitment to customer service, drive emissions improvements and better position our fleet for decarbonization in the future. As further discussed in the Climate Mileposts, starting in 2025, CPKC will begin receiving Tier 4 Wabtec Evolution Series diesel-electric locomotives. We expect that these new line-haul locomotives will begin to be integrated into our fleet over time, both to replace locomotives approaching the end of their service lives and to accommodate the expected growth of our business. The addition of Tier 4 locomotives has the potential to support further decarbonization of CPKC’s locomotive fleet. These advanced locomotives also represent a dynamic and unique platform for exploring emerging lower-emission technologies and fuel alternatives in the years to come.

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PROXY CIRCULAR PART V – SUSTAINABILITY

Alternative fuels

Launched in 2020, CPKC’s Hydrogen Locomotive Program involves retrofitting diesel locomotives with hydrogen fuel cells and battery technology to drive the locomotive’s electric traction motors. Adopting low-carbon emitting locomotives requires groundbreaking technology development involving years of research and testing across diverse operating conditions to determine its suitability for the integrated North American freight rail sector. This testing evaluates safety, reliability and performance over time in a wide range of real-world operating conditions, including various commodities in all kinds of weather and terrains. We believe that these tests are critical for CPKC to build confidence among our stakeholders, including investors, regulators, customers and industry partners, prior to large-scale deployment. In September 2024, CPKC’s Hydrogen Locomotive Program reached a significant milestone when CP 1200, our first hydrogen line-haul locomotive, successfully completed its initial testing with a fully loaded bulk train from Sparwood to Golden, B.C. We are now preparing to commission our second line-haul locomotive, CP 1201, which is expected to begin field testing in 2025.

CPKC continues to advance the retrofitting of switcher locomotives with hydrogen and battery technology. In 2023, we successfully commissioned our second switcher locomotive, CP 1002, which has since completed hundreds of hours in operation with zero in-service failures or safety incidents. We are currently completing conversion of two additional switchers and hydrogen fueling systems to support our Lethbridge Terminal and are planning an additional four switcher locomotives to start production in 2025.

Also in 2024, CPKC together with ATCO EnPower commissioned hydrogen production and refueling facilities at CPKC yards in Calgary and Edmonton. Each facility includes a 1 - megawatt (MW) electrolyzer, compression, storage and dispensing system for locomotive refueling. The Calgary electrolyzer is powered in part by renewable electricity from CPKC’s existing 5 MW solar power facility co-located at CPKC’s headquarters.

The Hydrogen Locomotive Program continues to generate real-world industry knowledge and inform commercial development. In 2023, we announced a joint venture with CSX, a U.S.-based Class 1 railroad, to build and deploy hydrogen locomotive conversion kits for diesel electric locomotives. CSX subsequently debuted its first hydrogen powered locomotive in 2024.

Updates on the program’s progress have been shared at industry conferences and events and in our engagement with shareholders, governments and other stakeholders. For additional information and updates on our Hydrogen Locomotive Program see CPKC’s Climate Mileposts report.(1)

CPKC Hydrogen Locomotive Test Fleet
(as of February 2025)

CPKC Unit #	Initial In-Service Year
Switcher Locomotives	
1001*	2021
1002**	2023
1003	2025
1004	2025
1005	production in 2025
1100	production in 2025
1101	production in 2025
1102	production in 2025
Line-Haul Locomotives	
1200	2024
1201	2025
H_2 Fuel Tender Cars	
10001	2024
10002	2025

*Enhancing CP 1001 to Generation IV technology in 2025

**Enhancing CP 1002 to Generation IV technology in 2025 and redesignating as CP 1103

TOOLS
1200
H2ØEL
CP 1200
Sustainably Driven
CPKC
CPKC
CP 1200

(1)

A copy of the Climate Mileposts report is available on our website at cpkcr.com/sustainability. Information on our website (including the Climate Strategy and Commitment to Climate Action and our 2025 Climate Mileposts Report) is not incorporated by reference and is not a part of this proxy circular. The information included in or implied by the Climate Mileposts, including our planned activities, timing, goals and strategies, are subject to significant uncertainty due to a variety of factors as described in the Climate Mileposts. The information in this paragraph and elsewhere in this proxy circular summarizing the Climate Mileposts should be read taking into account such factors and uncertainties.

2025 MANAGEMENT PROXY CIRCULAR 97

Additional climate projects: CPKC is looking at opportunities to reduce the climate impact of our non-locomotive operations. Recent initiatives include:

•

In 2023, we piloted a passive solar heating system or SolarWall at our Winnipeg rail yard. This system uses solar radiation to preheat fresh air for indoor heating systems. CPKC plans to install this technology at a second location in 2025.

•

CPKC began introducing electric vehicles and charging infrastructure to reduce emissions from our vehicle fleet in 2023. To date, charging infrastructure for employees, visitors and our fleet vehicles has been installed at 26 of our Canadian and U.S. operating locations.

•	In 2024, we opened our U.S. operations centre in Kansas City, incorporating a 1-MW solar array to support operations.

•

CPKC’s operations team piloted the use of electric shunt trucks at our largest intermodal yard outside of Toronto. Testing these vehicles in demanding around-the-clock intermodal service schedules will provide valuable insight to inform future GHG emissions reduction efforts within our intermodal operations.

Value chain engagement

The North American freight rail sector is highly integrated, featuring efficient operations that rely on inter-operable equipment and technologies. As a result, reducing GHG emissions from rail operations will require sector-wide support to decarbonize locomotives and complex fueling infrastructure. The feasibility and timeline of any such efforts will depend on the speed and success of cross-industry efforts to enable the availability of breakthrough technologies and drive investment in low-carbon locomotives and supporting infrastructure. CPKC is actively exploring opportunities to reduce locomotive GHG emissions, including:

Customer engagement

CPKC provides our customers with additional resources, including our web-based rail transport Carbon Emissions Calculator. The Carbon Emissions Calculator is designed to provide current and prospective customers with estimates of the potential GHG emissions savings of shipping freight versus heavy haul trucking across user-selected origin and destination pairs for a wide variety of commodities commonly shipped by rail. The tool was updated in 2023 for the combined CPKC network and has had over 2,465 distinct users since then.

Engagement with governments and NGOs

In 2022, we became the first North American Class 1 railroad to participate in the UN Global Compact. In 2023, we supported the development of a memorandum of understanding (MOU)(1) between the Rail Association of Canada and Transport Canada to further reduce GHG emissions across Canada’s rail transportation sector. Building on prior iterations, the renewed MOU supports the alignment of government and industry efforts to reduce emissions from the Canadian rail sector.

Supplier engagement

CPKC is working with our supply chain to support the reduction of our Scope 3 emissions. As part of our Sustainable Procurement roadmap, we are also implementing processes for assessing and monitoring broader sustainability risks in our supply chain. Alignment to our Supplier Code of Conduct is required in all new supplier agreements and requests for proposal. Through a supplier registration questionnaire, we are also gathering information on environmental practices, including climate change topics, from Critical Tier 1 suppliers to further enhance our understanding of our Scope 3 emissions.

Climate-related disclosures

CPKC has a history of transparent reporting on our actions and initiatives to reduce our operational GHG emissions and engagement with industry partners and others in our value chain to research, develop and test potential climate solutions. Aspects of our approach to climate change are aligned with the Task Force on Climate-Related Financial Disclosures core disclosure pillars and disclosed in our annual sustainability reports and other corporate disclosures, and our annual responses to the CDP climate change questionnaire.

(1)

For more information on the MOU, please see Transport Canada’s publication: 2023-2030 Memorandum of Understanding between Transport Canada and the Railway Association of Canada for Reducing Locomotive Emissions.

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Management of climate risk

CPKC utilizes climate-related scenario analysis to assess the interconnections between environmental, impacts, risks and opportunities. In 2024, we began updating our climate scenario analysis for the combined CPKC network, including under a 1.5°C global warming scenario, the results of which we expect to further inform our climate-related risk management practices. Our current practices and initiatives include:

Assessing physical climate risks

In 2022-2023, we advanced our understanding of physical climate risks to our network by obtaining funding from Transport Canada’s Rail Climate Change Adaptation Program for a pilot study. This project aimed to evaluate climate risks using climate data and field observations across 2,700 km of our network in British Columbia. This project was expanded to CPKC’s Canadian network in 2024 and is instrumental in informing enhancements to resilient rail infrastructure and supporting climate-related disclosures.

Seasonal and business continuity plans

CPKC maintains a fully integrated Business Continuity Centre, should our operations centre be affected by any natural disaster, fire, cyber-attack or hostile threat. As a part of our Winter Contingency Plan, CPKC reviews winter weather prediction models and data from various meteorological services. In addition, systems have been deployed to monitor real-time weather conditions across the rail network. This helps the Company in assessing the impact and likelihood of risks and associated impacts. This approach complements CPKC’s seasonal and business continuity plans to mitigate the impacts of severe weather events on operations and safety. We also maintain emergency preparedness and response plans, including in response to natural disasters and severe weather-related events that may impact our network. These plans are regularly updated and tested. In 2024, CPKC organized or participated in over 145 emergency response training events involving more than 6,800 participants in Canada, the U.S. and Mexico.

Maintaining resilient rail assets

CPKC takes a proactive and robust approach to protecting the integrity of our assets and rail network. As part of this approach, we strive to build resiliency into our rail operations by incorporating a risk-based management approach when evaluating and designing infrastructure improvements, emergency preparedness planning and monitoring and mitigating potential risks from asset failures, severe weather conditions and natural disasters. Through our capital expenditure program, we have made significant investments to maintain and upgrade our locomotive fleet and network aiming to improve overall efficiency and system reliability.

Integrating climate factors into our business

The CRTF is tasked with identifying, evaluating and prioritizing potential opportunities to reduce CPKC’s GHG emissions in alignment with the demands of our business and the 2030 science-based emissions target referenced in “Metrics and Targets” below. Members of the CRTF oversee the implementation of planned decarbonization levers, practices and tools that are helping to reduce GHG emissions, including an evaluation of carbon pricing for capital investment projects, implementation of alternative fuel trials, development of renewable energy projects (e.g., on-site solar power), deployment of electric vehicles, network efficiency modifications and development of hydrogen propulsion for locomotives.

2025 MANAGEMENT PROXY CIRCULAR 99

Metrics and targets

In 2024, CPKC completed our first full inventory of GHG emissions as a combined company. To enhance our ability to manage this information for an expanded CPKC operation, we implemented an integrated GHG data management tool. Completing this foundational work is intended to enhance the quality, reproducibility, accountability and auditability of our emissions data, improving our monitoring and reporting capabilities as we integrate legacy CP and KCS information systems.

In June 2023, we published our Commitment to Climate Action, outlining our ambition to set a long-term emissions reduction target for our business aligned with the global transition to a net-zero low-carbon economy by 2050. At the same time, we announced a goal to reduce CPKC’s well-to-wheel(1) locomotive GHG emissions intensity by 36.9 percent by 2030, from a 2020 base year, which is intended to adhere to a pathway that limits global warming to well below 2°C. CPKC’s 2030 target, which was validated by the SBTi under its sectoral decarbonization approach for the freight rail sector, is intended to align our progress with global decarbonization ambitions.

CPKC’s 2023 GHG Emissions Inventory Data*

GHG Emissions	Total Emissions	Included in CPKC’s Locomotive Target
	(1,000 Metric Tonnes CO2e)	(1,000 Metric Tonnes CO2e)	(% of 2023 Total)

Scope 1(2)	4,635.7	4,450.1	96%

Scope 2(3)	63.8	0	0

Scope 3(4)	1,502.9	1,132.9	75%

Total	6,202.4	5,583.0	90%

*

The 2023 GHG emissions data includes combined CP and KCS emissions from January 1 to December 31, 2023, and is the most current reporting year for CPKC GHG emissions data. Emissions data for 2024 is in development and will be publicly reported later in 2025.

CPKC’s journey to reduce GHG emissions across our business may not be marked by linear or consistent year-over-year performance improvements. In alignment with other companies in energy-intensive industries committed to decarbonization, our progress may be delineated as a pathway of trial and error, marked by incremental successes and challenges. Furthermore, as the science, data and methodology underlying our climate-related analysis and strategy evolve, we expect to continue refining our analysis of and response to potential future climate risks and opportunities, including the appropriateness of existing and future targets. For example, we believe the methodology of carbon accounting will continue to evolve and improve over time, especially as it relates to Scope 3 emissions, which may impact our approach to reducing emissions. As the status and availability of technological developments continues to evolve, and as we continue to gain critical insight into the deployment of various types of hydrogen locomotives, we may further adjust our strategy, goals, priorities, investments and initiatives in this area. CPKC is proud to support a lower-carbon future for North America and we recognize the pivotal role that rail freight transportation could play in this transition.

(1)

Well-to-wheel emissions include all GHG emissions related to fuel production, processing, distribution, and use. In the case of locomotive diesel, emissions are produced while extracting petroleum from the earth, refining it, distributing the fuel to CPKC storage tanks, and burning it in locomotives.

(2)

Direct (Scope 1) GHG Emissions are calculated following The Greenhouse Gas Protocol: A Corporate Accounting and Reporting Standard (Revised Edition). Total emissions are presented in 1,000 Metric Tonnes CO2 e and have been converted following global warming potentials from the Intergovernmental Panel on Climate Change (IPCC) Fifth Assessment Report (AR5). Scope 1 emissions exclude 3,549 Metric Tonnes of direct CO2 emissions from the use of biofuels.

(3)

Indirect (Scope 2) GHG Emissions consist of emissions from the generation of electricity purchased by CPKC. Canadian emissions are based on emissions factors used for Canada’s National Inventory Report. U.S. emissions are based on the U.S. Environmental Protection Agency (EPA) Emissions & Generated Resource Integrated Database (eGRID) emissions factors. Mexico emissions factors obtained from Gobierno de México Registro Nacional de Emisiones RENE 2023 (released February 29, 2024). Electricity usage is based on electric utility billing data.

(4)

Scope 3 GHG Emissions are all other indirect emissions that occur within a company’s value chain. For example, Scope 3 includes GHG emissions associated with the production, transportation and use of the goods and services a company purchases.

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Cybersecurity

Risk management

CPKC’s cybersecurity risk management program is an integrated and essential component of the Company’s overall risk management strategy. Through its Security Management Plan, CPKC maintains a comprehensive, risk-based plan that is modelled on and was developed in conjunction with the security plan prepared by the Association of American Railroads post-September 11, 2001. This plan also covers regulatory requirements such as TSA Cyber Security Directives and auditing requirements. Under this plan, the Company routinely examines and prioritizes cyber vulnerabilities and threats while also testing and revising protective measures for its assets and operations, both physical or cyber. Likewise, the Company’s cybersecurity risk management program entails real-time review and monitoring of CPKC’s cyber-risk exposures and implements strategic processes to manage those risks.

The Company’s cybersecurity program utilizes the National Institute of Standards and Technology Cybersecurity Framework as its foundation. Accordingly, CPKC’s program includes periodic risk assessments, penetration testing by a third-party, audit participation, employee and contractor training, and the implementation of technologies to assist in mitigating cybersecurity risks and harms. Incident response procedures, including escalation procedures, are designed, implemented, and periodically tested to assist the Company in detecting, responding to, and recovering from a potential cybersecurity incident, and making any timely notification or disclosure that may be required under the circumstances. The Company scopes the third-party penetration tests as real-world attacks against perimeter defenses and internal processes such as social engineering and phishing.

The Company’s cybersecurity risk management program also includes ongoing threat research and analysis conducted with the assistance of third parties, including on emerging threat attack vectors, tactics, actors and motivations. The Company also engages in ongoing network monitoring and has implemented a vulnerability management and patching program. Further, CPKC employs structured vetting and ongoing risk management processes to identify and mitigate cyber risks associated with the use of third-party service providers, including specifically in the area of technology.

Governance and Oversight

The Board of Directors oversees the work of all its committees, including the Audit and Finance Committee. The Audit and Finance Committee is responsible for, among other things, overseeing the Company’s financial disclosures and its internal and external audit functions, maintaining the integrity of financial reporting and internal controls, and providing stewardship and guidance to management in its approach to the assessment and mitigation of cybersecurity risks. The Chief Information Officer (“CIO”) provides annual and periodic updates to the Audit and Finance Committee and the Board of Directors on cybersecurity risks and the Company’s strategy for mitigating such risks. Additionally, the Chief Information Security Officer (“CISO”) briefs the Audit and Finance Committee periodically. The Audit and Finance Committee also receives updates on information systems and cybersecurity audit and advisory engagements from the Chief Internal Auditor.

The CISO reports directly to the CIO and is responsible for:

•	Overseeing and implementing CPKC’s cybersecurity strategy;

•	Aligning cybersecurity objectives with the overall business objectives;

•	Ensuring compliance with regulatory directives related to cybersecurity;

•	Promoting a cybersecurity culture through comprehensive awareness and training programs; and

•	Managing and coordinating incident response activities.

The Company’s cybersecurity risk management program is supervised by the Managing Director of Enterprise Security who reports directly to the CISO. The CIO and CISO regularly update senior leadership and the executive committee on cybersecurity risks.

The CISO, CIO, and certain members of their management team who are involved in implementing the Company’s cybersecurity program possess expertise in cybersecurity risk management. Our CISO and CIO each have many years of experience in designing and implementing cybersecurity frameworks and working to mitigate cyber threats. Among other qualifications, certain members of the CISO’s and CIO’s management team also have certifications as a CISSP (Certified Information Systems Security Professional) and CISM (Certified Information Security Manager).

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PART VI – DELIVERY OF MEETING MATERIALS AND VOTING INFORMATION

This section provides important information about how to vote your shares.

Notice and access

In our continuing effort to reduce environmental impacts and increase sustainability, we have adopted the “notice and access” procedure permitted under applicable Canadian securities laws and pursuant to exemptions from the sending of financial statements and proxy solicitation requirements granted by the Director of Corporations Canada for distribution of the proxy circular and other related meeting materials to both registered and non-registered (beneficial) shareholders. Under the notice and access procedure, instead of sending paper copies of the proxy circular and meeting materials, shareholders of record as of March 10, 2025, will be able to access and review these materials online.

Shareholders will receive a package in the mail with a notice explaining how to access this proxy circular electronically and how to request a paper copy. A form of proxy for registered shareholders or a voting instruction form for non-registered (beneficial) shareholders will be included with the notice with instructions on how to vote your shares. The principal benefit of the notice and access procedure is that it reduces costs and the environmental impact of producing and distributing large quantities of paper documents that are ultimately discarded.

How to access the proxy circular electronically

• On our website: investor.cpkcr.com

• On the website of our registrar and transfer agent, Computershare Trust Company of Canada (Computershare): www.envisionreports.com/CPKC2025

• On SEDAR+: www.sedarplus.ca

• On SEC through EDGAR: www.sec.gov/edgar/search

How to request a paper copy of this proxy circular and meeting materials

You may request paper copies of this proxy circular and our 2024 annual report at no cost up to one year from the date that this proxy circular was filed on SEDAR+. In order to receive a paper copy before the date of the Meeting, your request should be received at least 10 business days prior to the date of the Meeting.

Before the Meeting		Following the Meeting

Registered shareholders (15-digit control number)	Call Computershare toll-free at 1-866-962-0498 (Canada/U.S.) or 1-514-982-8716 (International) and enter your Control Number as indicated on your form of proxy	Call Broadridge at 1-877-907-7643 (Canada/U.S.) or direct/International at (303) 562-9305 (English) and (303) 562-9306 (French)
Non-Registered (beneficial) shareholders (16-digit control number)

Visit proxyvote.com or call 1-877-907-7643 (Canada/U.S.) and enter your Control Number located on the voting instruction form provided to you. If calling outside of Canada/U.S. or you do not have a 16-digit control number, call 1-303-562-9305 (English) or 1-303-562-9306 (French)

If you request a paper copy of this proxy circular, you will not receive a new form of proxy or voting instructions form, so you should keep the original form sent to you in order to vote at the Meeting.

Questions?

If you have any questions about notice and access, please call 1-844-916-0609 or from outside North America 1-303-562-9305 for service in English. For service in French, please call 1-844-973-0593 or from outside North America 1-303-562-9306. Shareholders may also contact Kingsdale Advisors, the Corporation’s strategic advisor by telephone at 1-866-879-7649 (toll-free in North America) or 1-647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com

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Who can vote?

If you held shares of CPKC as at the close of business on March 10, 2025 (record date), you are entitled to receive notice of and vote your shares at our Meeting on April 30, 2025, or at a reconvened meeting if the Meeting is postponed or adjourned. Each share carries one vote on each item to be voted on at the Meeting. As of the record date, there were 933,732,019 shares issued and outstanding.

How do I participate in the Meeting?

We are holding the Meeting in a virtual only format that will be conducted via live webcast online. Shareholders will not be able to attend the Meeting in person.

While the conduct of the Meeting is governed primarily by corporate law and CPKC’s organizational documents, securities law requirements in respect of disclosure at shareholder meetings can also have an impact on the administration of the Meeting. Reporting issuers must comply with their obligations under securities legislation and encourage best practices for shareholder participation at virtual meetings.

Participating in the Meeting online allows registered shareholders and duly appointed proxyholders, including non-registered (beneficial) shareholders who have appointed themselves or another person as a proxyholder, to participate at the Meeting and ask questions, all in real time. Questions not answered at the Meeting (due to time constraints) will be addressed via email after the Meeting. Registered shareholders and duly appointed proxyholders can vote at the appropriate time during the Meeting. All Meeting materials along with an audio recording of the Meeting will be available on CPKC’s website following the Meeting.

Guests, including non-registered beneficial shareholders who have not duly appointed themselves or another person as a proxyholder, can log in to the Meeting as set out below. Guests will be able to listen to the Meeting but cannot vote or ask questions. To access the Meeting, follow the instructions below, as applicable to you:

•	Log in online at https://meetings.lumiconnect.com/400-276-035-378

•	Click “Join” and then enter your Control Number (see below) and Password “CPKC2025” (note the password is case sensitive); OR

•	Click “Guest” and then complete the online form.

In order to find the Control Number to access the Meeting:

•	Registered shareholders: The control number located on the form of proxy or in the email notification you received is your Control Number.

•

Proxyholders: Duly appointed proxyholders, including non-registered (beneficial) shareholders that have appointed themselves or another person as a proxyholder, will receive the Control Number from Computershare by email after the proxy voting deadline has passed.

We recommend that you log in at least one hour before the start time of the Meeting. It is important to ensure you are connected to the internet at all times if you participate in the Meeting online in order to vote when balloting commences. You are responsible for ensuring internet connectivity for the duration of the Meeting.

For additional details and instructions on accessing the Meeting online from your tablet, smartphone or computer, see the Virtual AGM User Guide accompanying the meeting materials.

Technical Assistance

If Shareholders (or their proxyholders) encounter any difficulties accessing the Meeting during the check-in, they may attend the Meeting by clicking “Guest” and completing the online form. The virtual meeting platform is fully supported on Android, ios, Chrome, Firefox, Edge and Safari. Internet explorer is not supported. Shareholders (or their proxyholders) should ensure that they have a strong Internet connection if they intend to attend and/or participate in the Meeting. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Meeting. Internet network security protocols including firewalls, and VPN connections may block access to the virtual meeting platform. If you are experiencing any difficulty connecting or watching the meeting, ensure your VPN setting is disabled or use a computer on a

2025 MANAGEMENT PROXY CIRCULAR 103

network not restricted to security settings of your organization. Technical support can also be accessed at: support-ca@lumiglobal.com. For all other general inquiries, shareholders may also contact Computershare at 1-877-427-7245 (Canada) or 1-514-982-7555 (International/direct dial)

Submitting Questions

Questions or comments can be submitted in the Messaging tab of the webcast platform throughout the Meeting. During the Meeting, shareholders will also be able to provide direct feedback to management during the questions and answer segment of the Meeting. Questions that relate to a specific motion must indicate which motion they relate to at the start of the question (e.g., “Directors”) and must be submitted prior to voting on the motion so they can be addressed at the appropriate time during the Meeting. If questions do not indicate which motion they relate to or are received after voting on the motion, they will be addressed during the general question and answer session, after the formal business of the Meeting and the President and Chief Executive Officer’s remarks.

CPKC values shareholder feedback and expects that shareholders will have substantially the same opportunity to ask questions of the Board and management as if the Meeting were conducted in-person. Consistent with in-person shareholder meetings, the Chair of the Meeting has broad authority and discretion to conduct the meeting in an orderly manner, including the order in which questions are answered, the amount of time devoted to answering any one question and the appropriateness of a question in accordance with the rules of conduct in effect at the Meeting.

Any questions relevant to the Meeting that cannot be answered during the Meeting (due to time constraints) will be addressed via email after the Meeting. All Meeting materials along with an audio recording of the Meeting will be available on CPKC’s website following the Meeting.

How to vote?

You can vote by proxy ahead of the Meeting using all of the voting channels that have been available in the past; this has not changed.

You can vote online during the Meeting by following the instructions below. The voting process is different for registered or non-registered (beneficial) shareholders:

•

you are a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name. Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting.

•

you are a non-registered (beneficial) shareholder if your shares are registered in the name of your nominee (trustee, financial institution or securities broker). Non-registered (beneficial) shareholders must appoint themselves as proxyholder in order to vote at the Meeting. This is because the Company and its transfer agent do not have a record of the non-registered shareholders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder. See the instructions at page 106. If you are a non-registered (beneficial) shareholder and do not appoint yourself as proxyholder, you will still be able to participate as a guest.

Canadian nominees (and their agents or nominees) can only vote your shares if they have received your voting instructions. U.S. brokers and their agents or nominees, however, can vote your shares to appoint the auditor, but are prohibited from voting your shares to elect directors or participate in the advisory vote on executive pay without your voting instructions.

Voting by proxy

Voting by proxy means you appoint someone to be your proxyholder to attend the Meeting and vote your shares for you. Your proxyholder must vote or withhold your shares according to your instructions. Further, if you specify a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

You can appoint a CPKC representative to be your proxyholder, or you can appoint someone else (or an entity). This person does not need to be a shareholder and must be properly appointed to be able to participate as a proxyholder. Simply print the name of the person or entity you would like to appoint in the space provided on the proxy form. Make sure they understand that you have appointed them and that they must participate in the Meeting and vote your shares for you in order for your vote to be counted.

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If you are appointing a proxyholder other than the Management nominees, you must go to http://www.computershare.com/CPKC_AGM by 9:00 a.m. MDT on April 29, 2025, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in and vote at the meeting. Without a Control Number, your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote.

If you appoint a CPKC representative to act as your proxyholder and you do not provide specific voting instructions, they will vote:

FOR	Appoint the auditor The Board recommends you vote FOR the appointment of Ernst & Young LLP as the Company’s auditors.
FOR	Have a say on executive pay (advisory vote) We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.
FOR

Have a say on the Company’s approach to climate change (advisory vote)

We continue to engage stakeholders including our shareholders, on our climate objectives and actions. The Board recommends that you vote FOR our approach to climate change.

FOR

Amendment to By-Law No. 2

The Board recommends that you vote FOR Amended and Restated By-Law No. 2, aligning director nomination deadlines with notice and access practices and enhancing information requirements for proposed director candidates.

FOR

Elect 12 directors

You will be asked to elect 12 directors to serve on our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

Please register for electronic delivery of shareholder materials

Shareholders who have already signed up for electronic delivery of our annual report will continue to receive it by email. If you have not signed up for electronic delivery, please refer to the instructions below:

Registered shareholders – If your shares are registered directly in your name with our transfer agent Computershare Trust Company of Canada, please register for electronic delivery at www.investorcentre.com/cpkc using your personalized Holder Account Number which can be found on the form of proxy.

Non-registered (beneficial) shareholders – Beneficial Shareholders are asked to consider signing up for electronic deliver (“E-delivery”) of the Meeting materials. E-delivery has become a convenient way to make distribution of materials more efficient and is an environmentally responsible alternative by eliminating the use of printed paper and the carbon footprint of the associated mail delivery process. Signing up is quick and easy, go to www.proxyvote.com and sign in with your control number, vote for the resolutions at the meeting and following your vote confirmation, you will be able to select the electronic delivery box and provide an email address. Having registered for electronic delivery, going forward you will receive your Meeting materials by email and will be able to vote on your device by simply following a link in the email sent by your financial intermediary, provided your intermediary supports this service.

We are not sending notice of the Meeting or meeting materials directly to non-objecting beneficial owners (NOBOs). Instead, we have distributed meeting materials to intermediaries for onward distribution to non-registered shareholders. Intermediaries are required to forward these materials along with a voting instruction form to all NOBOs for whom they hold shares unless the NOBO has waived the right to receive them. We do not pay for intermediaries to deliver meeting materials to objecting beneficial owners (OBOs). OBOs will not receive meeting materials unless their intermediary assumes the costs of delivery.

2025 MANAGEMENT PROXY CIRCULAR 105

The table below provides details about the voting process for registered and beneficial shareholders.

	Registered shareholders	Non-registered (beneficial) shareholders

	Your package includes a proxy form	Your package includes a voting instruction form or a proxy form restricted to the number of shares you own and executed by your nominee

Vote your shares by proxy

You can vote by phone, mobile device or on the internet, 24 hours a day, seven days a week at www.investorvote.com. You will need your Control Number (found on your form of proxy).

Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided.

You or your authorized attorney must sign the proxy for it to be valid. If the shares are held by a corporation, the form must be signed by an authorized officer or representative.

Note:

•  To appoint someone other than the CPKC representatives to be your proxyholder and vote your shares at the Meeting, you may do so by mail or on the internet only.

Your form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you’re mailing the form.

Non-registered shareholders who do not object to their name being made known to the Company may be contacted by our proxy solicitors to assist in conveniently voting their CPKC shares directly by telephone. CPKC may also utilize the Broadridge QuickVoteTM service to assist such shareholders with voting their CPKC shares.

If you participate in our ESPP, your shares are held in a custodial account until withdrawn according to the terms of the plan. You either received a voting information form or details about how you can access the materials electronically. Make sure you submit your voting instructions by the deadline so Computershare can vote your shares for you.

Vote your shares online during the Meeting	Your Control Number for the Meeting will be located on the proxy form or received via email. Follow the instructions above to access the Meeting and cast your ballot online during the designated time.

If you wish to vote online during the Meeting, you must appoint yourself as your proxyholder.

To appoint yourself as proxyholder, print your name in the space provided on the proxy or voting instruction form sent to you and follow the instructions provided by your intermediary before the deadline provided.

Follow the instructions above to access the Meeting and cast your ballot online during the designated time. You will receive the Control Number for the Meeting from Computershare by email after the proxy voting deadline has passed.

If another matter is properly brought before the Meeting, your proxyholder has discretionary authority to vote on the item as they see fit. As of the date of this proxy circular, management is not aware of an amendment, variation or other matter that may be brought before the Meeting.

Voting deadline

To be effective, your proxy must be received before 9:00 a.m. (Mountain Daylight Time) on Tuesday, April 29, 2025 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding any adjournments of the Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice. CPKC reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

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PROXY CIRCULAR PART VI – DELIVERY OF MEETING MATERIALS AND VOTING INFORMATION

Tabulating the votes

As our registrar, Computershare will count and tabulate the proxies for us. They will keep the individual shareholder votes confidential, except if there are proxies that have comments that are clearly intended for management or to meet legal requirements.

Changing your vote

You can revoke your proxy at any time, by voting again on the internet or by phone, by submitting a new completed proxy form or voting information form not less than 24 hours prior to the time fixed for holding the Meeting, or in accordance with the following instructions:

If you are a beneficial shareholder and you are submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly.

Registered holders can also revoke their previous instructions by sending a notice in writing from themselves or their authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific Kansas City Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 at any time before 9:00 a.m. (Mountain Daylight Time) on Tuesday, April 29, 2025 or 24 hours (excluding Saturdays, Sundays, and holidays) prior to the time fixed for the holding of any adjournment of the Meeting, or in any other manner permitted by law. If you have followed the process for participating in and voting at the Meeting online, casting your vote online during the Meeting will revoke your previous proxy.

Registrar and transfer agent

You can contact Computershare, our registrar and transfer agent, by telephone, on the internet or by mail:

Call	1.877.427.7245 (within Canada and the United States) from 8:30 a.m. to 8:00 p.m. Eastern Time, or 1.514.982.7555 (international direct dial)
Email	service@computershare.com
Go to www.investorcentre.com/cpkc Send your letter to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1

Questions on how to vote?

Contact Kingsdale Advisors, our strategic shareholder advisor:

Call	1.866.879.7649 (call toll free in North America) 647.251.9709 (call and text enabled outside of North America)
Email	contactus@kingsdaleadvisors.com

Or you can write to them at:

Kingsdale Advisors

120 Front Street East

2nd Floor

Toronto, Ontario MSA 4L9

Need additional information or assistance?

For additional information regarding voting by proxy before the meeting, voting online, attending the virtual meeting (including technical and logistical issues related to accessing the virtual meeting) or other general proxy matters, please contact Computershare at 1.877.427.7245 (Canada/U.S.) or 1.514.982.7555 (international/direct dial).

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PART VII – OTHER INFORMATION

Internal controls and certification

The Board and Audit and Finance Committee oversee the integrity of our internal control and management information systems and those of our subsidiaries.

The internal control and systems have been designed by the CEO, CFO and Senior Vice-President, Accounting, Planning and Procurement, and are reviewed regularly by them as well as the internal audit department and our external auditor.

Each organizational owner is required to review the operation of the key internal controls in their area of responsibility every quarter, report any changes to the Office of the Senior Vice-President Accounting, Planning and Procurement, and confirm the effectiveness of the controls.

In accordance with the requirements of Section 404 of the Sarbanes-Oxley Act, management has assessed the effectiveness of the internal controls over financial reporting in accordance with the criteria set out by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework (2013). Management has determined that we have maintained effective control over financial reporting as of December 31, 2024 and reported its findings to the Audit and Finance Committee.

The CEO and CFO certify annually and quarterly that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for CPKC and CPRC. We have filed the certifications with the SEC as an exhibit to our 2024 annual report on Form 10-K and file them as an exhibit to our quarterly reports on Form 10-Q. We are an issuer listed in Canada and the United States, and we meet the Canadian requirements by filing these certifications annually and quarterly.

Senior management and our Disclosure Policy Committee review the financial statements and other financial disclosure prior to the review and approval by the Audit and Finance Committee and the Board and prior to filings with applicable regulators. The CEO and CFO also certify that the information filed does not contain any untrue statements of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, our financial condition, results of our operations and cash flows.

Pre-approval of audit services and fees

The Audit and Finance Committee has a written policy for pre-approving audit and non-audit services by the external auditor and their fees, in accordance with the applicable laws and requirements of stock exchanges and securities regulatory authorities.

The policy sets out the following governance procedures:

•	The Audit and Finance Committee pre-approves the terms of the annual engagement of the external auditor.
•	The Audit and Finance Committee is responsible for pre-approving annual audit and non-audit services, as well as pre-approving the external auditor’s compensation for audit and non-audit services.
•

The Senior Vice-President, Accounting, Planning and Procurement submits reports at least quarterly to the Audit and Finance Committee listing the services that were performed or planned to be performed by the external auditor.

•

Any additional services to be provided by the external auditor that were not included in the list of pre-approved services or any services to be performed that will exceed the budgeted amount by more than 10 percent must each be pre-approved by the Audit and Finance Committee or the committee chair. The committee chair must report any additional pre-approvals at the next committee meeting.

•	The Audit and Finance Committee reviews the policy as necessary to make sure it continues to reflect our needs.
•	Our Chief Internal Auditor monitors compliance with the policy.

The Audit and Finance Committee or committee chair must be satisfied that any services it pre-approves will not compromise the independence of the external auditor. The committee pre-approved all services performed by the external auditor in 2024, in accordance with the policy.

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Loans to directors and officers

As at the date of this proxy statement, there were no loans or indebtedness outstanding to any directors, executive officers employees and former executive officers, directors and employees of the Company or any of its subsidiaries. This includes guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the Company or any of our subsidiaries.

Directors’ and officers’ insurance

The Company has liability insurance to protect its directors, officers (and employees in certain circumstances) and subsidiaries, from losses they may incur as a result of wrongful acts actually, or allegedly committed or attempted in, the course of their acting for CPKC.

About Non-GAAP measures

The Company presents Non-GAAP measures to provide an additional basis for evaluating underlying earnings and liquidity trends in the Company’s current period’s financial results that can be compared with the results of operations in prior periods. Management believes these Non-GAAP measures facilitate a multi-period assessment of long-term profitability.

These Non-GAAP measures have no standardized meaning and are not defined by GAAP and therefore may not be comparable to similar measures presented by other companies. The presentation of these Non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

The Company uses Core adjusted combined OI, Core adjusted combined OR, Core adjusted combined income, and Core adjusted combined diluted EPS to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. In addition to the Core adjusted combined Non-GAAP performance measures noted above, other Non-GAAP liquidity measures include Adjusted combined free cash and Adjusted combined net debt to adjusted combined EBITDA ratio. Core adjusted combined measures are presented to provide a comparison to prior period financial information as adjusted to exclude certain significant items and KCS purchase accounting. The most directly comparable GAAP measures to certain Non-GAAP measures already include KCS’s net income attributable to shareholders as a result of applying the equity method of accounting since the acquisition of shares of KCS on December 14, 2021. For example, CPKC’s year ended December 31, 2023 diluted EPS, which included equity earnings of KCS for the period January 1 through April 13, 2023, is used to reconcile to Core adjusted combined diluted EPS. Conversely, the most directly comparable GAAP measures to the other Non-GAAP measures do not include KCS’s equity earnings. For example, the OR, which is used to reconcile to Core adjusted combined OR, did not include KCS’s OR for the period January 1 through April 13, 2023, as equity income was recognized within non-operating earnings. These measures are calculated by (1) adding KCS historical GAAP results and giving effect to transaction accounting adjustments in a manner consistent with Article 11, where applicable, and (2) adjusting for KCS purchase accounting and significant items that management believes affect the comparability between periods.

Management believes these Non-GAAP measures provide meaningful supplemental information about our operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount or provide improved comparability to past performance. As a result, these items are excluded for management assessment of operational performance, allocation of resources, and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, acquisition-related costs, the merger termination payment received, KCS’s gain on unwinding of interest rate hedges (net of CPKC’s associated purchase accounting basis differences and tax), as recognized within “Equity earnings of Kansas City Southern” in the Company’s Consolidated Statements of Income, loss on derecognition of CPKC’s previously held equity method investment in KCS, discrete tax items, changes in the outside basis tax difference between the carrying amount of CPKC’s equity investment in KCS and its tax basis of this investment, a deferred tax recovery related to the elimination of the deferred tax liability on the outside basis difference of the investment, settlement of Mexican taxes relating to prior years, changes in income tax rates, changes to an uncertain tax item, and certain items outside the control of management. Acquisition-related costs include legal, consulting, financing fees, integration costs consisting of third-party services and system migration, debt exchange transaction costs, community investments, fair value gain or loss on foreign exchange (FX) forward contracts and interest rate hedges, FX gain on U.S. dollar-denominated cash on hand from the issuances of long-term debt to fund the KCS acquisition, restructuring, employee retention and synergy incentive costs, and transaction and integration costs

2025 MANAGEMENT PROXY CIRCULAR 109

incurred by KCS. These items may not be non-recurring, and may include items that are settled in cash. Specifically, due to the magnitude of the acquisition, its significant impact to the Company’s business and complexity of integrating the acquired business and operations, the Company expects to incur acquisition-related costs beyond the year of acquisition. Management believes excluding these significant items from GAAP results provide an additional viewpoint which may give users a consistent understanding of the Company’s financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide additional insight to investors and other external users of the Company’s financial information.

In addition, these measures exclude KCS purchase accounting. KCS purchase accounting represents the amortization of basis differences being the incremental depreciation and amortization in relation to fair value adjustments to properties and intangible assets, incremental amortization in relation to fair value adjustments to KCS’s investments, amortization of the change in fair value of debt of KCS assumed on the Control Date, and depreciation and amortization of fair value adjustments that are attributable to non-controlling interest, as recognized within “Depreciation and amortization”, “Other expense”, “Net interest expense”, and “Net loss attributable to non-controlling interest,” respectively, in the Company’s Consolidated Statements of Income. During the periods prior to the Control Date, KCS purchase accounting represents the amortization of basis differences, being the difference in value between the consideration paid to acquire KCS and the underlying carrying value of the net assets of KCS immediately prior to its acquisition by the Company, net of tax, as recognized within “Equity earnings of Kansas City Southern” in the Company’s Consolidated Statements of Income. All assets subject to KCS purchase accounting contribute to income generation and will continue to amortize over their estimated useful lives. Excluding KCS purchase accounting from GAAP results provides financial statement users with additional transparency by isolating for the impact of KCS purchase accounting.

Core adjusted combined income is calculated as Net income attributable to controlling shareholders reported on a GAAP basis adjusted for significant items less KCS purchase accounting. Core adjusted combined diluted EPS is calculated using Diluted EPS reported on a GAAP basis adjusted for significant items less KCS purchase accounting. Core adjusted combined OI and Core adjusted combined OR are calculated from reported GAAP revenue and operating expenses adjusted for (1) KCS operating income prior to the Control Date and giving effect to transaction accounting adjustments in a consistent manner with Article 11, where applicable, (2) significant items (acquisition-related costs) that are reported within Operating income, and (3) KCS purchase accounting recognized in Depreciation and amortization and Purchased services and other.

Core adjusted combined ROIC is calculated as Core adjusted combined return divided by Core adjusted combined average invested capital. Core adjusted combined return is defined as Net income attributable to controlling shareholders adjusted for interest expense, tax effected at the Company’s core adjusted annualized effective tax rate, significant items, and KCS purchase accounting, tax effected at the applicable tax rate. Core adjusted combined average invested capital is defined as the sum of total Shareholders’ equity, Long-term debt, and Long-term debt maturing within one year, as presented in the Company’s Consolidated Financial Statements, incorporating KCS’s debt at its carrying value prior to Control Date, each averaged between the beginning and ending balance over a trailing 12-month period, adjusted for the impact of the unamortized fair value adjustment made to debt upon acquisition of KCS, and the impact of significant items and KCS purchase accounting, tax effected at the applicable tax rate, on closing balances as part of this average. Core adjusted combined ROIC excludes significant items reported in the Company’s Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount, the impact of KCS purchase accounting, interest expense, net of tax, interest expense incurred by KCS during the trust period, net of taxes, and the unamortized discount from the fair value adjustment of KCS debt in the ending debt balance for the periods presented to incorporate returns on the Company’s overall capitalization. CPKC uses Core adjusted combined ROIC to measure how productively the Company uses its long-term capital investments, representing indicators of good operating and investment decisions made by management. In addition, it is an important performance criterion in determining certain elements of the Company’s long-term incentive plan. Core adjusted combined ROIC is reconciled from Return on average shareholders’ equity, the most comparable measure calculated in accordance with GAAP.

Adjusted combined free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations, the operating cash flow impacts of acquisition-related costs associated with the KCS transaction, settlements of Mexican taxes, and settlement of foreign currency forward contracts, net of tax. The acquisition-related costs associated with the KCS acquisition, settlements of Mexican taxes, and settlement of foreign currency forward contracts, net of tax, are not indicative of operating trends and have been excluded from Adjusted combined free cash. In addition, KCS’s cash from operating activities, investing activities, and changes in cash and cash

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PROXY CIRCULAR PART VII – OTHER INFORMATION

equivalents balances resulting from FX fluctuations as reported prior to the Control Date are added to CPKC’s Adjusted free cash (as defined above). KCS’s cash flows are further adjusted for KCS’s operating cash flow impacts of acquisition-related costs incurred prior to the Control Date. Dividends received from KCS by CPKC prior to the Control Date are deducted in order to eliminate inter-company cash activities. Cash acquired from control of KCS, investment in government securities and proceeds from settlement of government securities, as part of the satisfaction and discharge of the KCS notes maturing in 2023 that were not included in the debt exchange transaction, are excluded from Adjusted combined free cash as they are not indicative of investment trends. Adjusted combined free cash is useful to investors and other external users of the Company’s Consolidated Financial Statements as it assists with the evaluation of the Company’s ability to generate cash to satisfy debt obligations and other activities such as dividends, share repurchase programs, and other strategic opportunities, and is an important performance criterion in determining certain elements of the Company’s long-term incentive plan. Adjusted combined free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Adjusted combined net debt to Adjusted combined EBITDA ratio is calculated as Adjusted combined net debt divided by Adjusted combined EBITDA. The Adjusted combined net debt to Adjusted combined EBITDA ratio is a key credit measure used to assess the Company’s financial capacity. The ratio provides information on the Company’s ability to service its debt and other long-term obligations from operations, excluding significant items, and is an important performance criterion in determining certain elements of the Company’s long-term incentive plan. The Adjusted combined net debt to Adjusted combined EBITDA ratio is reconciled from the Long-term debt to Net income attributable to controlling shareholders ratio, the most comparable measure calculated in accordance with GAAP. Adjusted combined net debt is defined as Long-term debt, and Long-term debt maturing within one year as reported on the Company’s Consolidated Balance Sheets adjusted for pension plans’ deficit, operating lease liabilities, and Cash and cash equivalents, and the fair value adjustment to KCS debt upon Control which is recognized under Long-term debt on the Company’s Consolidated Balance Sheet. Adjusted combined net debt is used as a measure of debt and long-term obligations as part of the calculation of Adjusted combined net debt to Adjusted combined EBITDA. Adjusted combined EBITDA is calculated as Net income attributable to controlling shareholders before Net interest expense, Income tax recovery, Depreciation and amortization, and Operating lease expense recognized on Company’s Consolidated Statement of Income, as well as KCS’s Net interest expense, Income tax expense, Depreciation and amortization, and Operating lease expense recognized in Equity earnings by the Company prior to the Control Date, excluding significant items reported in Operating income, Equity earnings of KCS, and Other expense, less Other components of net periodic benefit recovery recognized on the Company’s Consolidated Statement of Income. Adjusted combined EBITDA is used as a measure of liquidity derived from operations, excluding significant items, as part of the calculation of Adjusted combined net debt to Adjusted combined EBITDA.

Although CPKC has provided a forward-looking Non-GAAP measure (Adjusted combined net debt to Adjusted combined EBITDA ratio), management is unable to reconcile, without unreasonable efforts, the forward-looking Adjusted combined net debt to Adjusted combined EBITDA ratio to the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In recent years, CPKC has recognized acquisition-related costs, KCS purchase accounting, adjustments to provisions and settlements of Mexican taxes, changes in income tax rates and a change to an uncertain tax item. These or other similar, large unforeseen transactions affect Long-term debt to Net income attributable to controlling shareholders ratio but may be excluded from CPKC’s Adjusted combined net debt to Adjusted combined EBITDA ratio. Additionally, the U.S.-to-Canadian dollar exchange rate is unpredictable and can have a significant impact on CPKC’s reported results but may be excluded from CPKC’s Adjusted combined net debt to Adjusted combined EBITDA ratio.

For reconciliations of Core adjusted combined diluted EPS and Core adjusted combined OR to the closest comparable GAAP measures, see Non-GAAP Measures at pages 70-76 in our 10-K for the year ended December 31, 2024. You can find our Annual Report on Form 10-K in our 2024 annual report on our website (investor.cpkcr.com/financials), on SEDAR+ (www.sedarplus.ca) and on EDGAR (www.sec.gov).

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC and the securities commissions or similar regulatory authorities in Canada, and the exhibits filed with the report, are available on the Company’s website at investor.cpkcr.com/financials, on SEDAR+ (www.sedarplus.ca) and on EDGAR at www.sec.gov. Financial information relating to the Company is included in the Company’s Audited Consolidated Financial Statements for the fiscal year ended December 31, 2024, and the related Management’s Discussion and Analysis is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Information on or connected to our website, even if referred to in this proxy circular, is not part of this proxy circular.

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PART VIII – BOARD TERMS OF REFERENCE

Canadian Pacific Kansas City Limited and Canadian Pacific Railway Company

Board of Directors Terms of Reference

The Term “Corporation” herein shall refer to each of Canadian Pacific Kansas City Limited (“CPKC”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors” and “Board of Directors” shall refer to the Board, Directors or Board of Directors of CPKC or CPRC, as applicable.

A.	Board of Directors and Procedures

1.	Purpose

The Canada Business Corporations Act (“CBCA”) provides that the Board of Directors (“Board”) shall manage, or supervise the management of, the business and affairs of the Corporation subject to any unanimous shareholder agreement, and further that every Director and officer shall: act honestly and in good faith with a view to the best interests of the Corporation; and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

As the Board has overall plenary power, these Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties.

2.	Composition of the Board of Directors

The members of the Boards of both CPKC and CPRC shall be identical. The election of Directors is by the shareholders; however, it is a policy of the Board that a substantial majority of the Directors shall meet all applicable standards with respect to being independent and unrelated to the Corporation, set forth in applicable securities laws, Canadian Securities Administrators’ policies and the rules of any stock exchange on which the Corporation’s securities are listed for trading (the “Independent Directors”). Determinations as to whether a particular Director satisfies the requirements for Board membership shall be affirmatively made by the full Board based on a broad consideration of all relevant facts and circumstances required or permitted to be considered under applicable laws, policies or rules.

3.	Election of Directors

The Board shall propose, upon recommendation by its Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSRC”), nominees to the Board for election by shareholders at the Corporation’s annual meeting of shareholders.

4.	Appointment of Board Chair

The Board shall appoint a Chair, who shall meet the independence requirements set forth in paragraph 2 of these Terms of Reference and shall not be an officer of the Corporation or any of its affiliates.

5.	Meetings of Independent Directors

The independent Directors on the Board shall have an in camera session at each regularly scheduled meeting of the Board without management participation. The independent Directors shall designate, and the Corporation shall disclose in the Corporation’s management proxy circular the name of, the Director who will preside at such executive sessions.

6.	Attendance of Others at Board Meetings

At the invitation of the Chair of the Board, individuals who are not Directors may attend any meeting of the Board.

7.	Directors’ Duties

Each Director is expected to attend each meeting of the Board and the Board committees of which he or she is a member. Information relevant to the Board’s or a committee’s consideration of matters to be discussed at a meeting will, whenever possible, be distributed to Directors sufficiently in advance of the meeting date to permit Directors to prepare for a discussion of such matters. Sensitive subject matters may be discussed at meetings of the Board or relevant committee without written materials being distributed to Directors. Directors may consider the interests of constituencies such as employees, customers, suppliers and the public at large in determining the long and short-term interests of the Corporation and its shareholders.

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Each Director is expected to maintain or enhance his or her skills and abilities as a director, including skills and abilities related to his or her duties on Board committees.

8.	Remuneration of Directors

Except for Directors who are also officers of the Corporation, no Director shall receive from the Corporation any compensation other than the fees to which he or she is entitled as a Director of the Corporation or a member of a committee of the Board. Directors who are also officers of the Corporation shall not be entitled to receive any Directors’ fees or other compensation in respect of their duties as Directors of the Corporation.

9.	Use of Outside Legal, Accounting or Other Advisers

Individual members of the Board may engage outside, legal, accounting or other advisers, at the expense of the Corporation, to obtain advice and assistance in respect of matters relating to their duties, responsibilities and powers as Directors, provided such engagement is first approved by the CGNSRC.

B.	Mandate

10.   Management is responsible for the management of the Corporation. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall supervision of, and guidance and direction to, management.

In fulfilling its mandate, the Board shall, among other things:

Committees and Committee Terms of Reference

(a)

establish an Audit and Finance Committee, a Management Resources and Compensation Committee (the “MRCC”), a Risk and Sustainability Committee (the “RSC”) and the CGNSRC, each comprised entirely of independent Directors, and an Integration Committee for as long as the Board deems necessary, and may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board’s responsibilities that lawfully may be delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee;

(b)	consider recommendations of the CGNSRC from time to time regarding the composition and terms of reference of the committees of the Board;

Corporate Governance

(c)

consider recommendations of the CGNSRC regarding the Corporation’s approach to governance issues and the adoption of corporate governance principles and guidelines for the Corporation, as well as the disclosure thereof in the Corporation’s annual report or management proxy circular;

(d)	consider recommendations of the CGNSRC regarding the adoption or amendment of:

•

a code of business ethics applicable to Directors, officers and employees of the Corporation prescribing standards that are reasonably designed to promote integrity and honest and ethical conduct and deter wrongdoing, and

•

a code of ethics applicable to the chief executive officer and senior financial officers of the Corporation prescribing standards that are reasonably designed, in addition to deterring wrongdoing and promoting integrity and honest and ethical conduct, to promote full, fair, accurate, timely and understandable disclosure in accordance with applicable legal requirements, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of such code, and accountability for adherence to such code, and monitor any waivers granted by the CGNSRC from the aforementioned codes;

(e)

develop and annually review a disclosure and insider trading and reporting policy for the Corporation that, inter alia: addresses how the Corporation shall interact with analysts and the public; and contains measures for the Corporation to avoid selective disclosure;

(f)	develop and periodically review policies with respect to decisions and other matters requiring Board approval;

(g)	develop and periodically review policies and procedures for receiving feedback from shareholders with respect to the affairs of the Corporation;

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Strategy, Operations and Sustainability

(h)	receive regular reports from the Integration Committee with respect to the integration of the Corporation and Kansas City Southern;

(i)

adopt a strategic planning process and annually approve the Corporation’s strategic plan, which takes into account, among other things, the opportunities, risks and sustainability of the Corporation’s business;

(j)	with the input from the RSC, oversee management in its execution of the Corporation’s operational activities/plans;

Audit and Finance

(k)	authorize and direct the Audit and Finance Committee to assist the Board in overseeing:

(i)	the review of the annual and interim financial statements of the Corporation;

(ii)	the integrity and quality of the Corporation’s financial reporting and systems of internal control and risk management;

(iii)	the Corporation’s compliance with applicable legal and regulatory requirements;

(iv)	the qualifications, independence, engagement, compensation and performance of the Corporation’s external auditors, including pre-approval of all audit and non-audit services and fees;

(v)	the performance of the Corporation’s internal audit function;

(vi)	the Corporation’s financial plans and programs relating to treasury operations, credit facilities and credit ratings, and financial risks and contingent exposures; and

(vii)	the pension plans sponsored by the Corporation and/or some of its subsidiaries from time to time;

(l)	monitor the integrity of the Corporation’s internal control over financial reporting, disclosure controls and procedures and management information systems;

Finance Matters

(m)	provide oversight of the Corporation’s capital structure and capital allocation;

(n)	provide oversight of the Corporation’s dividend policy and actions related thereto;

(o)	annually review and approve the Corporation’s budget, including planned capital and operating expenditures, financing plans and strategies;

(p)	review and monitor throughout the year the Corporation’s actual expenditures in relation to the approved budget;

(q)	consider and approve, in accordance with the CBCA, any repurchase of shares of CPKC; and

(r)	with the input from the RSC, oversee strategic options and opportunities for the Corporation, including acquisitions and divestitures.

Environmental and Safety Matters

(s)

consider reports and recommendations of management and the RSC with respect to the Corporation’s environmental and safety policies and procedures and any issues relating to environmental and safety matters and management’s response thereto;

Succession Planning

(t)	develop, upon recommendation of the MRCC, and monitor a succession plan for senior officers of the Corporation, including appointing, training and monitoring overall performance of senior management;

Oversight and Compensation of Management

(u)	consider recommendations of the MRCC with respect to:

(i)

the appointment of officers of the Corporation and the compensation of Senior Vice Presidents and above, other than the Chief Executive Officer (whose compensation must be approved by the independent Directors);

(ii)	the compensation philosophy and programs of the Corporation generally;

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PROXY CIRCULAR PART VIII – BOARD TERMS OF REFERENCE

(iii)	the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase or other similar plans, in which officers are or may be eligible to participate;

(iv)

the adoption of and amendments to, if any, a clawback policy that is compliant with the U.S. Securities and Exchange Commission’s Dodd-Frank Clawback Rule and related listing standards adopted by the New York Stock Exchange;

(v)	the adoption of and amendments to, if any, any other clawback policy of the Corporation;

(vi)	the establishment of performance objectives and the conduct of performance evaluations for the senior officers referenced in clause (i) of this paragraph (t); and

(vii)	the amendment of the Corporation’s retirement plans;

(v)

to the extent feasible, satisfy itself as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

(w)	communicate to management and periodically review the Board’s expectations regarding management’s performance and conduct of the affairs of the Corporation;

Risks

(x)

with the assistance of the RSC and other Board committees, review the principal risks of the Corporation’s business and oversee the implementation of appropriate risk assessment and risk management policies and processes to manage these risks, and review and, with the assistance and upon recommendation of the RSC, provide guidance to management on any outcomes, findings and issues arising in connection with the risk assessment and risk management policies and processes;

Directors Qualifications, Compensation, Education and Orientation

(y)	consider the advice and input of the CGNSRC regarding:

(i)	the competencies and skills that the Board, as a whole, should possess;

(ii)	the competencies, skills and personal and other qualities that the existing Directors possess;

(iii)

a process to determine, in light of the opportunities and risks facing the Corporation, what competencies, skills and personal qualities are required for new Directors in order to add value to the Corporation; and

(iv)	a policy respecting the size and composition of the Board, with a view to facilitating effective decision-making;

and propose nominees for election as Directors;

(z)	consider recommendations of the CGNSRC with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director;

(aa)

develop a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its committees and the contributions that individual Directors are expected to make, and develop a program of continuing education for all Directors, so that they may maintain or enhance their skills and abilities as directors and ensure that their knowledge and understanding of the Corporation’s business remains current;

Position Descriptions

(bb)

develop clear position descriptions for the Chair of the Board and the Chairs of each of the Board committees and, together with the Chief Executive Officer, develop a clear position description for the Chief Executive Officer which delineates management’s responsibilities; and

Assessment of Board and Committee Effectiveness

(cc)

consider recommendations of the CGNSRC for the development and monitoring of processes for assessing the effectiveness of the Board, the committees of the Board and the contribution of individual Directors, which assessments shall be made annually.

Current as of:
October 22, 2024

2025 MANAGEMENT PROXY CIRCULAR 115

APPENDIX A

CANADIAN PACIFIC KANSAS CITY LIMITED AMENDED AND RESTATED BY-LAW NO. 2

An amended and restated by-law relating to certain procedural requirements for the election of directors of Canadian Pacific Kansas City Limited.

1.01	Definitions

In this By-law, which may be cited as By-law No. 2, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

“Articles” means the articles of Corporation as defined in the Act;

“Board” means the Board of Directors of the Corporation;

“Corporation” means Canadian Pacific Kansas City Limited; and

“public announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.ca.

2.01	Nomination Procedures

Subject only to the Act and the Articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors:

(a)	by or at the direction of the Board, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)

by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided for below in this By-law and on the record date for notice of such meeting of shareholders, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this By-law.

3.01	Timely Notice

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with section 5.01 below.

4.01	Manner of Timely Notice

To be timely, a Nominating Shareholder’s notice to the Secretary of the Corporation must be made:

(a)

in the case of an annual meeting of shareholders (including an annual and special meeting), not less than 30 days prior to the date of the meeting of shareholders; provided, however, that in the event that the meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public

2025 MANAGEMENT PROXY CIRCULAR A-1

announcement (the “Notice Date”) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made;

provided that, in either instance, if notice-and-access (as defined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) is used for delivery of proxy related materials in respect of a meeting described in Section 4.01(a) or (b) above, and the Notice Date in respect of the meeting is not less than fifty (50) days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the fortieth (40th) day before the applicable meeting (but in any event, not prior to the Notice Date); provided, however, that in the event that the meeting is to be held on a date that is less than fifty (50) days after the Notice Date, notice by the Nominating Shareholder shall be made, in the case of an annual meeting of shareholders, not later than the close of business on the tenth (10th) day following the Notice Date and, in the case of a special meeting of shareholders, not later than the close of business on the fifteenth (15th) day following the Notice Date.

5.01	Proper Form of Timely Notice

To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Corporation must set forth:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (each, a “Proposed Nominee”):

(i)	the name, age, business address and residential address of the Proposed Nominee;

(ii)	the principal occupation or employment of the Proposed Nominee for the last five years;

(iii)	the status of the Proposed Nominee as a “resident Canadian” as defined in the Act;

(iv)

the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the Proposed Nominee as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(v)

a description of any relationship, agreement, arrangement or understanding (including financial, compensatory or indemnity related or otherwise) between the Nominating Shareholder and the Proposed Nominee, or any affiliates or associates of, or any person or entity acting jointly or in concert with the Nominating Shareholder or the Proposed Nominee, in connection with the Proposed Nominee’s nomination and election as director;

(vi)

whether the Proposed Nominee is party to any existing or proposed relationship, agreement, arrangement or understanding with any competitor of the Corporation or its affiliates or any other third party which may give rise to a real or perceived conflict of interest between the interests of the Corporation and the interests of the Proposed Nominee;

(vii)

whether the Proposed Nominee is eligible for consideration as an independent director under the relevant standards contemplated by Applicable Securities Laws or any stock exchange rules that may be applicable to the Corporation; and

(viii)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(b)	as to the Nominating Shareholder giving the notice:

(i)	the name, business and, if applicable, residential address of such Nominating Shareholder;

(ii)

the class or series and number of shares in the capital of the Corporation beneficially owned, or controlled or directed, directly or indirectly, by such Nominating Shareholder or any other person with whom such Nominating Shareholder is acting jointly or in concert (and for each such person any options

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PROXY CIRCULAR

APPENDIX A

or other rights to acquire shares in the capital of the Corporation, any derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) with respect to the Corporation or any of its securities, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iii)

the interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which may be to alter, directly or indirectly, such Nominating Shareholder’s economic interest in a security of the Corporation or such Nominating Shareholder’s economic exposure to the Corporation;

(iv)

full particulars regarding any proxy, contract, arrangement, agreement, understanding or relationship pursuant to which such Nominating Shareholder, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the Board; and

(v)

any information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(c)	written consent duly signed by each Proposed Nominee being named as a nominee for election to the Board and to serve as a director of the Corporation, if elected.

6.01	Notice to be Updated

All information to be provided in a timely notice pursuant to section 5.01 above shall be provided as of the date of such notice. If requested by the Corporation, the Nominating Shareholder shall update such information forthwith so that it is true and correct in all material respects as of the record date for the meeting of shareholders.

The Corporation may also require any Proposed Nominee to furnish such other information, including completion of the Corporation’s directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board under the various rules and standards applicable to the Corporation in the same manner as such rules and standards are applicable to the Corporation’s other directors.

7.01	Eligibility for Nomination as a Director

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this By-law; provided, however, that nothing in this By-law shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

In addition to the provisions of this By-law, a Nominating Shareholder and any Proposed Nominee shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

8.01	Delivery of Notice

Notwithstanding any other provision of this By-law, notice given to the Secretary of the Corporation pursuant to this By-law may only be given by personal delivery, facsimile transmission or by email (to the Secretary of the Corporation), and shall be deemed to have been given and made only at the time it is served by personal delivery, email or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

2025 MANAGEMENT PROXY CIRCULAR A-3

9.01	Board Discretion

Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this By-law.

10.01	Effective Date

Subject to its confirmation by the shareholders in accordance with the Act, this By-law is effective as of October 22, 2024.

MADE this 22nd day of October, 2024.

“signed”	“signed”
Chair of the Board	Corporate Secretary

A-4 CPKC

QUESTIONS?
NEED HELP
VOTING?

CONTACT US

North American

Toll Free Number

1.866.879.7649

E-mail: contactus@kingsdaleadvisors.com

Fax: 1.416.867.2339

Toll Free Facsimile: 1.866.545.5580
Outside North America, Banks and Brokers
Call Collect or Text: 1.647.251.9709

CPKC

cpkcr.com

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Computershare Trust Company of Canada
Transfer Agent for Canadian Pacific Kansas City Limited
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.investorcentre.com/cpkc

Security Class

Holder Account Number

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Form of Proxy - Annual and Special Meeting of Shareholders to be held on April 30, 2025 (the “Meeting”)

This Form of Proxy (the ‘‘Proxy’’) is solicited by and on behalf of Management of Canadian Pacific Kansas City Limited.

Notes to proxy

1.

This proxy is solicited by Management of Canadian Pacific Kansas City Limited (“CPKC” or the “Corporation”). Shareholders are directed to CPKC’s Management Proxy Circular dated March 10, 2025 as may be amended (the “Proxy Circular”) and the Notice of Annual and Special Meeting of Shareholders dated March 10, 2025 (the “Notice”) for more detailed information.

2.

You have the right to appoint a proxyholder, who need not be a shareholder, to participate and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). In addition, you must go to http://www.computershare.com/CPKC_AGM by 9:00 a.m. MDT on April 29, 2025, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in and vote at the Meeting. Without a Control Number, your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote.

3.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.

4.	This Proxy should be signed in the exact manner as the name(s) appear(s) on the Proxy.

5.	If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation.

6.

The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. This Proxy confers discretionary authority on the proxyholder to vote as such proxyholder sees fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or variations to matters identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1, 2, 3 and 4 and FOR the election of each of the Director Nominees in item 5.

Proxies submitted must be received not less than 24 hours (excluding Saturdays, Sundays  and holidays) prior to the time fixed for the Meeting

(or any adjournment thereof) in order to be used at the Meeting.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.	• You can attend the Meeting virtually by visiting the URL provided on the back of this proxy. • For further information on the virtual Meeting see the Proxy Circular.

Instead of mailing this Proxy, you may choose one of the two other voting methods outlined above to vote this proxy.

If you choose to vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

0222OC

This Proxy is solicited by and on behalf of Management of CPKC and will be used at the Annual and Special Meeting of Shareholders to be held via live webcast online at https://meetings.lumiconnect.com/400-276-035-378 on Wednesday, April 30, 2025 at 9:00 a.m. (Mountain Daylight Time) and any adjournment or postponement thereof.

Appointment of Proxy
I/We, being holder(s) of Common Shares of Canadian Pacific Kansas City Limited hereby appoint: Keith E. Creel, or failing him, Cassandra P. Quach, or failing her, Nadeem Velani	OR	Print the name of the person or company you are appointing if it is a person or company other than the Management appointees listed herein.

Note: If you are appointing a proxyholder other than the Management nominees, YOU MUST go to http://www.computershare.com/CPKC_AGM by 9:00 a.m. MDT on April 29, 2025 and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. Without a Control Number, your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote.

as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting. In the absence of any instructions in respect of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1, 2, 3 and 4 and FOR the election of each of the Director Nominees in item 5. Reference should be made to the Notice and the Proxy Circular.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

		For	Withhold

1.	Appointment of the Auditor as named in the Proxy Circular.
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		For	Against

2.	Advisory vote to approve the Corporation’s approach to executive compensation as described in the Proxy Circular.

		For	Against

3.	Advisory vote to approve the Corporation’s approach to climate change as described in the Proxy Circular.

		For	Against
4.	Consider amendments to the Corporation’s Advance Notice By-law (By-Law No. 2).

5.	Election of Directors: You may vote “For” up to twelve (12) nominees for election as director in total.

DIRECTOR NOMINEES	For	Against		For	Against		For	Against

01. Hon. John Baird			02. Isabelle Courville			03. Keith E. Creel

04. Amb. Antonio Garza (Ret.)			05. Arturo Gutiérrez Hernández			06. Hon. Edward R. Hamberger

07. Janet H. Kennedy			08. Henry J. Maier			09. Matthew H. Paull
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10. Jane L. Peverett			11. Andrea Robertson			12. Gordon T. Trafton

The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Circular and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement.

Signature of Proxyholder	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.

DD / MM /YY

If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.
Signing Capacity

Interim Financial Statements	Annual Report	Management Proxy Circular
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 427-7245 or by mail at 100 University Avenue, 8th Floor, Toronto. Ontario M5J 2Y1.	Mark this box if you would like to receive the Management Proxy Circular by mail for next securityholders meeting.

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

C P D Q	3 7 8 1 8 8	A R 2

0222QD